================================================================================

                                                                     EXHIBIT 4.4


                             AEI RESOURCES, INC.,
                                 as Borrower,

                                      and

                          THE GUARANTORS PARTY HERETO
                             ____________________

                                 $500,000,000

                     SENIOR SUBORDINATED CREDIT AGREEMENT

                         Dated as of September 2, 1998
                             ____________________

                           WARBURG DILLON READ LLC,
                      as Arranger and Syndication Agent,

                                      and

                           UBS AG, STAMFORD BRANCH,
                            as Administrative Agent

================================================================================

                               TABLE OF CONTENTS
                               -----------------


          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                                                    Page
                                                                                                    ----
Section 1.  Definitions, Accounting Matters and Rules of Construction............................    1

     1.01.  Certain Defined Terms................................................................    1
     1.02.  Accounting Terms and Determinations..................................................   28
     1.03.  Types of Loans.......................................................................   28
     1.04.  Rules of Construction................................................................   28

Section 2.  Loans, Fees, Register, Prepayments and Replacement of Lenders........................   29

     2.01.  Initial Loans........................................................................   29
     2.02.  Term Loan............................................................................   29
     2.03.  [Reserved]...........................................................................   30
     2.04.  Termination of Initial Loan Commitments..............................................   30
     2.05.  Fees.................................................................................   30
     2.06.  Lending Offices......................................................................   30
     2.07.  Several Obligations of Lenders.......................................................   30
     2.08.  Notes, Register......................................................................   30
     2.09.  Optional Prepayment..................................................................   31
     2.10.  Mandatory Prepayments................................................................   32
     2.11.  Replacement of Lenders...............................................................   33

Section 3.  Interest.............................................................................   34

Section 4.  Payments, Pro Rata Treatment; Computations; Etc......................................   35

     4.01.  Payments.............................................................................   35
     4.02.  [Reserved]...........................................................................   35
     4.03.  Computation..........................................................................   35
     4.04.  Minimum Amounts......................................................................   35
     4.05.  Certain Notices......................................................................   35
     4.06.  Non-Receipt of Funds by Administrative Agent.........................................   36
     4.07.  Right of Setoff, Sharing of Payments, Etc............................................   37

Section 5.  Yield Protection, Etc................................................................   37

     5.01.  Additional Costs.....................................................................   37
     5.02.  Limitation on Types of Loans.........................................................   38
     5.03.  Breakage and Illegality..............................................................   38
     5.04.  Treatment of Affected Loans..........................................................   39
     5.05.  Compensation.........................................................................   39
     5.06.  Net Payments.........................................................................   39

Section 6.  Guarantee............................................................................   41

     6.01.  The Guarantee........................................................................   41
     6.02.  Obligations Unconditional............................................................   41
     6.03.  Reinstatement........................................................................   42

     6.04.  Subrogation; Subordination...........................................................   42
     6.05.  Remedies.............................................................................   42
     6.06.  Instrument for the Payment of Money..................................................   43
     6.07.  Continuing Guarantee.................................................................   43
     6.08.  General Limitation on Guarantee Obligations..........................................   43

Section 7.  Conditions Precedent.................................................................   43

     7.01.  Conditions to Effectiveness of Credit Documents and Obligation to Make Initial Loan..   43
     7.02.  Additional Conditions to Making of Initial Loans.....................................   46
     7.03.  Conditions to Term Loan..............................................................   47
     7.04.  Determinations Under Section 7.......................................................   48

Section 8.  Representations and Warranties.......................................................   48

     8.01.  Corporate Existence..................................................................   48
     8.02.  Financial Condition, Etc.............................................................   48
     8.03.  Litigation...........................................................................   49
     8.04.  No Breach, No Default................................................................   49
     8.05.  Action...............................................................................   49
     8.06.  Approvals............................................................................   49
     8.07.  Representations and Warranties in the Merger Agreement...............................   50
     8.08.  ERISA................................................................................   50
     8.09.  Taxes................................................................................   50
     8.10.  Investment Company Act; Public Utility Holding Company Act; Other Restrictions.......   50
     8.11.  Environmental Matters................................................................   51
     8.12.  Environmental Investigations.........................................................   51
     8.13.  Use of Proceeds......................................................................   51
     8.14.  Subsidiaries.........................................................................   51
     8.15.  [Reserved]...........................................................................   52
     8.16.  [Reserved]...........................................................................   52
     8.17.  Licenses and Permits; Compliance with Laws...........................................   52
     8.18.  True and Complete Disclosure.........................................................   52
     8.19.  Solvency; Etc........................................................................   52
     8.20.  Contracts............................................................................   53
     8.21.  Labor Matters........................................................................   53
     8.22.  Year 2000............................................................................   53

Section 9.  Covenants............................................................................   53

     9.01.  Financial Statements, Etc............................................................   53
     9.02.  Litigation, Etc......................................................................   55
     9.03.  Existence, Compliance with Law; Payment of Taxes; Inspection Rights;
            Performance of Obligations; Etc......................................................   55
     9.04.  Insurance............................................................................   56
     9.05.  Limitation on Lines of Business, Limitation on Management Agreements.................   56
     9.06.  Limitation on Fundamental Changes, Acquisitions or Dispositions......................   56
     9.07.  Limitation on Liens..................................................................   58
     9.08.  Prohibition on Disqualified Capital Stock, Limitation on Indebtedness and
            Contingent Obligations...............................................................   60
     9.09.  Limitation on Investments, Limitation on Creation of Subsidiaries and
            Unrestricted Subsidiaries............................................................   61
     9.10.  Limitation on Dividend Payments......................................................   63
     9.11.  Limitation on Senior Subordinated Indebtedness.......................................   64
     9.12.  Consents.............................................................................   64

     9.13.  Compliance with Environmental Laws...................................................   64
     9.14.  Limitation on Transactions with Affiliates...........................................   65
     9.15.  Limitation on Accounting Changes; Limitation on Investment Company Status............   65
     9.16.  Limitation on Modifications of Certain Documents, Etc................................   65
     9.17.  Interest Rate Protection Agreements..................................................   65
     9.18.  Limitation on Certain Restrictions Affecting Subsidiaries............................   65
     9.19.  Additional Obligors..................................................................   66
     9.20.  Limitation on Leases.................................................................   66
     9.21   Limitation on Other Restrictions on Amendment of Credit Documents....................   66
     9.22.  Triton Disposition...................................................................   66
     9.23.  Limitation on Issuance or Dispositions of Equity Interests of Borrower,
            Subsidiaries and Unrestricted Subsidiaries...........................................   66
     9.24.  Limitation on Payments or Prepayments of Indebtedness or
            Modification of Debt Documents.......................................................   66
     9.25.  Take or Pay Contracts................................................................   67
     9.26.  Tax Sharing Arrangements.............................................................   67
     9.27.  Maintenance of Corporate Separateness................................................   67
     9.28.  Take-Out Financing...................................................................   67
     9.29.  Exchange of Term Notes...............................................................   68
     9.30.  Release of Covenants Upon Conversion.................................................   68

Section 9A. Covenants Applicable to Term Loan....................................................   68

            (a)    Limitation on Restricted Payments.............................................   68
            (b)    Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock......   71
            (c)    Limitation on Liens...........................................................   73
            (d)    Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries..   73
            (e)    Merger, Consolidation, or Sale of Assets......................................   74
            (f)    Transactions with Affiliates..................................................   75
            (g)    Limitation on Issuances and Sales of Equity Interests in Wholly
                        Owned Subsidiaries.......................................................   75
            (h)    Sale of Unrestricted Subsidiary...............................................   75
            (i)    Limitation on Asset Sales.....................................................   75

Section 10. Events of Default....................................................................   76

Section 11. Agents...............................................................................   78

     11.01. General Provisions...................................................................   78
     11.02. Indemnification......................................................................   79
     11.03. Consents Under Other Credit Documents................................................   80

Section 12. Miscellaneous........................................................................   80

     12.01. Waiver...............................................................................   80
     12.02. Notices..............................................................................   80
     12.03. Expenses, Indemnification, Etc.......................................................   80
     12.04. Amendments, Etc......................................................................   81
     12.05. Successors and Assigns...............................................................   82
     12.06. Assignments and Participations.......................................................   82
     12.07. Survival.............................................................................   84
     12.08. Captions.............................................................................   84
     12.09. Counterparts; Interpretation; Effectiveness..........................................   84
     12.10. Governing Law, Submission to Jurisdiction; Waivers, Etc..............................   84
     12.11. Confidentiality......................................................................   84

     12.12. Independence of Representations, Warranties and Covenants............................   85
     12.13. Severability.........................................................................   85
     12.14. Acknowledgments......................................................................   85

Section 13. Subordination........................................................................   85

            (1)    Loans and Notes Subordinated to Senior Indebtedness...........................   85
            (2)    Payment on Loans and Notes in Certain Circumstances, Payment
                           Held in Trust.........................................................   85
                   (A)     No Payments in Certain Circumstances..................................   85
                   (B)     Payments Held in Trust................................................   86
            (3)    Payment Over of Proceeds upon Dissolution, Etc................................   86
                   (A)     Payment Over...........................................................   86
                   (B)     Payments Held in Trust.................................................   86
            (4)    Subrogation...................................................................   87
            (5)    Obligations of Borrower Unconditional.........................................   87
            (6)    Notice to Arrange.............................................................   87
            (7)    Reliance on Judicial Order or Certificate of Liquidating Agent................   88
            (8)    Administrative Agent's Relation to Senior Indebtedness........................   88
            (9)    Subordination Rights Not Impaired by Acts or Omissions of
                           Borrower or Holders of Senior Indebtedness............................   88
            (10)   Lenders Authorize Administrative Agent To Effectuate
                           Subordination of Loans and Notes......................................   89
            (11)   This Section Not To Prevent Events of Default.................................   89
            (12)   Administrative Agent's Compensation Not Prejudiced............................   89
            (13)   No Waiver of Subordination Provisions.........................................   89
            (14)   Acceleration of Loans and Notes...............................................   89

Section 14. Subordination of Guarantee Obligations...............................................   89

     14.01. Guarantee Obligations Subordinated to Guarantor Senior Indebtedness..................   89
     14.02. No Payment on Guarantees in Certain Circumstances, Payments Held in Trusts...........   89
            A.     No Payments in Certain Circumstances..........................................   89
            B.     Payments Held in Trust........................................................   90
     14.03. Payment Over of Proceeds upon Dissolution, Etc.......................................   90
            A.     Payment Over..................................................................   90
            B.     Payments Held in Trust........................................................   91
     14.04. Subrogation..........................................................................   91
     14.05. Obligations of Guarantors Unconditional..............................................   91
     14.06. Notice to Arranger...................................................................   92
     14.07. Reliance on Judicial Order or Certificate of Liquidating Agent.......................   92
     14.08. Arranger's Relation to Guarantor Senior Indebtedness.................................   92
     14.09. Subordination Rights Not Impaired by Acts or Omissions of the Guarantors or
                   Lenders of Guarantor Senior Indebtedness......................................   93
     14.10. Lenders Authorize Arranger To Effectuate Subordination of Guarantee..................   93
     14.11. This Article Not To Prevent Events of Default........................................   93
     14.12. Arranger's Compensation Not Prejudiced...............................................   93
     14.13. No Waiver of Guarantee Subordination Provisions......................................   93
     14.14. Payments May Be Paid Prior to Dissolution............................................   93

          SENIOR SUBORDINATED CREDIT AGREEMENT dated as of September 2,1998, among AEI RESOURCES, INC., as Borrower; the Guarantors party hereto; each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to Section 12.06(b), shall become a "Lender" hereunder (individually, a "Lender" and, collectively, the "Lenders");
                                     ------                          -------
WARBURG DILLON READ LLC, as arranger and syndication agent ("Arrange"); UBS AG,
                                                             -------
Stamford Branch, as administrative agent ("Administrative Agent").
                                           --------------------

          The parties hereto agree as follows:

          Section 1.  Definitions, Accounting Matters and Rules of
                       --------------------------------------------
     Construction.

          1.01.    Certain Defined Terms.  As used herein, the following terms
                   ---------------------
shall have the following meanings:

          "ABR Loans" shall mean Loans that bear interest at rates based upon
           ---------
the Alternate Base Rate.

          "Acquired Businesses" shall mean Zeigler and Kindill.
           -------------------

          "Acquired Debt" means, with respect to any specified Person, (i)
           -------------
Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Acquisitions" means the acquisition by Borrower of: (i) all of the
           ------------
outstanding capital stock of Zeigler Coal Holding Company, (ii) all of the outstanding capital stock of certain subsidiaries of Cyprus Amax Coal Company and certain mining equipment used by such subsidiaries together with an agreement to pay Cyprus Amax Coal Company or its affiliate certain royalties,
(iii) all of the outstanding capital stock of Mid-Vol Leasing, Inc., Mega Minerals, Inc. and Premium Processing, Inc. together with an agreement to pay the former owners of Mid-Vol Leasing, Inc. certain production payments, (iv) all of the outstanding capital stock of Kindill and Hayman, (v) certain of the assets of The Battle Ridge Companies, (vi) the stock of Leslie Resources, Inc. and Leslie Resources Management, Inc. and (vii) certain facilities, equipment and intellectual property through the purchase of a substantial portion of the assets of the Mining Technologies Division of Addington Enterprises, Inc.

          "Additional Assets" means (i) any property or assets (other than
           -----------------
Equity Interests, Indebtedness or rights to receive payments over a period greater than 180 days, other than with respect to coal supply contract restructurings) that are usable by Borrower or a Subsidiary in a Permitted Business or (ii) the Equity Interests of a Person that is at the time, or becomes, a Subsidiary as a result of the acquisition of such Equity Interests by Borrower or another Subsidiary.

          "Additional Obligors" see Section 9.19.
           -------------------

          "Administrative Agent" see the introduction hereto.
           --------------------

          "Advance Date" see Section 4.06.
           ------------

          "AEI" shall mean AEI Holding Company, Inc., a Delaware corporation.
           ---

          "Affiliate" shall mean, with respect to any Person, any other Person
           ---------
which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control"

(including, with its correlative meanings, "controlled by" and "under common
                                            -------------       ------------
control with") shall mean possession, directly or indirectly, of power to direct
------------
or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Notwithstanding the foregoing, solely for purposes of Section 9.14 and Section 9A(f), Borrower shall not be deemed an Affiliate of any Subsidiary and no Subsidiary shall be deemed an Affiliate of any other Subsidiary or Borrower. Each Unrestricted Subsidiary shall be deemed an Affiliate of Borrower and the Subsidiaries.

          "Affiliate Transaction" see Section 9.15.
           ---------------------

          "Agent" means either of Administrative Agent or Arranger.
           -----

          "Agreement" shall mean this Credit Agreement, as amended from time to
           ---------
time.

          "Alternate Base Rate" shall mean for any day, a rate per annum that is
                                                               ---------
equal to the higher of (i) the Federal Funds Rate, plus 0.50%, or (ii) the Prime
                                                   ----
Rate.

          "Applicable Lending Office" shall mean, for each Lender and for each
           -------------------------
Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such type of Loan on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent and Borrower as the office by which its Loans of such Type are to be made and maintained.

          "Applicable Spread" shall mean (a) with respect to LIBOR Loans, 5.50%,
           -----------------
and (b), with respect to ABR Loans, 4.50%, in each case increasing by 0.50% for each period of 90 days (or portion thereof) that the Loans are outstanding. In addition, during the continuance of any Event of Default, the Applicable Spread will increase by 2.00% over the Applicable Spread then in effect.

          "Approved Fund" shall mean, with respect to any Lender that is a fund
           -------------
or commingled investment vehicle that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Arranger" see the introduction hereto.
           --------

          "Asset Sale" means (i) the sale, lease, conveyance or other
           ----------
disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of coal or rights to acquire coal or sales of mining equipment and related parts and services, in each case, in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Borrower and its Subsidiaries taken as a whole will be governed by Section 2.10(a)(iii) and/or
Section 9A(e) and not by the provisions of Section 2. 1 0(a)(iv)), and (ii) the issue or sale by the Borrower or any of its Subsidiaries of Equity Interests of any of Borrower's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2.0 million or (b) for Net Proceeds in excess of $2.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by Borrower to a Subsidiary or by a Subsidiary to Borrower or to another Subsidiary, (ii) an issuance of Equity Interests by a Subsidiary to Borrower or to another Subsidiary, (iii) a Restricted Payment that is permitted by, or an Investment that is not prohibited by, Section 9A(a), (iv) a disposition of Cash Equivalents or obsolete equipment, (v) foreclosures on assets, (vi) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (vii) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry and (viii) the sale or disposition by Borrower or a Subsidiary of its Equity Interest in, or all or substantially all of the assets of, an Unrestricted Subsidiary.

          "Assets Held for Sale" means assets of Borrower reported on the
           --------------------
financial statements of Borrower as assets held for sale in accordance with GAAP.

          "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978.
           ---------------

          "Borrower" shall mean AEI Resources, Inc., a Delaware corporation.
           --------

          "Business Day" shall mean any day (a) on which commercial banks are
           ------------
not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Continuation or Conversion of or into, or an Interest Period for, a LIBOR Loan or a notice by Borrower with respect to any such borrowing, payment, prepayment, Continuation, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Capital Lease," as applied to any Person, shall mean any lease of any
           -------------
Property by that Person as lessee which, in conformity with GAAP, is required to be classified and accounted for as a capital lease on the balance sheet of that Person.

          "Capital Lease Obligations" shall mean, for any Person, all
           -------------------------
obligations of such Person to pay rent or other amounts under a Capital Lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Cash Equivalents" means (a) securities with maturities of one year or
           ----------------
less from the date of acquisition issued or fully guaranteed or insured by the U.S. Government or any agency thereof, (b) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any lender under the Senior Credit Facility or of any commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, except that up to $ 10.0 million of such certificates of deposit, time deposits and overnight deposits may be of or with the Kentucky Bank and Trust Company at any one time, (c) repurchase obligations of any lender under the Senior Credit Facility or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 90 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Rating Group ("S&P") or P-2 by
                                                              -------
Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by
                                -----------
a nationally recognized rating agency if both of S&P and Moody's cease publishing ratings of investments, (e) securities with maturities of one YEAR OR LESS FROM THE DATE of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by ANY LENDER UNDER THE SENIOR Credit Facility or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "CERCLA" shall mean the United States Comprehensive Environmental
           ------
Response, Compensation and Liability Act of 1980, as amended.

          "Change of Control" shall mean:
           -----------------

          (I) prior to the Conversion Date, any transaction or event (including, without limitation, an issuance, sale or exchange of Equity Interests, a merger or consolidation, or a dissolution or liquidation) occurring on or after the date hereof (whether or not approved by the board of directors of Borrower) as a direct or indirect result of which (a) if such transaction or event occurs prior to the consummation of an Initial Public Offering, the Excluded Persons fail to beneficially own, directly or indirectly, shares of Equity Interests of Borrower representing at least a majority (on a fully diluted basis) of the aggregate voting power of the voting Equity Interests of Borrower at the time outstanding or the ability to appoint a majority of the board of directors of Borrower; (b) if such transaction or event is an Initial Public Offering or occurs after the consummation of an Initial Public Offering, (i) any Person or any group (other than the Excluded Persons or the Excluded Group) shall (A) (directly or indirectly) beneficially own in the aggregate shares of Equity

     Interests of Borrower having 33-1/3% or more of the aggregate voting power of all shares of Equity Interests of Borrower at the time outstanding and greater aggregate voting power than the Excluded Persons, collectively, or
     (B) have the right or power to appoint a majority of the board of directors of Borrower or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of Borrower was approved by a vote of at least a majority of the directors of Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the board of directors of Borrower then in office; or (c) if such transaction or event occurs at any time, whether before or after the consummation of an Initial Public Offering, any event or circumstance constituting a "change of control" or other similar occurrence under any documentation evidencing or governing any Indebtedness of any Company in a principal amount in excess of $ 10.0 million (other than under the Credit Documents or any mineral leases or real property leases of any Company not constituting In debtedness) shall occur which results in an obligation of any Company to prepay, purchase, offer to purchase, redeem or defease all or a portion of such Indebtedness. For purposes of this definition, the terms "beneficially
                                                                    ------------
     own" and "group" shall have the respective meanings ascribed to them
     ---       -----
     pursuant to Section 13(d) of the Exchange Act, except that a Person or group shall be deemed to "beneficially own" all securities that such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time; and

          (II) On and after the Conversion Date, the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal, (b) the adoption of a plan relating to the liquidation or dissolution of the Borrower, (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties or (prior to the establishment of a Public Market) a Permitted Group, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Borrower (measured by voting power rather than number of shares), or (iv) the Borrower consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Borrower, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Borrower is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Borrower outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance). For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Borrower will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

          "Closing Date" shall mean the date on which the Initial Loans are made
           ------------
hereunder.

          "Code" shall mean the United States Internal Revenue Code of 1986, as
           ----
amended.

          "Commission" shall mean the United States Securities and Exchange
           ----------
Commission.

          "Commitment Letter" shall mean the Commitment Letter among UBS,
           -----------------
Stamford Branch, Warburg Dillon Read LLC and Coal Ventures, Inc. dated August 3, 1998 together with all exhibits and schedules thereto and incorporated therein, as such letter has been amended to the date hereof

          "Commitments" shall mean the Initial Loan Commitments and the Term
           -----------
Loan Commitments.

          "Common Stock" shall mean the common stock of the Borrower, par value
           ------------
$.01 per share.

          "Companies" shall mean the Obligors and their respective Subsidiaries;
           ---------
and "Company" shall mean any of them. No Unrestricted Subsidiary (including AEI
     -------
and its Subsidiaries until such time as AEI and its Subsidiaries shall cease to constitute Unrestricted Subsidiaries hereunder) is a Company.

          "Consolidated Cash Flow" means, with respect to any Person for any
           ----------------------
period, the Consolidated Net Income of such Person for such period plus (i) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (ii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs, deferred financing fees and original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financing, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iii) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (iv) depreciation, depletion, amortization (including amortization of goodwill and other intangibles) and other noncash expenses (including, without limitation, write downs and impairment of property, plant and equipment and intangibles and other long-lived assets) (excluding any such noncash expense for periods after the Closing Date to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other noncash expenses were deducted in computing such Consolidated Net Income, plus (v) unusual or non-recurring charges incurred within 12 months of the Closing Date, in connection with any of the transactions contemplated by the Transaction Documents, minus
(vi) noncash items increasing such Consolidated Net Income for such period (other than accruals in accordance with GAAP), plus (vii) noncash items decreasing such Consolidated Net Income for such period (other than accruals in accordance with GAAP), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, depletion and amortization and other noncash expenses of, a Subsidiary that is not a Guarantor shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be divided to Borrower by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

          "Consolidated Net Income" means, with respect to any Person for any
           -----------------------
period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, and
(v) the Net Income (or loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to Borrower or one of its Subsidiaries.

          "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary
           -----------------------
of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

          "Contaminant" see Section 8.11.
           -----------

          "Contingent Obligation" shall mean, as to any Person, any direct or
           ---------------------
indirect liability of such Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the
                                 -------------------
"Primary obligor"), including any obligation of such Person (but excluding
----------------
reclamation surety and similar bonds issued in the ordinary course of business or in connection with any acquisition) (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each of (i)-
(iv), a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued
         -------------------
for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract; provided, however, that the
                                                  --------  -------
term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business or obligations for any recoupable advance or minimum royalty payments under any mineral lease or real property lease. The amount of any Contingent Obligation shall (x) in the case of a Guaranty Obligation, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (y) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof.

          "Continue," "Continuation" and "Continued" shall refer to the
           --------    ------------       ---------
continuation pursuant to Section 2.09 of a LIBOR Loan from one Interest Period to the next Interest Period.

          "Contractual Obligation" shall mean as to any Person, any provision of
           ----------------------
any security issued by such Person or of any mortgage, security agreement, pledge agreement, indenture, credit agreement, securities purchase agreement, debt instrument, contract, agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound or subject.

          "Contribution" shall mean the contribution of all of the outstanding
           ------------
capital stock of Borrower to Holding by AEI Enterprises, Inc. and Mr. Larry Addington.

          "Convert" "Conversion" and "Converted" shall refer to a conversion
           -------   ----------       ---------
pursuant to Section 2.09 of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "Conversion Date" shall mean the one-year anniversary of the Closing
           ---------------
Date.

          "Covered Taxes" see Section 5.06(a).
           -------------

          "Credit Documents" shall mean this Agreement, the Notes and each of
           ----------------
the other documents, agreements, instruments, opinions and certificates now or hereafter executed and delivered in connection herewith or therewith.

          "Credit Facilities" means, with respect to Borrower or any of its
          ------------------
Subsidiaries, one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

          "Creditor" shall mean any Agent or any Lender.
           --------

          "Cyprus Purchase Agreement" shall mean the Stock Purchase and Sale
           -------------------------
Agreement dated as of May 28, 1998 between Cyprus Amax Coal Company, a Delaware corporation, and AEI.

          "Debt Issuance" shall mean the incurrence by any Obligor of any
           -------------
Indebtedness after the Closing Date (other than as permitted by Section 9.08).

          "Default" shall mean any event or condition- that constitutes an Event
           -------
of Default or that would become, with notice or lapse of time or both, an Event of Default.

          "Designated Noncash Consideration" means the fair market value of
           --------------------------------
noncash consideration received by Borrower or one of its Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation and executed by the principal executive officer and the principal financial officer of Borrower, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration.

          "Designated Senior Indebtedness" means any Indebtedness outstanding
           ------------------------------
under the Senior Credit Facility.

          "Disposition" shall mean (i) any conveyance, sale, lease, assignment,
           -----------
transfer or other disposition (including by way of merger or consolidation and including any sale-leaseback transaction) of any Property (including receivables and shares of Equity Interests of any Subsidiary or joint venture of any Person) (whether now owned or hereafter acquired) by any Company to any Person other than Borrower or any Wholly Owned Subsidiary, (ii) any issuance or sale by any Subsidiary of its Equity Interests to any Person other than Borrower or any Wholly Owned Subsidiary and any issuance or sale by any Unrestricted Subsidiary of its Equity Interests to any Person other than Borrower or a Wholly Owned Unrestricted Subsidiary, and (iii) any liquidating or other non-ordinary course dividend or distribution received by any Company in respect of any Unrestricted Subsidiary or any joint venture or similar enterprise, excluding, however, in each case any Excluded Disposition.

          "Disposition Event" shall mean the receipt by any Company of proceeds
           -----------------
or distributions of any kind from Property received in consideration for a Disposition.

          "Disqualified Capital Stock" shall mean, with respect to any Person,
           --------------------------
any Equity Interest of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (other than solely for Qualified Capital Stock) or exchangeable or convertible into debt securities of the issuer thereof at the note option of the holder thereof, in whole or in part, on or prior to the date which is 90 days after the Final Maturity Date.

          "Dividend Payment" shall mean dividends (in cash, Property or
           ----------------
obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any Equity Interests or Equity Rights of any Company, but excluding dividends paid through the issuance of additional shares of Qualified Capital Stock and any redemption or exchange of any Qualified Capital Stock of such Obligor through the issuance of Qualified Capital Stock of such Obligor.

          "Dollars" and "$" shall mean lawful money of the United States of
           -------       -
America.

          "Domestic Subsidiary" means a Subsidiary that is (i) formed under the
           -------------------
laws of the United States of America or a state or territory thereof or (ii) as of the date of determination, treated as a domestic entity or a partnership or a division of a domestic entity for United States federal income tax purposes.

          "Eligible Person" shall mean (i) a commercial bank organized under the
           ---------------
laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100.0 million; (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus in a dollar equivalent amount of at least $100.0 million; provided, however, that such bank is acting through
                            --------  -------
a branch or agency located in the country in which it is organized or another country that is also a member of the OECD; (iii) an insurance company, mutual fund entity which is regularly engaged in making, purchasing or investing in loans or securities or other financial institution organized under the laws of the United States, any state thereof, any other country that is a member of the OECD or a political subdivision of any such country with assets, or assets under management, in a dollar equivalent amount of at least $100.0 million; (iv) any Affiliate of a Lender; and (v) any other entity (other than a natural person) which is an "accredited investor" (as defined in Regulation D under the United States Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds, and investment funds. With respect to any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor shall be treated as a single Eligible Person.

          "Environmental Claim" shall mean, with respect to any Person, any
           -------------------
written notice, claim, demand or other communication (collectively, a "claim")
                                                                       -----
by any other Person alleging such Person's liability for any costs, cleanup costs, response or corrective action costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of or resulting from (i) the presence, Release or threatened Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) any violation of any Environmental Law. The term "Environmental Claim" shall include any claim by any Person seeking damages,
 -------------------
contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Laws" shall mean any and all applicable laws, rules or
           ------------------
regulations of any Governmental Authority, any orders, decrees, judgments or injunctions and the common law relating to mining operations and activities or pollution or protection of human health, safety or the environment, including without limitation, ambient air, indoor air, soil, surface water, ground water, wetlands, land or subsurface strata, including, without limitation, those relating to Releases or threatened Releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          "Environmental Requirement" see Section 8.11.
           -------------------------

          "Equity Interests" shall mean, with respect to any Person, any and all
           ----------------
shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the Closing Date.

          "Equity Issuance" shall mean any of (a) any issuance or sale after the
           ---------------
Closing Date by Borrower or any direct or indirect parent of Borrower of (x) any Equity Interests (including any Equity Interests issued upon exercise of any Equity Rights) or any Equity Rights, or (y) any other security or instrument representing an Equity Interest (or the right to obtain any Equity Interest) in the issuing or selling Person, or (b) the receipt by any Company after the Closing Date of any capital contribution (whether or not evidenced by any Equity Interest issued by the recipient of such contribution) other than from any other Company, excluding in each case (i) any issuance of common Equity Interests of Holding to the seller or sellers in consideration for a Permitted Acquisition,
(ii) any issuance or sale of Equity Interests in any Subsidiary (which, for the avoidance of doubt, is treated as a Disposition), (iii) any issuance or sale by Holding of Equity Interests of Holding to employees, directors, officers or consultants pursuant to a benefit or compensation plan in the ordinary course of business, (iv) any issuance of Qualified Capital Stock of Holding to the extent that the proceeds thereof are used for a contemporaneous purchase or redemption of Equity Interests of Holding pursuant to Section 9.10(b)(iii), (v) any issuance of Equity Interests by any Subsidiary to directors or nominees if required by applicable law if resulting in de minimis
                                                                    -- -------
proceeds, (vi) and issuance or sale by Borrower of Equity Interests of Borrower pursuant to the exercise of stock options outstanding on the Closing Date; and
(viii) the issuance of Equity Interests to any Excluded Person.

          "Equity Offering" means any public or private sale of equity
           ---------------
securities (excluding Disqualified Capital Stock) of Borrower, other than any private sales to an Affiliate of Borrower.

          "Equity Rights" shall mean, with respect to any Person, any
           -------------
outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of Equity Interests of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" shall mean the United States Employee Retirement Income
           -----
Security Act of 1974, as amended.

          "ERISA Entity" shall mean any member of an ERISA Group.
           ------------

          "ERISA Event" shall mean (a) any "reportable event," as defined in
           -----------
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any ERISA Entity of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any ERISA Entity from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of or the appointment of a trustee to administer, any Plan; (f) the incurrence by any ERISA Entity of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by an ERISA Entity of any notice, or the receipt by any Multiemployer Plan from any ERISA Entity of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to any Company or any Unrestricted Subsidiary.

          "ERISA Group" shall mean any Company and any Unrestricted Subsidiary
           -----------
and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, any Subsidiary or any Unrestricted Subsidiary, are treated as a single employer under Section 414 of the Code.

          "Event of Default" see Section 10.
           ----------------

          "Excess Unrestricted Subsidiary Disposition Proceeds" means proceeds
           ---------------------------------------------------
from the sale or disposition by Borrower or a Subsidiary of all of its Equity Interest in an Unrestricted Subsidiary not required to prepay the Senior Credit Facility in compliance with Section 9A(k).

          "Exchange Act" shall mean the United States Securities Exchange Act of
           ------------
1934.

          "Exchange Note Trustee" shall mean the trustee in connection with the
           ---------------------
Senior Subordinated Indenture.

          "Exchange Notes" see Section 9.31.
           --------------

          "Excluded Dispositions" shall mean (i) Dispositions for fair market
           ---------------------
value resulting in no more than $10.0 million in aggregate proceeds in any fiscal year; (ii) an exchange of equipment or inventory for like equipment or inventory, provided that the Person effecting such exchange receives substantially equivalent value in such exchange for the Property disposed of;
(iii) any transaction permitted by Section 9.06 (other than clause (g) thereof), any Lien permitted by Section 9.07 and any Investment permitted by Section 9.09; and (iv) any issuance of Equity Interests by any Subsidiary or Unrestricted Subsidiary to directors or nominees if required by applicable law if resulting in de minimis proceeds.
   -- -------

          "Excluded Equity Issuance" shall mean any issuance of Qualified
           ------------------------
Capital Stock of Borrower excluded from the definition of Equity Issuance by virtue of clause (iv) thereof.

          "Excluded Group" shall mean a "group" (as such term is used in
           --------------
Sections 13(d) and 14(d) of the Exchange Act) that includes one or more Excluded Persons; provided, however, that the voting power of the Equity Interests of
         --------  -------
Borrower "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such Excluded Persons (without attribution to such Excluded Persons of the ownership by other members of the "group") represents a majority of the voting power of the Equity Interests "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such group.

          "Excluded Person" shall mean Larry Addington, Bruce Addington, Robert
           ---------------
Addington, Stephen Addington, John Baum, Donald P. Brown, Kevin Crutchfield, Vic Grubb, John Lynch, Bernie Mason, Marc Merritt, Jim Morris, Keith Sieber and any Affiliate of any of the foregoing that is directly or indirectly controlling or controlled by, or under direct or indirect common control with, any of the foregoing.

          "Existing Affiliate Agreement" see Section 9.15.
           ----------------------------

          "Existing Debt" shall mean the Indebtedness of and commitments to make
           -------------
extensions of credit in favor of Borrower and the Subsidiaries under the existing debt instruments and credit facilities listed on Schedule 1.01(e).
                                                          ----------------

          "Federal Funds Rate" shall mean, for any day, the rate per annum
           ------------------                                    --- -----
(rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, however, that (a) if the day for which such
                          --------  -------
rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate quoted to Administrative Agent on such Business Day on such transactions by three federal funds brokers of recognized standing, as determined by Administrative Agent.

          "Fee Letter" shall mean the Fee Letter dated as of August 3, 1998 by
           ----------
and among UBS AG, Stamford Branch, Warburg Dillon Read LLC and Coal Ventures,
Inc.

          "Final Maturity Date" shall mean September 2, 2006.

          "Fixed Change Coverage Ratio" means with respect to any Person and its
           ---------------------------
Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person and its Subsidiaries for such period to the Fixed Charges of such Person and its Subsidiaries for such period. In the event that the referent Person or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made occurs (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be
             ----------------
calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Borrower or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date and (iv) the Fixed Charges attributable to dividends paid to Holding so as to permit Holding to pay cash interest as permitted by Section 9. 1 0(b)(iv) or clause (x) of the second paragraph of Section 9A shall be calculated giving pro forma effect to such dividends as if the same had occurred at the beginning of the applicable four-quarter reference period.

          "Fixed Charges" means, with respect to any Person for any period, the
           -------------
sum, without duplication, of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financing, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of debt issuance costs), (ii) the consolidated interest of such Person and its Subsidiaries that was capitalized during such period, (iii) any interest expense on the portion of Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such guarantee or Lien is called upon), (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of Borrower (other than Disqualified Capital Stock) or to Borrower or a Subsidiary of Borrower, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the effective combined federal, state and local tax rate of such Person for such period, expressed as a decimal, in each case, for Borrower and its Subsidiaries on a consolidated basis and in accordance with GAAP, and (v) in the case of Borrower, dividends paid to Holding so as to permit Holding to pay cash interest on the Discount Notes.

          "Foreign Subsidiaries" means Subsidiaries of the Borrower that are not
           --------------------
Domestic Subsidiaries.

          "GAAP" shall mean generally accepted accounting principles set forth
           ----
as of the relevant date in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

          "Governmental Authority" shall mean any government or political
           ----------------------
subdivision of the United States or any other country or any agency, authority, board, bureau, central bank, commission, department or instrumentality thereof or therein, including, without limitation, any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision.

          "guarantee" means a guarantee (other than by endorsement of negotiable
           ---------
instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Guarantee" shall mean the guarantee of each Guarantor pursuant to
           ---------
Section 6.

          "Guaranteed Obligation" see Section 6.01.
           ---------------------

          "Guarantor Senior Indebtedness" means, with respect to any Guarantor,
           -----------------------------
at any date, (a) all Obligations, if any, of such Guarantor under the Credit Facilities; (b) all Obligations of such Guarantor under Hedging Obligations (including Post-Petition Interest); (c) all Obligations of such Guarantor under standby letters of credit; and (d) all other Indebtedness of such Guarantor for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness unless the instrument under which such Indebtedness of such Guarantor for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to such Guarantor's Guarantee, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes; (b) any Indebtedness among or between such Guarantor and any Subsidiary of such Guarantor; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) Indebtedness evidenced by such Guarantor's Guarantee; (e) Indebtedness of such Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness of such Guarantor; (f) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations); and (g) any obligation that by operation of law is subordinate to any general unsecured obligations of such Guarantor.

          "Guarantors" shall mean Holding and each Subsidiary listed on Schedule
           ----------                                                   --------
1.01(f), and each direct and indirect Subsidiary that guarantees the payment of
-------
the Obligations of Borrower hereunder and under the other Credit Documents pursuant to Section 9.19.

          "Guaranty Obligation" see the definition of Contingent Obligation.
           -------------------

          "Hayman" shall mean Hayman Holdings, Inc. a Kentucky corporation.
           ------

          "Haulage and Delivery Agreement" means that certain agreement dated as
           ------------------------------
of October 22, 1997 between Borrower and TASK, as the same may be extended or renewed from time to time without alteration of the material terms thereof.

          "Hazardous Material" shall mean any pollutant, contaminant, toxic,
           ------------------
hazardous or extremely hazardous substance, constituent or waste, or any other constituent, waste, material, compound or substance subject to regulation under any Environmental Law including, without limitation, petroleum or any petroleum product, including crude oil or any fi-action thereof, polychlorinated biphenyls, urea-formaldehyde insulation and asbestos.

          "Hedging Obligation" means, with respect to any Person, the
           ------------------
obligations of such Person under (i) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices, in each case for the purpose of risk management and not for speculation.

          "Holding" shall mean AEI Resources Holding, Inc.
           -------

          "Holding's Bridge Loan Agreement" means the Senior Credit Agreement,
           -------------------------------
dated as of September 2, 1998, by and among Holding, Warburg Dillon Read LLC, as arranger and syndication agent, UBS AG, Stamford Branch, as administrative agent, and the other lenders party thereto.

          "in the ordinary course of business" shall mean in the ordinary course
           ----------------------------------
of business of Borrower and the Subsidiaries consistent with past practice.

          "incur" shall mean, with respect to any Indebtedness or other
           -----
obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred" and "incurring" shall
                                   ----------    --------       ---------
have meanings correlative to the foregoing). Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Company (or is merged into or consolidates with any Company), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such Person becoming a Company (or being merged into or consolidated with any Company), shall be deemed incurred at the time any such Person becomes a Company or merges into or consolidates with any Company. Neither the accrual of interest, nor the accretion of accreted value, shall be deemed to be an incurrence.

          "Indebtedness" shall mean, for any Person, without duplication, (a)
           ------------
all indebtedness for borrowed money of such Person; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of Property or services (other than trade payables and accrued expenses paid on customary terms incurred in the ordinary course of business on ordinary terms and not more than 90 days past due); (c) all noncontingent reimbursement or payment obligations of such Person with respect to Surety Instruments (such as, for example, unpaid reimbursement obligations in respect of a drawing under a letter of credit, but excluding reclamation, surety and similar bonds and undrawn letters of credit issued in the ordinary course of business or in connection with any acquisition); (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property or businesses; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations of such Person; (g) all net obligations of such Person with respect to Swap Contracts (such obligations to be equal at any time to the aggregate net amount that would have been payable by such Person at the most recent fiscal quarter end in connection with the termination of such Swap Contracts at such fiscal quarter end); (h) all obligations with respect to payments received in consideration of coal or other minerals required to be acquired or produced after the time of payment (including obligations under "take-or-pay" contracts to deliver coal in return for payments already received); (i) all amounts required to be paid by such Person as a guaranteed payment to partners, including any mandatory redemption of shares or interests; (j) all indebtedness of other Persons referred to in clauses (a) through (i) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness; and (k) all Guaranty Obligations of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through 0) above. Indebtedness shall not include accounts extended by suppliers in the ordinary course of business on normal trade terms in connection with the purchase of goods and services or obligations for any recoupable advance or minimum royalty payments under any mineral lease or real property lease. The Indebtedness of any Person shall include any Indebtedness of any partnership in which such Person is the general partner.

          "Indemnitee" see Section 12.03.
           ----------

          "Initial Loan Commitment" shall mean, for each Lender, the obligation
           -----------------------
of such Lender to make Initial Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption "Initial Loan Commitment" (as the same may be reduced from time to time pursuant to Section 2.04 or changed pursuant to
Section 12.06(b)).  The initial aggregate
principal amount of the Initial Loan Commitments is $500.0 million (subject to the limitations set forth in Section 2.01(a)).

          "Initial Loan Commitment Percentage" shall mean, with respect to any
           ----------------------------------
Lender, the ratio of (a) the amount of the Initial Loan Commitment of such Lender to (b) the aggregate amount of the Initial Loan Commitments of all of the Lenders.

          "Initial Loan Commitments" shall mean the aggregate sum of the Initial
           ------------------------
Loan Commitments.

          "Initial Loan Lenders" shall mean (a) on the date hereof, the Lenders
           --------------------
having Initial Loan Commitments on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Initial Loans and Initial Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b).

          "Initial Loans" see Section 2.01(a).
           -------------

          "Initial Notes" shall mean the promissory notes provided for by
           -------------
Section 2.08(a)(i) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Initial Public Offering" shall mean a primary underwritten public
           -----------------------
offering of the common stock of Borrower, other than any public offering or sale pursuant to a registration statement on Form S-8 or a comparable form.

          "Insolvency or Liquidation Proceeding" means, with respect to any
           ------------------------------------
Person, any liquidation, dissolution or winding-up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

          "Insolvency Proceeding" shall mean, with respect to any Person, (a)
           ---------------------
any case, action or proceeding with respect to such Person before any court or by or before any other Governmental Authority relating to bankruptcy, insolvency, reorganization, liquidation, receivership, dissolution, sequestration, conservatorship, winding-up or relief of debtors (or the convening of a meeting or the passing of a resolution for or with a view to any of the foregoing), or (b) any assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors.

          "Interest Period" shall mean, with respect to any LIBOR Loan, each
           ---------------
period commencing on the Interest Determination Date and ending on the numerically corresponding day in the third calendar month thereafter.

          "Interest Rate Determination Date" shall mean (x) the second Business
           --------------------------------
Day on which banks in New York and London are open prior to the Closing Date or the Conversion Date, as the case may be, and (y) with respect to any Monthly Period, the second Business Day prior to the first Business Day of such Monthly Period on which banks in New York City and London are open.

          "Interest Rate Protection Agreement" shall mean, for any Person, an
           ----------------------------------
interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

          "Investment" shall mean, for any Person: (a) the acquisition (whether
           ----------
for cash, Property, services or securities or otherwise) of Equity Interests, bonds, notes, debentures or other securities of any other Person; (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person); (c) any capital contribution to (by means of any transfer of cash or other Property to others or any payment for Property or services for the account or use of others) any other Person; and (d) the entering into, or direct or indirect incurrence, of any Guaranty Obligation with respect to Indebtedness or other liability of any other Person.

          "Kindill" shall mean Kindill Holding, Inc., a Kentucky corporation,
           -------
and its Subsidiaries.

          "Kindill Acquisition" shall mean the acquisition by Borrower of
           -------------------
Kindill and Hayman pursuant to the terms of the Kindill Acquisition Agreement.

          "Kindill Acquisition Agreement" shall mean collectively: (i) the
           -----------------------------
agreement dated as of September 2, 1998 among West Virginia-Indiana Coal Holding Company, Inc. and the shareholders of Kindill providing for the purchase by Borrower of all of the capital stock of Kindill for and (ii) the agreement dated as of September 3, 1998 among West Virginia-Indiana Coal Holding Company, Inc. and the shareholders of Hayman providing for the purchase by Borrower of all of the capital stock of Hayman.

          "Lease" shall mean any lease, sublease, franchise agreement, license,
           -----
occupancy or concession agreement.

          "Lender" and "Lenders" see the introduction to this Agreement.
           ------       -------

          "Letter of Credit Agreements" shall mean the Letter of Credit
           ---------------------------
Agreements dated September 2, 1998 between Zeigler and each of First Chicago National Bank, Bank of America National Trust and Savings Association, the First National Bank of Chicago and Mellon Bank, N.A., pursuant to which such Banks have issued letters of credit with an aggregate face amount of approximately $183 million.

          "LIBOR Loans" shall mean Loans that bear interest at rates based on
           -----------
rates referred to in the definition of LIBOR Rate in this Section 1.01.

          "LIBOR Rate" shall mean the rate of interest determined as follows:
           ----------

          (a) on the Interest Determination Date, the Administrative Agent shall obtain the offered quotation(s) that appear on the Reuter's Screen for Dollar deposits for a period comparable to such Interest Period. If at least two such offered quotations appear on the Reuter's Screen, the LIBOR Rate shall be the arithmetic average (rounded upwards, if necessary, to the nearest 1/100th of 1%) of such offered quotations, as determined by the Administrative Agent; or

          (b) if the Reuter's Screen is not available or has been discontinued, the LIBOR Rate shall be the rate per annum which the Administrative Agent in good faith determines to be the arithmetic average (rounded as aforesaid) of the offered quotations for Dollar deposits in an amount comparable to the Administrative Agent's share of the relevant amount in respect of which the LIBOR Rate is being determined for a period comparable to the relevant LIBOR Interest Period that leading banks in New York City selected by the Administrative Agent are quoting at 11:00 A.M. on the Interest Determination Date in the New York Interbank Market to major international banks.

          "Lien" shall mean, with respect to any Property, any mortgage, deed of
           ----
trust, lien, pledge, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind, any other type of preferential arrangement in respect of such Property or any filing of any financing statement under the UCC or any other similar notice of Lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing. For purposes of the Credit Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

          "Loans" shall mean the Initial Loans and the Term Loans.
           -----

          "Losses" of any Person shall mean the losses, liabilities, claims
           ------
(including those based upon negligence, strict or absolute liability and liability in tort), damages, reasonable expenses, obligations, penalties, actions, judgments, encumbrances, liens, penalties, fines, suits, reasonable and documented costs or disbursements of any kind or nature whatsoever (including reasonable fees and expenses of counsel in connection with any Proceeding commenced or threatened in writing, whether or not such Person shall be designated a party thereto) at any time (including following the payment of the Obligations) incurred by, imposed on or asserted against such Person.

          "Majority Lenders" shall mean (i) at any time prior to the Closing
           ----------------
Date, Lenders holding at least a majority of the aggregate amount of the Initial Loan Commitments, and (ii) at any time after the Closing Date, Lenders holding at least a majority of the outstanding Loans.

          "Margin Stock" shall mean margin stock within the meaning of
           ------------
Regulations T, U and X.

          "Marketable Securities" means, with respect to any Asset Sale, any
           ---------------------
readily marketable equity securities that are (i) traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and (ii) issued by a corporation having a total equity market capitalization of not less than $250.0 million; provided that the excess of (A) the aggregate amount of securities of any one such corporation held by Borrower and any Subsidiary over
(B) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities, as determined on the date of the contract relating to such Asset Sale.

          "Material Adverse Change" shall mean, with respect to any Person, a
           -----------------------
material adverse change, or any condition or event that has resulted or could reasonably be expected to result in a material adverse change, in the condition (financial or otherwise), business, Properties or results of operations of such Person, individually or together with the Subsidiaries taken as a whole.

          "Material Adverse Effect" shall mean, any of (a) a material adverse
           -----------------------
effect, or any condition or event that has resulted or could reasonably be expected to result in a material adverse effect, on the operations, Properties, prospects or financial or other condition of Borrower, individually or together with the Subsidiaries taken as a whole, (b) a material adverse effect on the ability of the Obligors to consummate in a timely manner the Transactions or to perform their obligations under any Credit Document or (c) a material adverse effect on the legality, binding effect or enforceability of any Credit Document or the rights and remedies of the Lenders or Agents thereunder.

          "Mitsui Marketing Agreement" means that certain agreement dated as of
           --------------------------
January 30, 1997 between Mitsui Matsushima Co. Ltd. and Bowie Resources, Limited, as the same may be extended or renewed from time to time without alteration of the material terms thereof.

          "MMI Leases" means all equipment leases between Borrower and its
           ----------
Subsidiaries and NMI in existence as of the date of the Indenture; provided that MMI Leases shall not include any extension, renewal, exercise of option or modification of any equipment lease between Borrower and its Subsidiaries and MMI.

          "MMI Service Agreement" means that certain agreement dated as of
           ---------------------
October 22, 1997 between MMI and Borrower, as the same may be extended or renewed from time to time without alteration of the material terms thereof.

          "Monthly Period" shall mean the period commencing on the last calendar
           --------------
day of each month, if such day is a Business Day, or the first Business Day succeeding the last calendar day of each month and ending on the day next preceding the first Business Day of the following Monthly Period; provided,
                                                                  --------
however, that the first Monthly Period shall commence on the Closing Date.

          "Multiemployer Plan" shall mean at any time a Multiemployer plan
           ------------------
within the meaning of Section 400 1(a)(3) of ERISA (i) to which any member of the ERISA Group is then making or accruing an obligation to make contributions,
(ii) to which any member of the ERISA Group has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period, Or (iii) with respect to which any Company could incur liability.

          "NAIC" shall mean the National Association of Insurance Commissioners.
           ----

          "Net Available Proceeds" shall mean, in the case of any Equity
           ----------------------
Issuance or any Debt Issuance, the aggregate amount of all cash received by any Company in respect thereof net of all investment banking fees, discounts and commissions, legal fees, consulting fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses, actually incurred and satisfactorily documented in connection therewith.

          "Net Income" means, with respect to any Person, the net income or loss
           ----------
of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

          "Net Proceeds" means the aggregate proceeds (cash or property)
           ------------
received by Borrower or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any Asset Sale) or the sale or disposition of any Investment, net of the direct costs relating to such Asset Sale, sale or disposition (including, without limitation, legal, accounting and investment banking fees, and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "Non-Guarantor Subsidiaries" means (i) Triton and its direct and
           --------------------------
indirect Subsidiaries, (ii) Bowie and its direct and indirect Subsidiaries,
(iii) Yankeetown Dock Corporation and its direct and indirect Subsidiaries, (iv) Borrower's future Unrestricted Subsidiaries and (v) Borrower's current and future Foreign Subsidiaries.

          "Non-Recourse Debt" means Indebtedness (i) as to which neither
           -----------------
Borrower nor any of its Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of any Unrestricted Subsidiaries, (b) is directly or indirectly liable (as a guarantor or otherwise) other than by virtue of a pledge of the Equity Interests of any Unrestricted Subsidiaries, or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Senior Notes being offered hereby) of Borrower or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Non-U.S. Lender" see Section 5.06(b).
           ---------------

          "Notes" shall mean the Initial Notes and the Term Loan Notes.
           -----

          "Notice of Assignment" shall mean a notice of assignment pursuant to
           --------------------
Section 12.06 substantially in the form of Exhibit F.

          "Notice of Borrowing" shall mean a notice of borrowing substantially
           -------------------
in the form of Exhibit H.
               ---------

          "Obligations" shall mean all amounts, direct or indirect, contingent
           -----------
or absolute, of every type or description, and at any time existing, owing to any Creditor or any of its Related Parties or their respective successors, transferees or assignees pursuant to the terms of any Credit Document or secured by any of the Security Documents, whether or not the right of such Person to payment in respect of such obligations and liabilities is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency or liquidation proceeding.

          "Obligors" shall mean Borrower and the Guarantors.
           --------

          "Offer to Purchase" shall mean a written offer (the "Offer") sent by
           -----------------
or on behalf of Borrower by first-class mail, postage prepaid, to each Lender at his notice for address pursuant to Section 12.02 on the date of the Offer offering to purchase up to the principal amount of Term Notes specified in such Offer at the purchase price specified in such Offer. Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration
                                                                    ----------
Date") of the Offer to Purchase, which shall be not less than 20 Business Days
----
nor more than 60 days after the date of such Offer, and a settlement date (the "Purchase Date") for purchase of Term Notes to occur no later than five Business
--------------
Days after the Expiration Date. Borrower shall notify the Arranger at least 15 Business Days (or such shorter period as is acceptable to the Arranger) prior to the mailing of the Offer of Borrower's obligation to make an Offer to Purchase, and the Offer shall be mailed by Borrower or, at Borrower's request, by the Arranger in the name and at the expense of Borrower. The Offer shall contain all the information required by applicable law to be included therein. The Offer also shall contain information concerning the business of Borrower and its Subsidiaries which Borrower in good faith believes will enable such Lenders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly consolidated financial statements of Borrower and a financial analysis substantially similar to a "Management' s Discussion and Analysis of Financial Condition and Results of Operations" contained in a Form S-1 registration statement filed by an issuer on its behalf with the Commission (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in Borrower's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring Borrower to make the Offer to Purchase),
(iii) if applicable, appropriate proforma financial information concerning the Offer to Purchase and the events requiring Borrower to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Lenders to tender Term Notes pursuant to the Offer to Purchase. The Offer shall also state:

          (1) the Section of this Agreement pursuant to which the Offer to Purchase is being made;

          (2)  the Expiration Date and the Purchase Date;

          (3) the aggregate principal amount of the outstanding Term Notes offered to be purchased by Borrower pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Agreement requiring the Offer to Purchase) (the "Purchase
                                                                --------
               Amount");
               ------

          (4) the purchase price to be paid by Borrower for each $ 1,000 principal amount of Term Notes accepted for payment (the "Purchase Price");
                --------------

          (5) the place or places where Term Notes are to be surrendered for tender pursuant to the Offer to Purchase;

          (6) that interest on any Term Note not tendered or tendered but not purchased by Borrower pursuant to the Offer to Purchase will continue to accrue;

          (7) that on the Purchase Date the Purchase Price will become due and payable upon each Term Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

          (8) that each holder electing to tender all or any portion of a Term Note pursuant to the Offer to Purchase will be required to surrender such Term Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Term Note being, if Borrower or the Arranger so requires, duty endorsed by, or accompanied by a written instrument of transfer in form satisfactory to Borrower and the Arranger duly executed by, the holder thereof or his attorney duly authorized in writing);

          (9) that Lenders will be entitled to withdraw all or any portion of Term Notes tendered if Borrower receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Term Note the holder tendered, the certificate number of the Term Note the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

          (10) that (a) if Tenn Notes in an aggregate principal amount at maturity less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, Borrower shall purchase all such Term Notes and (b) if Term Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, Borrower shall purchase Term Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with
                                                        --- ----
               such adjustments as may be deemed appropriate so that only Term Notes in denominations of S 1,000 principal amount at maturity or integral multiples thereof shall be purchased); and

          (11) that in the case of any holder whose Term Note is purchased only in part, Borrower shall execute and the Arranger shall authenticate and deliver to the holder of such Tenn Note without service charge, a new Term Note or Term Notes, of any authorized denomination as requested by such holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Term Note so tendered.

          An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer. References above to principal amount shall mean and refer to principal amount at maturity, unless the context otherwise requires.

          "Officers' Certificate" shall mean, as applied to any corporation, a
           ---------------------
certificate executed on behalf of such corporation by its Chairman of the Board (if an officer) or its Chief Executive Officer or one of its Vice Presidents (or an equivalent officer) and by its Chief Financial Officer, Vice President-Finance or its Treasurer (or an equivalent officer) or any Assistant Treasurer in their official (and not individual) capacities; provided, however, that every
                                                   --------  -------
Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loan or the taking of any other action hereunder shall include (i) a statement that the officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, and (ii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

          "Organic Document" shall mean, relative to any Person, its certificate
           ----------------
of incorporation, its bylaws, its partnership agreement, its memorandum and articles of association, share designations or similar organization document, voting trusts and similar arrangements applicable to any of its authorized shares of Equity Interests.

          "Original Lenders" shall mean the Lenders named on the signature pages
           ----------------
hereof who were Lenders at the Closing Date.

          "Other Taxes" see Section 5.06(b).
           -----------

          "Parent Financing" shall mean the borrowings by Holding of $100.0
           ----------------
million pursuant to the Holding's Bridge Loan Agreement.

          "Participant" see Section 12.06(c).
           -----------

          "Payment Date" shall mean any Principal Payment Date and each date on
           ------------
which interest is due and payable on any Loan.

          "Payor" see Section 4.06.
           -----

          "PBGC" shall mean the United States Pension Benefit Guaranty
           ----
Corporation or any successor thereto.

          "Permits" see Section 8.17.
           -------

          "Permitted Acquisition" shall mean any Acquisition effected in
           ---------------------
compliance with Section 9.06(h), (in) or (n).

          "Permitted Business" means coal production, coal mining, coal
           ------------------
brokering, coal transportation, mine development, energy related businesses, coal, natural gas, petroleum or other fossil fuel exploration, production, marketing, transportation and distribution and other related businesses, and activities of the Company and its Subsidiaries as of the date of the closing of the Acquisitions and any business or activity that is reasonably similar to any of the foregoing or a reasonable extension, development or expansion thereof or ancillary to any of the foregoing.

          "Permitted Group" means any group of investors that is deemed to be a
           ---------------
"person" (as such term is used in Section 13(d)(3) of the Exchange Act) by virtue of any agreement or arrangement among two or more Persons, provided that
                                                                  ---------
no single Person (together with its Affiliates), other than the Principals and their Related Parties, is the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule l3d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition, and beneficial ownership shall be determined without regard to such agreement or arrangement), directly or indirectly, of (A) more than 50% of the Voting Stock of Borrower that is "beneficially owned" (as defined above) by such group of investors and (B) more of the Voting Stock of Borrower than is at the time "beneficially owned" (as defined above) by the Principals and their Related Parties in the aggregate (Voting Stock, in each case, measured by voting power rather than number of shares).

          "Permitted Investments" means (a) any Investment in Borrower or in a
           ---------------------
Subsidiary of Borrower; (b) any Investment in Cash Equivalents; (c) any Investment by Borrower or any Subsidiary of Borrower in a Person, if as a result of such Investment (i) such Person becomes a Subsidiary of Borrower or (ii) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Borrower or a Subsidiary of Borrower; (d) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Capital Stock) of Borrower; (e) any Investment existing on the Closing Date (an "Existing Investment") and any
                                             -------------------
Investment that replaces, refinances or refunds an Existing Investment, provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded, (f) advances to employees not in excess of $5.0 million outstanding at any one time; (g) Hedging Obligations permitted under clause (ix) of Section 9A(b); (h) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business; (i) any Investment in a Permitted Business (whether or not an Investment in an Unrestricted Subsidiary) having an aggregate fair market value, that when taken together with all other Investments made pursuant to this clause (i), does not exceed in aggregate amount the sum of (1) 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus (2) 100% of the Net Proceeds from the sale or disposition of any Investment previously made pursuant to this clause (i) or 100% of the amount of any dividend, distribution or payment from any such Investment, net of income taxes paid or payable in respect thereof, in each case up to the amount of the Investment that was made pursuant to this clause (i) and 50% of the amount of such Net Proceeds or 50% of such dividends, distributions or payments, in each case received in excess of the amount of the Investments made pursuant to this clause (i); (j) guarantees of Indebtedness permitted under
Section 9A(b); (k) any Investment acquired by Borrower or any of its Subsidiaries (A) in exchange for any other Investment or accounts receivable held by Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of the transfer of title with respect to any secured Investment in default as a result of a foreclosure by Borrower or any of its Subsidiaries with respect to such secured Investment; (l) that portion of any Investment by Borrower or a Subsidiary in a Permitted Business to the extent that Borrower or such Subsidiary will receive in a substantially concurrent transaction an amount in cash equal to the amount of such Investment (or the fair market value of such Investment), net of any obligation to pay taxes or other amounts in respect of the receipt of such cash; and (m) any Investment made by Borrower or any Subsidiary in an Unrestricted Subsidiary with the proceeds of any equity contribution to or sale of Equity Interest by Borrower or any Subsidiary, provided that such proceeds shall not increase the amount available pursuant to
--------
clause (c) of the first paragraph of Section 9A(a); provided that the receipt of
                                                    --------
such cash does not carry any obligation by Borrower or such Subsidiary to repay or return such cash; provided, however, that with respect to any Investment, the
                     --------  -------
Borrower may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses so that the entire Investment would be a Permitted Investment.

          "Permitted Junior Securities" shall mean any securities of Borrower or
           ---------------------------
any other Person that are (i) equity securities without special covenants or
(ii) subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Loans and Notes are subordinated as provided in this Agreement, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Loans and Notes on the date of this Agreement, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Loans and Notes on the date of this Agreement and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued).

          "Permitted Liens" prior to the Conversion Date shall have the meaning
           ---------------
set forth in Section 9.07 and on and after the Conversion Date shall mean (i) Liens securing Indebtedness under Credit Facilities that were permitted by the terms of this Agreement to be incurred; (ii) Liens in favor of Borrower; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with Borrower or any Subsidiary of Borrower; provided that such
                                                          --------
Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Borrower; (iv) Liens on property existing at the time of acquisition thereof by Borrower or any Subsidiary of Borrower, provided that such Liens were in existence prior to the contemplation of such
--------
acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other kinds of social security; (vii) Liens existing on the Closing Date; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision
                      --------
as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens on assets of Guarantors to secure Guarantor Senior Indebtedness of such Guarantors that was permitted by this Agreement to be incurred; (x) Liens incurred in the ordinary course of business of Borrower or any Subsidiary of Borrower with respect to obligations that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by Borrower or such Subsidiary; (xi) Liens on assets of Foreign Subsidiaries to secure Indebtedness that was permitted by this Agreement to be incurred; (xii) statutory liens of landlords, mechanics, suppliers, vendors, warehousemen, carriers or other like Liens arising in the ordinary course of business; (xiii) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceeding may be initiated shall not have expired; (xiv) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto

(as such property is used by Borrower or its Subsidiaries) or interfere with the ordinary conduct of the business of Borrower or such Subsidiaries; provided,
                                                                   --------
however, that any such Liens are not incurred in connection with any borrowing
-------
of money or any commitment to loan any money or to extend any credit; (xv) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause
(vi) of the second paragraph of Section 9A(b) and other purchase money Liens to finance property or assets of Borrower or any Subsidiary acquired in the ordinary course of business; provided that such Liens are only secured by such
                             --------
property or assets so acquired or improved (including, in the case of the acquisition of Equity Interests of a Person who becomes a Subsidiary, Liens on the assets of the Person whose Equity Interests were so acquired); (xvi) Liens securing Indebtedness under Hedging Obligations, provided that such Liens are
                                                 --------
only secured by property or assets that secure the Indebtedness subject to the Hedging Obligation; (xvii) Liens to secure Indebtedness permitted by clause (x) of the second paragraph of Section 9A(b); and (xviii) Liens on the Equity Interests of Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries not otherwise prohibited by this Agreement.

          "Permitted Refinancing" shall mean, with respect to any Indebtedness
           ---------------------
or Contingent Obligation, any refinancing thereof, provided, however, that (w)
                                                   --------  -------
no Default shall have occurred and be continuing or would arise therefrom, (x) any such refinancing Indebtedness shall (I) not be on financial and other terms that are more onerous, taken as a whole, to any Company or Creditor than the Indebtedness or Contingent Obligation being refinanced and shall not have defaults, rights or remedies more burdensome, taken as a whole, to any Company or Creditor than the Indebtedness being refinanced, (II) not have a stated maturity or weighted average life that is shorter than the Indebtedness or Contingent Obligation being refinanced, (III) be at least as subordinate to the Obligations as the Indebtedness or Contingent Obligation being refinanced (and unsecured if the refinanced Indebtedness is unsecured), and (iv) be in principal amount that does not exceed the principal amount so refinanced, plus the lesser of (1) the stated amount of any premium or other payment required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness or Contingent Obligation being refinanced and (2) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in
                                                                  ----
either case, the amount of reasonable expenses of any Obligor or any Subsidiary incurred in connection with such refinancing and (y) the sole obligor on such refinancing Indebtedness or Contingent Obligation shall be Borrower or the original obligor on such Indebtedness or Contingent Obligation being refinanced; provided, however, that (1) any guarantor of the Indebtedness or Contingent
--------  -------
Obligation being refinanced shall be permitted to guarantee the refinancing Indebtedness, and (ii) Borrower shall be permitted to guarantee any such refinancing of any Qualified Subsidiary.

          "Permitted Refinancing Indebtedness" means any Indebtedness of
           ----------------------------------
Borrower or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Borrower or any of its Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if
               ---------
applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest and premium, if any, on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Loans, such Permitted Refinancing Indebtedness has a final maturity date later than the Final Maturity Date and is subordinated in right of payment to the Loans on terms at least as favor-able to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by Borrower or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Person" shall mean any individual, corporation, company, voluntary
           ------
association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean at any time an employee pension benefit plan (other
           ----
than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and is maintained or contributed to by any member of the ERISA Group or with respect to which any Company or Unrestricted Subsidiary could incur liability.

          "Post-Petition Interest" means, with respect to any Indebtedness of
           ----------------------
any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

          "Prime Rate" shall mean for any day, a rate 2er annum that is equal to
           ----------                                 ----
the corporate base rate of interest established by Administrative Agent from time to time, changing when and as said corporate base rate changes. The corporate base rate is not necessarily the lowest rate charged by Administrative Agent to its customers.

          "Principal Office" shall mean the principal office of Administrative
           ----------------
Agent, located on the date hereof at 677 Washington Boulevard, Stamford, Connecticut 06912, or such other office as may be designated by Administrative Agent.

          "Principal Payment Date" shall mean, with respect to any Term Loan,
           ----------------------
each Quarterly Date set forth on Schedule 3.0 1 (b) on which a payment of principal is due with respect to such Term Loan.

          "Principals" means Larry Addington, Bruce Addington and Robert
           ----------
Addington.

          "Prior Liens" shall mean Liens which, pursuant to the provisions of
           -----------
any Security Document, are or may be superior to the Lien of such Security Document.

          "Proceeding" shall mean any claim, counterclaim, action, judgment,
           ----------
suit, hearing, arbitration or proceeding, including by or before any Governmental Authority and whether judicial or administrative.

          "Pro Forma Balance Sheets" see Section 8.02(d).
           ------------------------

          "Pro Forma Date" see Section 8.02(d).
           --------------

          "Profit Payment Agreement" shall mean any agreement to make any
           ------------------------
payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business.

          "Property" shall mean any right, title or interest in or to property
           --------
or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any Person.

          "Public Equity Offering" means an underwritten primary public offering
           ----------------------
of common stock of the Borrower pursuant to an effective registration statement under the Securities Act.

          A "Public Market" shall be deemed to exist if (i) a Public Equity
             -------------
Offering has been consummated and (ii) at least 35% of the total issued and outstanding common stock of Borrower immediately prior to the consummation of such Public Equity Offering has been distributed by means of an effective registration statement under the Securities Act.

          "Qualified Capital Stock" shall mean with respect to any Person any
           -----------------------
Equity Interests of such Person which is not Disqualified Capital Stock.

          "Qualified Subsidiary" shall mean any Wholly Owned Subsidiary of
           --------------------
Borrower that is an Obligor.

          "Quarter" shall mean each three month period ending on March 3 1, June
           -------
30, September 30 and December 3 1.

          "Quarterly Dates" shall mean the last Business Day of March, June,
           ---------------
September and December in each year, commencing with the last Business Day of September, 1998.

          "Real Property" shall mean, collectively, all right, title and
           -------------
interest of any Company (including, without limitation, any leasehold or mineral estate) in and to any and all parcels of real property owned or operated by any Company, whether by lease, license or other use agreement, together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

          "redeem" shall mean redeem, repurchase, repay, defease or otherwise
           ------
acquire or retire for value; and "redemption" and "redeemed" have correlative
                                  ----------       --------
meanings.

          "refinance" shall mean refinance, renew, extend, replace, defease or
           ---------
refund, in whole or in part, including successively; and "refinancing" and
                                                          -----------
"refinanced" have correlative meanings.
-----------

          "Refinancing" shall mean the public offering or private placement and
           -----------
sale by Borrower of the Refinancing Securities contemplated by Section 9.32, in order to refinance, as applicable, the Initial Loans, Initial Notes, Term Notes, the Exchange Notes and all Obligations owing in respect of this Agreement and the other Loan Documents and all obligations under the Senior Subordinated Indenture.

          "Refinancing Securities" shall mean the unsecured senior subordinated
           ----------------------
notes of Borrower or any of its Subsidiaries proposed to be sold in order to consummate the Refinancing pursuant to Section 9.32.

          "Refinancing Securities Demand" see Section 9.32.
           -----------------------------

          "Register" see Section 2.08.
           --------

          "Registration Rights Agreement" shall mean a registration rights
           -----------------------------
agreement substantially in the form of Exhibit G (with such changes therein as
                                       ---------
the Agents and Borrower shall approve).

          "Regulation D" shall mean Regulation D (12 C.F.R. Part 204) of the
           ------------
Board of Governors of the United States Federal Reserve System.

          "Regulations T, U and X" shall mean, respectively, Regulation T (12
           ----------------------
C.F.R. Part 220), Regulation U (12 C.F.R. Part 22 1) and Regulation X (12 C.F.R.
Part 224) of the Board of Governors of the United States Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Regulatory Change" shall mean, with respect to any Lender, any change
           -----------------
after the date hereof in United States Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks or other financial institutions including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority or any other regulatory agency with proper authority, including non-governmental agencies or bodies, charged with the interpretation or administration thereof or by the NAIC.

          "Related Parties" see Section 11.01.
           ---------------

          "Related Party" with respect to any Principal means (A) any
           -------------
controlling stockholder of such Principal, any Subsidiary of such Principal, or in the case of an individual, any spouse or immediate family member of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or

Persons beneficially holding a more than 50% controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

          "Release" shall mean any release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment.

          "Replaced Lender" see Section 2.11.
           ---------------

          "Replacement Lender" see Section 2.11.
           ------------------

          "Required Payment" see Section 4.06.
           ----------------

          "Requirement of Law" shall mean as to any Person, the Certificate of
           ------------------
Incorporation and By laws or other Organic Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Reserve Reports" see Section 7.01 (vi)
           ---------------

          "Responsible Officer" shall mean the chief executive officer of
           -------------------
Borrower and the president of Borrower (if not the chief executive officer) and, with respect to financial matters, the chief financial officer of Borrower.

          "Restricted Investment" means an Investment other than a Permitted
           ---------------------
Investment.

          "Senior Credit Facility" means the Senior Credit Agreement, dated as
           ----------------------
of September 2, 1998, by and among Borrower, the guarantors parry thereto, Warburg Dillon Read LLC, as An-anger and Syndication Agent, UBS AG, Stamford Branch, as Administrative Agent, and the other lenders party thereto, including any related notes, guarantees, collateral documents, letters of credit, instruments and agreements executed in connection therewith (and any appendices, exhibits or schedules to any of the foregoing), and in each case as amended, modified, supplemented, restated, renewed, refunded, replaced, restructured, repaid or refinanced from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

          "Senior Indebtedness" means, at any date, (a) all Obligations of
           -------------------
Borrower under the Credit Facilities; (b) all Obligations of Borrower under Hedging Obligations (including Post-Petition Interest); (d) all Obligations of Borrower under stand-by letters of credit; and (e) all other Indebtedness of Borrower for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of Borrower for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Loans, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Debt shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for Federal, state, local or other taxes; (b) any Indebtedness among or between Borrower and any Subsidiary of Borrower, unless and for so long as such Indebtedness has been pledged to secure Obligations under the Credit Facilities; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable incuffed for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) Indebtedness evidenced by the Notes and the Guarantees; (e) Indebtedness of Borrower that is expressly subordinate or junior in right of payment to any other Indebtedness of Borrower; (f) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations) or management agreements; and (g) any obligation that by operation of law is subordinate to any general unsecured obligations of Borrower.

          "Senior Subordinated Indenture" shall mean an indenture between
           -----------------------------
Borrower and a trustee substantially in the form of the Arranger's customary high yield indenture (which shall include guarantees by Subsidiaries of the Exchange Notes), modified as appropriate for the Exchange Notes and having principal negative covenants substantially identical to Section 9A and principal events of default substantially identical to Section 10 (with such changes therein as the Required Lenders (which consent shall be conclusively deemed given if a Lender does not object to the draft thereof within five Business Days of receipt thereof) and Borrower shall approve, and, at such time as notes issued thereunder are sold in a public offering, with other appropriate changes to reflect such public offering), as the same may at any time be amended, modified and supplemented and in effect.

          "Significant Subsidiary" means any Subsidiary that would be a
           ----------------------
"significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

          "Solvent" and "Solvency" shall mean, for any Person on a particular
           -------       --------
date, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person's ability to pay as such debts and liabilities mature, (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute an unreasonably small capital and
(e) such Person is able to pay its debts as they become due and payable.

          "Stated Maturity" means, with respect to any installment of interest
           ---------------
or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subordinated Indebtedness" means any Indebtedness of Borrower which
           -------------------------
is expressly subordinated in right of payment to the Loans.

          "Subsidiary" shall mean, with respect to any Person, any corporation,
           ----------
partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless the context clearly requires otherwise, all references to any Subsidiary shall mean a Subsidiary of Borrower. All references to any Subsidiary of Borrower shall include all those Persons which become Subsidiaries of Borrower upon consummation of the Transactions. Other than for purposes of the definition of "Unrestricted Subsidiary," unless otherwise indicated, all reference herein to any Subsidiary of Borrower shall not include any Unrestricted Subsidiary.

          "Surety Instruments" shall mean all letters of credit (including
           ------------------
standby and commercial), bankers' acceptances, bank guarantees, surety bonds and similar instruments.

          "Swap Contract" shall mean any agreement entered into in the ordinary
           -------------
course of business (as a bona fide hedge and not for speculative purposes)
                         ----------
(including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other similar agreement (including any option to enter into any of the foregoing) and is designed to protect the Obligors against fluctuations in interest rates, currency exchange rates, or similar risks.

          "Tax Returns" see Section 8.09.
           -----------

          "Taxes" see Section 8.09.
           -----

          "Technology Sharing Agreement" means that certain agreement dated as
           ----------------------------
of April 29, 1998 between Borrower and Addington Enterprises, Inc., as the same may be extended or renewed from time to time without alteration of the material terms thereof.

          "Tender Offer" shall mean the tender offer by Zeigler Acquisition
           ------------
Corporation of at least 90% of the outstanding shares of common stock of Zeigler pursuant to the terms of the Zeigler Acquisition Agreement.

          "Term Loan Commitment" shall mean, for each Term Loan Lender, the
           --------------------
obligation of such Lender to make a Term Loan in an amount up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption "Term Loan Commitment" (as the same may be changed pursuant to Section 12.06(b)). The initial aggregate principal amount of the Term Loan Commitments is $100.0 million.

          "Term Loan Commitment Percentage" shall mean, with respect to any Term
           -------------------------------
Loan Lender, the ratio of (a) the amount of the Term Loan Commitment of such Lender to (b) the Tenn Loan Commitments.

          "Term Loan Commitments" shall mean the aggregate sum of the Term Loan
           ---------------------
Commitment of all the Lenders.

          "Term Loan Lenders" shall mean (a) on the Conversion Date, the Lenders
           -----------------
having Term Loan Commitments on the signature pages hereof, and (b) thereafter, the Lenders from time to time holding Term Loans and Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b).

          "Term Loan Notes" shall mean the promissory notes provided for by
           ---------------
Section 2.08(a)(ii) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Term Loans" see Section 2.02(a).
           ----------

          "Test Date" shall mean the last day of each fiscal quarter, beginning
           ---------
with December 31, 1998. Compliance with the Financial Maintenance Covenants shall be tested, as of each Test Date, on the date on which financial statements pursuant to Section 9.0 1 (a) or (b) have been, or should have been, delivered for the applicable fiscal period.

          "Total Assets" means the total assets of Borrower and its Subsidiaries
           ------------
on a consolidated basis determined in accordance with GAAP, as shown on the most recently available consolidated balance sheet of Borrower and its Subsidiaries.

          "Total Debt" shall mean, at any date, the aggregate amount of
           ----------
Indebtedness of Borrower and its Consolidated Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

          "Transaction Documents" shall mean each of this Agreement, the other
           ---------------------
Credit Documents, the Zeigler Acquisition Agreement, the Kindill Acquisition Agreement, the Senior Credit Facility and each other document entered into in order to consummate the Transactions, whether on, prior to or after the Closing Date, and all documents related thereto and all exhibits, appendices, schedules and annexes to any thereof.

          "Transactions" shall mean the Contribution, the Tender Offer, the
           ------------
Zeigler Acquisition, borrowings under the Senior Credit Facility and the Bridge Loan Agreement, the Kindill Acquisition, the borrowings hereunder on the Closing Date and the other actions to be taken by the Companies pursuant to the Credit Documents on the Closing Date or in connection with such borrowings.

          "Triton" shall mean Triton Coal Company.
           ------

          "Triton Disposition" shall mean the Disposition of all or
           ------------------
substantially all of the Equity Interests or assets of Triton and its Subsidiaries in one or more transactions.

          "TVM" see Section 1.03.
           ---

          "UCC" shall mean the Uniform Commercial Code as in effect in the
           ---
applicable state of jurisdiction.

          "Unrestricted Subsidiary" shall mean any Subsidiary of Borrower, that,
           -----------------------
at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of Borrower, as provided below). The Board of Directors of Borrower may designate any Subsidiary of Borrower (including any newly acquired or newly formed Subsidiary at or prior to the time it is so formed or acquired) to be an Unrestricted Subsidiary if (a) no Default is existing or will occur as a consequence thereof, (b) such Subsidiary does not own any Equity Interests of, or own or hold any Lien on any Property of, any Company, (c) such Subsidiary and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee, or otherwise become directly or indirectly liable with respect any Indebtedness pursuant to which the lender has recourse to any Property of any Company (except that such Subsidiary and its Subsidiaries may become Guarantors if consented to by Arranger), and (d) a default by such Person on any of its Indebtedness will not result in, or permit any holder of Indebtedness of any Company to declare, a default on such Indebtedness of any Company or cause the payment thereof to be accelerated or payable prior to its stated maturity. Any Subsidiary of an Unrestricted Subsidiary shall be an Unrestricted Subsidiary for purposes of this Agreement. Each such designation shall be evidenced by filing with Administrative Agent a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. Notwithstanding the foregoing, AEI and its Subsidiaries shall be deemed to be Unrestricted Subsidiaries on and as of the Closing Date.

          "Voting Stock" of any Person as of any date means the Equity Interests
           ------------
of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          "Weighted Average Life to Maturity" means, when applied to any
           ---------------------------------
Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Subsidiary" shall mean, with respect to any Person, any
           -----------------------
corporation, partnership or other entity of which all of the Equity Interests (other than, in the case of a corporation, directors' qualifying shares or nominee shares required under applicable law) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person. Unless the context clearly requires otherwise, all references to any Wholly Owned Subsidiary shall mean a Wholly Owned Subsidiary of Borrower.

          "Wholly Owned Unrestricted Subsidiary" shall mean any Unrestricted
           ------------------------------------
Subsidiary of which all the Equity Interests (other than, in the case of a corporation, directors' qualifying shares or nominee shares required under applicable law) are directly or indirectly owned or controlled by Borrower or one or more Wholly Owned Unrestricted Subsidiaries or by Borrower and one or more Wholly Owned Unrestricted Subsidiaries.

          "Withdrawal Liability" shall mean liability to a Multiemployer Plan as
           --------------------
a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          "Working Capital" shall mean an amount determined for Borrower and the
           ---------------
Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) equal to the sum of all current assets (other than cash) less the sum of all current liabilities (other than the current portion of long-term Indebtedness).

          "Zeigler" shall mean Zeigler Coal Holding Company, a Delaware
           -------
corporation, and its Subsidiaries.

          "Zeigler Acquisition" shall mean the acquisition of Zeigler pursuant
           -------------------
to the Zeigler Acquisition Agreement.

          "Zeigler Acquisition Agreement" shall mean the Agreement and Plan of
           -----------------------------
Merger dated as of August 3, 1998 among Borrower, Zeigler Acquisition Corporation and Zeigler.

          1.02.     Accounting Terms and Determinations.  Except as otherwise
                    -----------------------------------
provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made in accordance with GAAP, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP as in effect on the date hereof. All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP. All financial covenants are to be calculated in accordance with GAAP as in effect on the date hereof unless such modifications are agreed to by the parties hereto. If Borrower or any Lender determines that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to its detriment under this Agreement, such party may by written notice to the others and An-anger not later than ten days after the effective date of such change in GAAP, request renegotiation of the financial covenants affected by such change. If Borrower and the Majority Lenders have not agreed on revised covenants within 30 days after delivery of such notice, then, for purposes of this Agreement, GAAP will mean generally accepted accounting principles on the date just prior to the date on which the change that gave rise to the renegotiation occurred.

          1.03.     Types of Loans.  Loans hereunder are distinguished by
                    --------------
"Type".  The "Type" of a Loan refers to whether such Loan is an ABR Loan or a
              ----
LIBOR Loan, each of which constitutes a Type.

          1.04.     Rules of Construction.  (a) In this Agreement and each other
                    ---------------------
Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), references to (i) the plural include the singular, the singular the plural and the part the whole; (ii) Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; (iii) agreements (including this Agreement), promissory notes and other contractual instruments include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments or other modifications thereto are not prohibited by their terms or the terms of any Credit Document; (iv) statutes and related regulations include any amendments of same and any successor statutes and regulations; and (v) time shall be a reference to New York City time. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          (b) In this Agreement and each other Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), (i) "amend" shall mean "amend, restate, amend and restate,
                          -----
supplement or modify"; and "amended," "amending," and "amendment" shall have
                            -------    --------        ---------
meanings correlative to the foregoing; (ii) in the computation of periods of time from a specified date to a later specified date, "from" shall mean "from
                                                       ----
and including"; "to" and "until" shall mean "to but excluding"; and "through"
                 --       -----                                      -------
shall mean "to and including"; (iii) "hereof," "herein" and "hereunder" (and
                                      ------    ------       ---------
similar terms) in this Agreement or any other Credit Document refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document;
(iv) "including" (and similar terms) shall mean "including without limitation"
      ---------
(and similarly for similar terms); (v) "or" has the inclusive meaning represented by the phrase "and/or"; (vi) "satisfactory to" any Creditor shall
                                          ---------------
mean in form, scope and substance and on terms and conditions satisfactory to such Creditor; (vii) references to "the date hereof" shall mean the date first
                                             ------
set forth above; and (viii) "asset" and "Property" shall have the same meaning
                             -----       --------
and effect and refer to all tangible and intangible assets and property, whether real, personal or mixed and of every type and description.

          (c) In this Agreement unless the context clearly requires otherwise, any reference to (i) an Annex, Exhibit or Schedule is to an Annex, Exhibit or Schedule, as the case may be, attached to this Agreement and constituting a part hereof, and (ii) a Section or other subdivision is to a Section or such other subdivision of this Agreement.

          (d) No doctrine of construction of ambiguities in agreements or instruments against the interests of the parry controlling the drafting thereof shall apply to any Credit Document.

          Section 2.  Loans, Fees, Register, Prepayments and Replacement of
                      -----------------------------------------------------
Lenders.
-------

          2.01.    Initial Loans
                   -------------

          (a) Initial Loans.  Each Lender severally agrees, on the terms and
              -------------
conditions of this Agreement, to make a single term loan (the "Initial Loan") to
                                                               ------------
Borrower in Dollars on the Closing Date in an aggregate principal amount equal to the Initial Loan Commitment of such Lender, such loan to be used to finance the Transactions and to pay related fees and expenses. Each Initial Loan shall be made by a Lender pro rata based on such Lenders Initial Loan Commitment
                    --- ----
Percentage. The aggregate sum of the amount of the Initial Loans made on the Closing Date shall not exceed the Initial Loan Commitments or, with respect to any Lender, its Initial Loan Commitment.

          (b) Scheduled Payment of Initial Loan.  Subject to Section 2.02,
              ---------------------------------
Borrower shall pay in full the outstanding amount of the Initial Loan and all other Obligations owing hereunder no later than the Conversion Date.

          (c) Borrowings.  Borrower shall give Administrative Agent notice of
              ----------
each borrowing hereunder as provided in Section 4.05. The form of such notice of borrowing shall be substantially in the form of Exhibit H. Not later than
                                                   ---------
12:00 noon New York City time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Initial Loan or Initial Loans to be made by it on such date to Administrative Agent, at an account specified by Administrative Agent maintained at the Principal Office, in immediately available funds, for the account of Borrower. The amounts so received by Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to Borrower by depositing the same, in immediately available funds, in an account of Borrower maintained with Administrative Agent at the Principal Office designated by Borrower.

          2.02.    Term Loan
                   ---------

          (a) Term Loan Commitment.  Subject to the terms and conditions of this
              --------------------
Agreement and in reliance upon the representations and warranties of Borrower herein set forth, the Lenders hereby severally agree, on the Conversion Date, if the Initial Loans have not been repaid, to convert the then outstanding principal amount of the Initial Notes into a term loan (the "Term Loan"), such Term Loan to be in the aggregate principal amount of the then outstanding principal amount of the Initial Notes. The Lenders' commitments to make the Term Loan to Borrower pursuant to this Section 2.02(a) are herein called individually, the "Term Loan Commitment" and collectively, the "Term Loan
                   --------------------                         ---------
Commitments".
-----------

          (b) Notice of Conversion/Borrowing.  If Borrower has not repaid the
              ------------------------------
Initial Loan in full on or prior to the Conversion Date, then Borrower shall convert the then outstanding principal amount of the Initial Notes into a Term Loan under this Section 2.02. Borrower shall deliver to the Lenders a Notice of Term Loan Conversion no later than 11:00 A.M., at least two Business Days in advance of the Conversion Date. The Notice of Term Loan Conversion shall be substantially in the form of Exhibit B hereto and shall specify the principal amount of the Initial Notes outstanding on the Conversion Date to be converted into a Term Loan.

          (c) Making of Term Loan.  Upon satisfaction or waiver of the
              -------------------
conditions precedent specified in Section 7.03 hereof, each Lender shall extend to Borrower the Term Loan to be issued on the Conversion Date by such Lender by canceling on its records a corresponding principal amount of the Initial Notes held by such Lender, which corresponding principal amount of the Initial Notes shall be satisfied by the conversion into a Term Loan in accordance with this
Section 2.02.

          (d) Maturity Date of Term Loan.  The Term Loan shall mature and
              --------------------------
Borrower shall pay in full the outstanding principal amount thereof and accrued interest thereon on September 2, 2006 (the "Maturity Date").
                                            -------------

          2.03.  [Reserved]

          2.04.     Termination of Initial Loan Commitments.  The Initial Loan
                    ---------------------------------------
Commitments shall be automatically and permanently terminated on October 15, 1998 if the Closing Date does not occur by said date.

          2.05.     Fees.  (a) In the event the Initial Loan is converted into
                    ----
the Term Loan pursuant to Section 2.02, Borrower shall pay to the Lenders, on the Conversion Date, a fee equal to 2.75% of the initial principal amount of the Tenn Loan.

          (b) Borrower shall pay to the Agents for their own accounts, all fees set forth in the Fee Letter.

          2.06.     Lending Offices.  The Loans of each Type made by each Lender
                    ---------------
shall be made and maintained at such Lenders Applicable Lending Office for Loans of such Type.

          2.07.     Several Obligations of Lenders.  The failure of any Lender
                    ------------------------------
to make any Initial Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Initial Loan on such date, but neither any Lender nor Administrative Agent shall be responsible for the failure of any other Lender to make an Initial Loan to be made by such other Lender, and (except as otherwise provided in Section 4.06) no Lender shall have any obligation to Administrative Agent or any other Lender for the failure by such Lender to make any Initial Loan required to be made by such Lender. Notes representing the Term Loans (the "Term Loan Notes") shall be substantially in
                                  ---------------
the form of Exhibit A-2, dated the Conversion Date, payable to such Lender and
            -----------
otherwise duly completed.

          2.08.     Notes, Register.  (a) Borrower shall execute and deliver to
                    ---------------
each Lender on the Closing Date which requests an Initial Note an Initial Note dated the Closing Date substantially in the form of Exhibit A-1 to evidence the
                                                    -----------
portion of the Initial Loan made on such date by such Lender and with appropriate insertions ("Original Initial Notes"). On each interest payment
                         ----------------------
date prior to the Conversion Date on which Borrower elects to pay a PIK Interest Amount pursuant to Section 3 (if and to the extent Borrower is permitted to pay a PIK Interest Amount in lieu of cash), Borrower shall execute and deliver to each Lender on such interest payment date a note dated such interest payment date substantially in the form of Exhibit A-1 in a principal amount equal to
                                  -----------
such Lender's pro rata portion of such PIK Interest Amount and with other appropriate insertions (each a "Subsequent Initial Note" and, together with the
                                -----------------------
Original Initial Notes, the "Initial Notes").  A Subsequent Initial Note shall
                             -------------
bear interest at a rate per annum from the date of its issuance at the same rate
                        --- -----
per annum borne by all Initial Notes.
--- -----

          Borrower shall execute and deliver to each Lender on the Conversion Date which requests a Term Note, a Term Note dated the Conversion Date substantially in the form of Exhibit A-2 to evidence the Term Loan made on such
                             -----------
date, in the principal amount of the Initial Notes held by such Lender on such date and with other appropriate insertions (collectively, the "Original Term
                                                               -------------
Notes").  On or after the Conversion Date, on each interest payment date on
-----
which Borrower elects to pay a PIK Interest Amount pursuant to Section 3 (if and to the extent Borrower is permitted to pay a PIK Interest Amount in lieu of cash), Borrower shall execute and deliver to each Lender on such interest payment date a note dated such interest payment date substantially in the form of Exhibit A-2 in a principal amount equal to such Lender's pro rata portion of
   -----------                                              --- ----
such PIK Interest Amount and with other appropriate insertions (each a "Subsequent Term Note" and, together with the Original Term Notes, the "Term
 --------------------                                                   ----
Notes").  A Subsequent Tenn Note shall bear interest at the same rate borne by
-----
all Term Notes.

          (b) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of any Note evidencing the Loans held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided, however, that the failure of such
                      --------  -------

Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing hereunder or under such Note.

          (c) Borrower hereby designates Administrative Agent to serve as its agent, solely for purposes of this Section 2.08, to maintain a register (the "Register") on which it will record the name and address of each Lender, the
 --------
Commitment from time to time of each of the Lenders, the principal amount of the Initial Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation or any error in such recordation shall not affect Borrower's obligations in respect of such Initial Loans. The entries in the Register shall be prima facie evidence of Borrower's Loans, and Borrower, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of an Initial Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          2.09.    Optional Prepayment
                   -------------------

          (a) Optional Prepayments of Initial Loan.  Subject to Section 4.04,
              ------------------------------------
Borrower shall have the right to prepay Initial Loans, or to Convert Loans of one Type into Loans of another Type or to Continue Loans of one Type as Loans of the same Type, at any time or from time to time to be applied as specified by Borrower; provided, however, that: (a) Borrower shall give Administrative Agent
          --------
notice of each such prepayment, Conversion or Continuation as provided in
Section 4.05 (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) if LIBOR Loans are prepaid or Converted other than on the last day of an Interest Period for such Loans, Borrower shall at such time pay all expenses and costs required by
Section 5.05. Each notice of Conversion or Continuation shall be substantially in the form of Exhibit I.
               ---------

          Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10, in the event that any Event of Default shall have occurred and be continuing, Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of Borrower to Convert any Loan into a LIBOR Loan, or to Continue any Loan as a LIBOR Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as ABR Loans.

          (b) Optional Prepayments of Term Loan.
              ---------------------------------

          (1) Optional Prepayment.  Except as provided in this Section
              -------------------
2.09(b)(1), Borrower may not prepay the Term Loan prior to September 1, 2003. Borrower may, upon not less than 20 Business Days' prior written or telephonic notice confirmed in writing to the An-anger at any time and from time to time, on and after September 1, 2003, prepay the Term Loan, in whole or in part, in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of such amount, at 100% of the principal amount thereof, plus a premium equal to, for each Lender, the interest rate in effect on such Lender's portion of the Tenn Loan on the date notice of prepayment is given multiplied by the following factor plus accrued and unpaid interest thereon, if any, to the date of prepayment if prepaid during the twelve-month period commencing on September I of the year set forth below:


     YEAR                        PREMIUM FACTOR

     2001                              1/2
     2002                              1/3
     2003                              1/6
     2004 and thereafter                 0

          (2) Optional Prepayment upon Public Equity Offering.  Notwithstanding
              -----------------------------------------------
the foregoing, at any time on or before September 1, 2001, Borrower may prepay up to an aggregate principal amount of the Term Loan equal to 35% of the aggregate principal amount of the Term Loan outstanding on the Conversion Date at a prepayment price equal to the principal amount of the Term Loan so prepaid, plus a premium equal to, for each Lender, the rate of interest in effect on such Lenders portion of the Term Loan on the date notice of prepayment is given, plus accrued and unpaid interest thereon, if any, to the prepayment date with the net cash proceeds of an initial public offering of common stock of the Company; provided, however, that at least an aggregate
                                --------  -------
principal amount of the Term Loan equal to 65% of the aggregate principal amount of the Term Loan outstanding on the Conversion Date would remain outstanding immediately after giving effect to any such prepayment (excluding any Term Loan owned by Borrower or any of its Affiliates) and provided, further, that such redemption shall occur within 45 days of the date of the closing of such initial public offering.

          (3) Pro Rata Prepayment Under Senior Subordinated Indenture.  If any
              -------------------------------------------------------
Exchange Notes are outstanding, any prepayment pursuant to Section 2.09(b)(1) or
(2) shall be made pro rata with an optional redemption of Exchange Notes under
                  --- ----
the Senior Subordinated Indenture.

          2.10.  Mandatory Prepayments.  Borrower shall prepay the Initial Loans
                 ---------------------
or Term Loans as follows:

          (i)    Mandatory Prepayment of Initial Loan upon Equity Issuance.  To
                 ---------------------------------------------------------
     the extent allowed under, and to the extent funds remain available after prepayment of, the Senior Credit Facility, upon any Equity Issuance after the Closing Date, the Initial Loan shall be prepaid in an aggregate principal amount equal to 50% of the Net Available Proceeds of such Equity Issuance. Upon the request of the Administrative Agent on behalf of the Majority Lenders, Borrower shall apply such Net Available Proceeds to the prepayment of Indebtedness outstanding under the Holding Bridge Loan Agreement.

          (ii)   Mandatory Prepayment of Initial Loan upon Debt Issuance.  To
                 -------------------------------------------------------
     the extent allowed under, and to the extent funds remain available after prepayment of, the Senior Credit Facility, upon any Debt Issuance after the Closing Date, the Initial Loan shall be prepaid in an aggregate principal amount equal to 100% of the Net Available Proceeds of such Debt Issuance. Upon the request of the Administrative Agent on behalf of the Majority Lenders, Borrower shall apply such Net Available Proceeds to the prepayment of Indebtedness outstanding under the Holding Bridge Loan Agreement.

          (iii)  Mandatory Offer to Purchase Initial Notes or Term Notes on
                 ----------------------------------------------------------
     Change of Control.  (1) Following the occurrence of a Change of Control
     -----------------
     (the date of such occurrence being the "Change of Control Date"), Borrower
                                             ----------------------
     shall notify the Arranger and the Lenders of such occurrence in the manner prescribed by this Agreement and shall, within 20 days after the Change of Control Date, make an Offer to Purchase all Initial Notes or Term Notes then outstanding, as the case may be, at a purchase price in cash equal to 10 1% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date. Borrowers obligations may be satisfied if a third parry makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements of this Agreement applicable to an Offer to Purchase made by Borrower and purchases all Initial Notes or Term Notes validly tendered and not withdrawn under such Offer to Purchase. Each Lender shall be entitled to tender all or any portion of the Initial Notes or Term Notes owned by such Lender pursuant to the Offer to Purchase, subject to the requirement that any portion of an Initial Note or a Term Note tendered must be tendered in an integral multiple of $1,000 principal amount.

          (2) On or prior to the Purchase Date specified in the Offer to Purchase, Borrower shall (i) accept for payment all Initial Notes or Term Notes or portions thereof validly tendered pursuant to the Offer to Purchase, (ii) deposit with the Arranger money sufficient to pay the Purchase Price of all Initial Notes or Term Notes or portions thereof so accepted and (iii) deliver or cause to be delivered to the Arranger for cancellation all Term Notes so accepted together with an Officers' Certificate stating the Initial Notes or Term Notes or portions thereof accepted for payment by Borrower. The Arranger shall promptly mail or deliver to Lenders whose Initial Notes or Term Notes are so accepted payment in an amount equal to the Purchase Price for such Initial Notes or Initial Notes or Term Notes, and the Arranger shall promptly authenticate and mail or deliver to each Lender a new Initial Notes or Tenn Note or Term Notes equal in principal amount to any unpurchased portion of the Initial Notes or Term Note surrendered as requested by the Lender. Any Initial Notes or Term Note not accepted for payment shall be promptly mailed or delivered by Borrower to the Lender thereof.

     Borrower shall publicly announce the results of the Offer to Purchase on or as soon as practicable after the Purchase Date.

          (iv) Mandatory Offer to Purchase Initial Notes and Term Notes on Asset
               -----------------------------------------------------------------
     Sale.  Borrower shall, within 20 days after each Trigger Date, make an
     ----
     Offer to Purchase all outstanding Notes up to a maximum principal amount (expressed as a multiple of $1,000) of Notes equal to the Note Portion of Unutilized Net Cash Proceeds. Such Offer to Purchase shall be made at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided, however, that the Offer to Purchase may be deferred until there
     --------  -------
     are aggregate Unutilized Net Cash Proceeds equal to or in excess of $15.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $15.0 million, shall be applied as required pursuant to this paragraph.

          In the event that any other Indebtedness of Borrower which ranks pari
                                                                           ----
     passu with the Securities (the "Other Indebtedness") requires that an offer
     -----                           ------------------
     to purchase to be made to repurchase such Other Indebtedness upon the consummation of any Asset Sale, Borrower may apply the Unutilized Net Cash Proceeds otherwise required to be applied to an Offer to Purchase to offer to purchase such Other Indebtedness and to an Offer to Purchase so long as the amount of such Unutilized Net Cash Proceeds applied to repurchase the Notes is not less than the Note Portion of Unutilized Net Cash Proceeds. With respect to any Unutilized Net Cash Proceeds, Borrower shall make the Offer to Purchase in respect thereof at the same time as the analogous offer to purchase is made under the Senior Subordinated Indenture and pursuant to any Other Indebtedness and the Purchase Date in respect thereof shall be the same as the purchase date in respect thereof pursuant to the Senior Subordinated Indenture and pursuant to any Other Indebtedness.

          For purposes of this Section 2.10(iii), "Note Portion of Unutilized
                                                   --------------------------
     Net Cash Proceeds" means the amount of the Unutilized Net Cash Proceeds
     -----------------
     equal to the product of (x) the Unutilized Net Cash Proceeds and (y) a fraction the numerator of which is the principal amount of all Notes tendered pursuant to the Offer to Purchase related to such Unutilized Net Cash Proceeds (the "Note Amount") and the denominator of which is the sum of the Note Amount and the lesser of the aggregate principal face amount or accreted value as of the relevant purchase date of all Other Indebtedness tendered pursuant to a concurrent offer to purchase such Other Indebtedness made at the time of such Offer to Purchase.

          With respect to any Offer to Purchase effected pursuant to this
     Section 2.10(iii), as among the Term Notes, to the extent that the principal amount of the Notes tendered pursuant to such Offer to Purchase exceeds the Note Portion of Unutilized Net Cash Proceeds with respect thereto, such Notes shall be purchased pro rata based on the principal
                                            ---------
     amount of such Term Notes tendered by each Lender.

          Each Lender shall be entitled to tender all or any portion of the Notes owned by such Lender pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount and subject to any proration among tendering Lenders as described above.

          2.11.   Replacement of Lenders.  Borrower shall have the right, if no
                  ----------------------
     Default then exists, to replace any Lender (the "Replaced Lender") with one
                                                      ---------------
     or more other Eligible Persons reasonably acceptable to Arranger (collectively, the "Replacement Lender") if (x) such Lender is charging
                         ------------------
     Borrower increased costs pursuant to Section 5.01 or 5.06 in excess of those being charged generally by the other Lenders or such Lender becomes incapable of making LIBOR Loans as provided in Section 5.03 and/or (y) as provided in Section 12.04(ii), such Lender refuses to consent to certain proposed amendments, waivers or modifications with respect to this Agreement; provided, however, that (i) at the time of any replacement
                --------  -------
     pursuant to this Section 2.11, the Replacement Lender shall enter into one or more assignment agreements (and with all fees payable pursuant to said
     Section 12.06 to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender, an amount equal to the sum of (A) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender and
     (B) all accrued, but
     theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 2.05, and (ii) all obligations of Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including any amounts which would be paid to a Lender pursuant to
     Section 5.05 if Borrower were prepaying a LIBOR Loan) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of Notes executed by Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder and be released of all its obligations as a Lender, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender.

          Section 3.   Interest.
                       --------

          (a) (i)The Loans shall bear interest on the unpaid principal amount thereof from the Closing Date through maturity (whether by prepayment, acceleration or otherwise) for each Monthly Period (or part thereof) at a rate per annum equal to the lesser of (x) (A) during such periods as the Loans are
--- -----
LIBOR Loans, the LIBOR Rate for such period plus the Applicable Spread or (B)
                                            ----
during such periods as the Loans are ABR Loans, the Alternate Base Rate (as in effect from time to time) plus the Applicable Spread or (y) 16.00%.
                          ----

          (ii) At any time after the Conversion Date, at the request of any Lender, all or any portion of the Term Loan owing to such Lender shall bear interest at a fixed rate per annum equal to the then effective yield on
                              --- -----
     U.S. Treasury securities having ten-year maturities plus 7.00%, effective for such portion so elected by such Lender from and after the first interest payment date with respect to such Term Loan after such notice; provided, however, that no such conversion shall be permitted in respect of
     --------  -------
     amounts to be voluntarily prepaid following receipt of a notice of prepayment pursuant to Section 2.09. In order to request the conversion of such portion of the Term Loan to a fixed rate loan, the Lender shall notify the Arranger in writing (the date of such notice, the "Notice Date") of its
                                                            -----------
     intention to do so at least five Business Days and not greater than 10 Business Days prior to the next succeeding interest payment date indicating the amount of the Term Loan for which it is requesting conversion to a fixed rate Term Loan, and the Arranger shall so notify Borrower at least two Business Days prior to such next succeeding interest payment date.
     Upon the conversion of a portion of a Term Loan to a fixed rate Term Loan an appropriate notation will be made on the Term Note and, on and after the first interest payment date following the receipt by Borrower of a notice hereunder, such portion of the Term Loan which is converted to a fixed rate Term Loan (and any Exchange Note issued in respect thereof) shall bear interest at the rate in effect on the applicable Notice Date until repaid.

          (b) Interest shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 1998, upon any prepayment of the Loans (to the extent accrued on the amount being prepaid) and at maturity.

          If, on any interest payment date, the interest accrued for the period prior to such interest payment date exceeds the amount that would have accrued at 14.00%, Borrower may pay all or a portion of the interest payable in excess of the amount of interest that would be payable on such date at 14.00% by issuance of Subsequent Initial Notes or Subsequent Term Notes, as the case may be, in an aggregate principal amount equal to the amount of such interest being so paid in Subsequent Initial Notes or Subsequent Term Notes (the "PIK Interest
                                                                   ------------
Amount"); provided, however, that any accrued interest unpaid on the due date of
------    --------  -------
the payment of principal of any Loan shall be paid solely in cash on the principal so due.

          Section 4.   Payments, Pro Rata Treatment; Computations; Etc.
                       -----------------------------------------------

          4.01.     Payments.  (a) Except to the extent otherwise provided
                    --------
herein, all payments of principal, interest and other amounts to be made by Borrower under this Agreement, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Credit Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Administrative Agent at its account at the Principal Office, not later than 1:00 p.m. New York City time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day).

          (b) Borrower shall, at the time of making each payment under this Agreement for the account of any Lender, specify to Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by Borrower hereunder to which such payment is to be applied (and in the event that Borrower fails to so specify, or if an Event of Default has occurred and is continuing, Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02, may determine to be appropriate).

          (c) Except to the extent otherwise provided in the second sentence of
Section 2.03(g), each payment received by Administrative Agent under this Agreement or any Note for the account of any Lender shall be paid by Administrative Agent to such Lender, in immediately available funds, (x) if the payment was actually received by Administrative Agent prior to 1:00 p.m. (New York City time) on any day, on such day and (y) if the payment was actually received by Administrative Agent after 1:00 p.m. (New York City time) on any day, on the following Business Day (it being understood that to the extent that any such payment is not made in full by Administrative Agent, Administrative Agent shall pay to such Lender, upon demand, interest at the Federal Funds Rate from the date such amount was required to be paid to such Lender pursuant to the foregoing clauses until the date Administrative Agent pays such Lender the amount).

          (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02.  [Reserved].

          4.03.  Computation.  Interest on LIBOR Loans shall be computed on the
                 -----------
basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on ABR Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Alternate Base Rate is calculated by reference to the Federal Funds Rate, interest on ABR Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding- the last day).

          4.04.  Minimum Amounts.  Except for mandatory prepayments made
                 ---------------
pursuant to Section 2. 10 and Conversions or prepayments made pursuant to
Section 5.04, each borrowing, Conversion and prepayment of principal of Loans shall be in an amount at least equal to $1.0 million with respect to ABR Loans and $1.0 million with respect to LIBOR Loans and in multiples of $100,000 in excess thereof (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of LIBOR Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBOR Loans having the same Interest Period shall be in an amount at least equal to $1.0 million and in multiples of $100,000 in excess thereof and, if any LIBOR Loans or portions thereof would otherwise be in a lesser principal amount for any period, such Loans or portions, as the case may be, shall be ABR Loans during such period.

          4.05.  Certain Notices.  Notices by Borrower to Administrative Agent
                 ---------------
of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by Administrative Agent not later than 11:00 a.m. New York City time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified in the table below.

                                NOTICE PERIODS

Notice                                       Number of Business Days Prior
------                                       -----------------------------

Termination or reduction of Commitments                 2

Borrowing or optional prepayment of ABR Loans           1

Borrowing or optional prepayment of Conversions
into or Continuations as LIBOR Loans                    3

          Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that Borrower fails to select the Type of Loan within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a LIBOR
Loan) will be automatically Converted into a LIBOR Loan or (if outstanding as an ABR Loan) will remain as, or (if not then outstanding) will be made as, an ABR Loan.

          4.06.     Non-Receipt of Funds by Administrative Agent.  Unless
                    --------------------------------------------
Administrative Agent shall have received written notice from a Lender or Borrower (the "Payor")prior to the date on which the Payor is to make payment to
               -----
Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or a payment to Administrative Agent for the account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt,
            ----------------
that the Payor does not intend to make the Required Payment to Administrative Agent, Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to Administrative Agent, the recipient(s) of such payment shall, on demand, repay to Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so
                                               ------------
made available by Administrative Agent until the date Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for
                               --- -----
such day and, if such recipient(s) shall fail promptly to make such payment, Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid; provided, however, that if
                                                --------  -------
neither the recipient(s) nor the Payor shall return the Required Payment to Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows (without double recovery):

          (i) if the Required Payment shall represent a payment to be made by Borrower to the Lenders, Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate set forth in Section 3.02(b) (without duplication of the obligation of Borrower under Section 3.02 to pay interest on the Required Payment at the rate set forth in Section 3.02(b)), it being understood that the return by the recipient(s) of the Required Payment to Administrative Agent shall not limit such obligation of Borrower under Section 3.02 to pay interest at the rate set forth in Section 3.02(b) in respect of the Required Payment and

          (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to Borrower, the Payor and Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to Section 3.02, it being understood that the return by Borrower of the Required Payment to Administrative Agent shall not limit any claim Borrower may have against the Payor in respect of such Required Payment.

          4.07.     Right of Setoff, Sharing of Payments, Etc.  (a) If any Event
                    -----------------------------------------
of Default shall have occurred and be continuing, each Obligor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans or any other amount payable to such Lender hereunder that is not paid when due (regardless of whether such deposit or other indebtedness is then due to such Obligor), in which case it shall promptly notify such Obligor and Administrative Agent thereof; provided,
                                                               --------
however, that such Lenders failure to give such notice shall not affect the
-------
validity thereof.

          (b) Each of the Lenders agrees that, if it should receive (other than pursuant to Section 5) any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such amounts then owed and due to such Lender bears to the total of such amounts then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Obligor to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided, however, that if all or any portion of such excess amount is
--------  -------
thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Borrower consents to the foregoing arrangements.

          (c) Borrower agrees that any Lender so purchasing such a participation may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

          (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

          Section 5.   Yield Protection, Etc.
                       ---------------------

          5.01.     Additional Costs.  (a) If the adoption of, or any change in,
                    ----------------
any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority or the NAIC made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any LIBOR Loan made by it or change the basis of taxation of payments to such Lender in respect thereof by any Governmental Authority (except for taxes covered by Section 5.06 and changes in the rate of tax on the overall net income of such Lender or its Applicable Lending Office, or any affiliate thereof or franchise tax by any Governmental Authority);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

          (iii) shall impose on such Lender any other condition (excluding taxes);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof then, in any such case, Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower, through Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts setting forth the calculation of such additional amounts pursuant to this Section 5.01 submitted by such Lender, through Administrative Agent, to Borrower shall be conclusive in the absence of clearly demonstrable error.

Without limiting the survival of any other covenant hereunder, this Section 5.01 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          (b) In the event that any Lender shall have determined that the adoption of any law, rule, regulation or guideline regarding capital adequacy (or any change therein or in the interpretation or application thereof) or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority or the NAIC, in each case, made subsequent to the date hereof including, without limitation, the issuance of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on such Lenders or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to Borrower (with a copy to Administrative Agent) of a written request therefor, Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          5.02.     Limitation on Types of Loans.  Anything herein to the
                    ----------------------------
contrary notwithstanding, if, on or prior to the determination of any LIBOR Base Rate for any Interest Period:

          (i) Administrative Agent determines, which determination shall be conclusive, absent manifest error, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Base Rate" in
     Section 1.0 1 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

          (ii) the Majority Lenders determine, which determination shall be conclusive, that the relevant rates of interest referred to in the definition of "LIBOR Base Rate" in Section 1.01 upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely adequate to cover the cost to the applicable Lenders of making or maintaining LIBOR Loans for such Interest Period, then Administrative Agent shall give Borrower and each Lender prompt notice thereof, and so long as such condition remains in effect, the affected Lenders shall be under no obligation to make additional LIBOR Loans, to Continue LIBOR Loans or to Convert ABR Loans into LIBOR Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding LE30R Loans, either prepay such Loans or Convert such Loans into ABR Loans in accordance with
Section 2.09.

          5.03.     Breakage and Illegality.  Notwithstanding any other
                    -----------------------
provision of this Agreement, in the event that any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder

(and, in the sole opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify Borrower thereof (with a copy to Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.04 shall be applicable).

          5.04.     Treatment of Affected Loans.  If the obligation of any
                    ---------------------------
Lender to make LIBOR Loans or to Continue, or to Convert ABR Loans into, LIBOR Loans shall be suspended pursuant to Section 5.03, such Lender's LIBOR Loans shall be automatically Converted into ABR Loans on the last day(s) of the then current Interest Period(s) for such LIBOR Loans (or on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent as is required by law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.03 which gave rise to such Conversion no longer exist:

          (i) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its ABR Loans; and

          (ii) all Loans which would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as ABR Loans and all ABR Loans of such Lender which would otherwise be Converted into LIBOR Loans shall remain as ABR Loans.

If such Lender gives notice to Borrower with a copy to Administrative Agent that the circumstances specified in Section 5.03 which gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans are outstanding, such Lender's ABR Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and
                            --- ----
Interest Periods) in accordance with their respective Commitments.

          5.05.     Compensation.  (a) Borrower agrees to indemnify each Lender
                    ------------
and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (1) default by Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (2) default by Borrower in making a borrowing of, Conversion into or Continuation of LIBOR Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (3) default by Borrower in making any prepayment after Borrower has given a notice thereof in accordance with the provisions of the Agreement, or (4) the making of a payment or a prepayment of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto, including in each case, any such loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained.

          (b) For the purpose of calculation of all amounts payable to a Lender under this Section 5.05 each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of the LIBOR Loan and having a maturity comparable to the relevant Interest Period; provided, however, that
                                                     --------  -------
each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. Any Lender requesting compensation pursuant to this Section 5.05 will furnish to Administrative Agent and Borrower a certificate setting forth the basis and amount of such request and such certificate, absent manifest effort, shall be conclusive. Without limiting the survival of any other covenant hereunder, this covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          5.06.     Net Payments.  (a) All payments made by Borrower or any
                    ------------
Guarantor hereunder or under any Note or any Guarantee will be made without setoff, counterclaim or other defense. Except as provided in Section 5.06(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender is located or any jurisdiction in which such Lender conducts business or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Covered Taxes"). If any
                                                    -------------
Covered Taxes are so levied or imposed, Borrower and each Guarantor, as the case may be, agrees to pay the full amount of such Covered Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, the Guarantees or under any Note, after withholding or deduction for or on account of any Covered Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Covered Taxes pursuant to the preceding sentence, Borrower and each Guarantor agrees on a joint and several basis to reimburse each Lender, upon the written request of such Lender, (i) for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or Applicable Lending Office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction by reason of the making of payments in respect of Covered Taxes pursuant to this Section (including pursuant to this sentence) and (ii) for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of amounts paid in respect of Covered Taxes to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. Borrower and each Guarantor, as the case may be, will furnish to Administrative Agent within 45 days after the date the payment of any Covered Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower or any Guarantor. Borrower and the Guarantors agree to jointly and severally indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Covered Taxes so levied or imposed and paid by such Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto.

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a "Non-U.S. Lender") agrees to
                                                ---------------
deliver to Borrower and Administrative Agent on or prior to the Closing Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.06 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 100 1 (or successor forms) certifying to such Lenders entitlement to a complete exemption from, or reduction in rate of, United States withholding tax with respect to payments to be made under this Agreement and under any Note (or, with respect to any assignee Lender, at least as extensive as the assigning Lender), or (ii) if the Lender is not a "bank" within the meaning of Section 88 I(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit K (any such certificate, a "Section 5.06 Certificate") and
                                                ------------------------
(y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from, or reduction in rate of, United States withholding tax with respect to payments to be made under this Agreement and under any Note (or, with respect to any assignee Lender, at least as extensive as the assigning Lender). In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to Borrower and Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 100 1, or Form W-8 and a Section 5.06 Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify Borrower and Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such form or certificate pursuant to this Section 5.06(b). Notwithstanding the foregoing, no Lender shall be required to deliver any such form or certificate if a change in treaty, law or regulation has occurred prior to the date on which such delivery would otherwise be required that renders any such form or certificate inapplicable or would prevent the Lender from duly completing and delivering any such form or certificate with respect to it and such Lender so advises Borrower. Borrower shall not be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S.

Lender, in respect of U.S. Federal withholding tax pursuant to paragraph (a) above to the extent that (i) the obligation to withhold amounts with respect to U.S. Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement; provided, however, that this clause (i) shall not apply
                         --------  -------
to the extent that (x) the indemnity payments or additional amounts any Lender would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payments or additional amounts that the Person making the assignment or transfer to such Lender would have been entitled to receive in the absence of such assignment or transfer, or (y) such assignment or transfer had been requested by Borrower, or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of this Section 5.06(b). Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section
5.06 and except as set forth in Section 12.06(b), Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in
Section 5.06(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Covered Taxes.

          (c) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").
                                                    -----------

          Section 6.   Guarantee.
                       ---------

          6.01.     The Guarantee.  The Guarantors hereby jointly and severally
                    -------------
guarantee as a primary obligor and not as a surety to each Lender and Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest (including any interest that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower and all other Obligations from time to time owing to the Lenders or Agents by Borrower under this Agreement and under the Notes and by any Obligor under any of the other Credit Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby jointly and
            ----------------------
severally agree that if Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          6.02.     Obligations Unconditional.  The obligations of the
                    -------------------------
Guarantors under Section 6.01 are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

          (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under this Agreement, the Notes or any other Credit Document or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

          (iv)   the release of any other Guarantor.

          The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Agent or any Lender exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Lender or any Agent upon this guarantee or acceptance of this guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this guarantee, and all dealings between Borrower and the Lenders and Agents shall likewise be conclusively presumed to have been had or consummated in reliance upon this guarantee. This guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Lenders and Agents, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Lenders or Agents or any other Person at any time of any right or remedy against Borrower or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

          6.03.     Reinstatement.  The obligations of the Guarantors under this
                    -------------
Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. The Guarantors jointly and severally agree that they will indemnify each Agent and each Lender on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by such Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the gross negligence or bad faith of such Creditor.

          6.04.     Subrogation; Subordination.  Each Guarantor hereby agrees
                    --------------------------
that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 6.01, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. The payment of any amounts due with respect to any indebtedness of Borrower or any other Guarantor now or hereafter owing to any Guarantor by reason of any payment by such Guarantor under the Guarantee in this Section 6 is hereby subordinated to the prior indefeasible payment in full in cash of the Guaranteed Obligations. Each Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such indebtedness of Borrower to such Guarantor until the Obligations shall have been indefeasibly paid in full in cash. If, notwithstanding the foregoing sentence, any Guarantor shall prior to the indefeasible payment in full in cash of the Guaranteed Obligations collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for Agents and the Lenders and be paid over to Administrative Agent on account of the Guaranteed Obligations without affecting in any manner the liability of such Guarantor under the other provisions of the guaranty contained herein.

          6.05.     Remedies.  The Guarantors jointly and severally agree that,
                    --------
as between the Guarantors and the Lenders, the obligations of Borrower under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of
Section 6.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 6.01.

          6.06.     Instrument for the Payment of Money.  Each Guarantor hereby
                    -----------------------------------
acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

          6.07.     Continuing Guarantee.  The guarantee in this Section 6 is a
                    --------------------
continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          6.08.     General Limitation on Guarantee Obligations.  In any action
                    -------------------------------------------
or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 6.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 6.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, any Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding; provided, that, without limiting the generality of
                              --------
the foregoing, in any such action or proceeding in which KRS 371.065governs, (i) the maximum aggregate liability of any Guarantor under Section 6.01 shall be deemed to be $500,000,000 and (ii) the guarantee shall terminate on September 30, 2006; provide, further, that nothing herein shall be construed to imply
          -------
that KRS 371.065 governs.

           Section 7.  Conditions Precedent.
                       --------------------

          7.01.     Conditions to Effectiveness of Credit Documents and
                    ---------------------------------------------------
Obligation to Make Initial Loan.  The effectiveness of the Credit Documents and
-------------------------------
the obligation of the Lenders to make an Initial Loan hereunder is subject to the satisfaction of the conditions precedent that:

          (i)  Documentation and Evidence of Certain Matters.  The Agents shall
               ---------------------------------------------
     have received the following documents, each duly executed where appropriate (with sufficient conformed copies for each Lender), each of which shall be reasonably satisfactory to the Agents (and to the extent specified below, to each Lender) in form and substance:

               (1) Corporate Documents.  Certified true and complete copies of
                   -------------------
          the charter and by-laws and all amendments thereto (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Credit Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder and the consummation of the Transactions, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of Borrower.

               (2) Officers' Certificate.  An Officers' Certificate of Borrower,
                   ---------------------
          dated the Closing Date, to the effect set forth in clauses (a) and (b) of Section 7.02(i) and to the effect that all conditions precedent to the making of an Initial Loan have been satisfied.

               (3) Opinions of Counsel.  Opinion of Brown, Todd & Heyburn PLLC,
                   -------------------
          counsel to the Obligors', substantially in the form of Exhibit E (and
                                                                 ---------
          each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and Agents).

               (4) The Credit Agreement.  This Agreement, (i) executed and
                   --------------------
          delivered by a duly authorized officer of each Obligor with a counterpart for each Lender, and (ii) executed and delivered by a duly authorized officer of each Lender and Agent.

               (5) Initial Notes.  The Initial Notes, duly completed and
                   -------------
          executed for each Lender that has requested Initial Notes prior to the Closing Date.

               (6) Senior Credit Facility.  (i) Executed or conformed copies of
                   ----------------------
          the Senior Credit Facility and any amendments thereto made on or prior to the Closing Date, (ii) an Officers' Certificate from Borrower stating that the Senior Credit Facility is in full force and effect on the Closing Date and no material term or condition thereof has been amended, modified or waived from the form most recently provided to the Lenders and the Agents a reasonable time prior to the Closing Date except with the prior written consent of the Required Lenders and the Agents, (iii) an Officers' Certificate from Borrower stating that Borrower and each of its Subsidiaries party thereto has performed or complied with all agreements and conditions contained in the Senior Credit Facility and any agreements or documents referred to therein required to be performed or complied with by such party on or before the Closing Date, and neither Borrower nor any of its Subsidiaries is in default in the performance or compliance with any of the terms or provisions thereof and (iv) all closing documents relating to the Senior Credit Facility and all such counterpart originals or certified copies of such documents, instruments, certificates and opinions as the Required Lenders or the Agents may reasonably request.

               (7) Solvency Certificate and Opinion.  A certificate from the
                   --------------------------------
          chief financial officer of Borrower and, at Borrowers expense, a nationally recognized appraisal firm or valuation consultant reasonably satisfactory to An-angers in form and substance reasonably satisfactory to An-angers and the Lenders with respect to the Solvency of each Obligor immediately after giving effect to the Transactions.

               (8) Insurance. Evidence of insurance and certificates of Insurance complying with the requirements of Section 9.04 and the Security Documents.

               (9) Transaction Documents. etc.  Copies of the documentation
                   --------------------------
          relating to each of the Transactions, any management or similar agreement entered into with any Excluded Person or any of their respective Affiliates and all exhibits, appendices, annexes and schedules to any thereof, each certified by a senior officer of Borrower as true, complete and correct copies thereof. The Agents shall have had at least three Business Days to review all documentation to be delivered pursuant to this paragraph and all such documentation shall be in form and substance reasonably satisfactory to the Agents.

               (10) Repayment of Existing Indebtedness.  Evidence in the form of
                    ----------------------------------
          a "pay-off' letter that the principal of and interest on, and all other amounts owing in respect of, the Indebtedness listed on Schedule 7.01(i)(10) have been (or shall be simultaneously) paid in full, that any commitments to extend credit under the agreements or instruments relating to such Indebtedness have been canceled or terminated and that all guarantees in respect of, and all Liens securing, any such Indebtedness have been released (or arrangements for such release satisfactory to Agents have been made); in addition, from any Person holding any Lien securing any such Indebtedness, such Uniform Commercial Code termination statements, mortgage releases and other instruments, in each case in proper form for recording, as Agents shall have reasonably requested to release and terminate of record the Liens securing such Indebtedness (or arrangements for such release and termination reasonably satisfactory to Agents and the Majority Lenders have been made).

                 (11) Financial Statements.  Unaudited interim financial
                      --------------------
          statements of Borrower and each Acquired Business for each fiscal month and quarterly period ended subsequent to June 30, 1998 as to which such financial statements are available and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the financial condition of Borrower and each of the Acquired Business as reflected in the financial statements previously furnished to the Lenders.

                 (12) Business Plan.  A detailed budget for fiscal years 1998
                      -------------
          and 1999 and a written analysis of the business and prospects of Borrower and the Subsidiaries (after giving effect to the Transactions).

                 (13) Consents, Licenses and Approvals.  A certificate of a
                      --------------------------------
          responsible officer of Borrower stating that all consents, authorizations and filings (other than the consents set forth on Schedule 8.06) necessary to enter into and consummate the Transactions (to the extent to be consummated on the Closing Date) and perform the obligations under the Transaction Documents (including Hart-Scott-Rodino clearance) are in full force and effect (or there shall be a plan satisfactory to Agents and the Majority Lenders in their respective sole discretion for the obtaining thereof) and that all applicable waiting periods have expired without any action being taken by any competent authority or threatened which, would restrain, prevent or otherwise impose materially adverse conditions on any Company, and each such consent, authorization and filing shall be in form and substance satisfactory to Agents.

          (ii) Date of Closing. Such extension of credit shall be made on or before October 15, 1998.

          (iii)  Legality.  Each of the Transactions to be consummated on the
                 --------
     Closing Date and the financing therefor shall be in compliance with all laws and regulations, or the Agents shall have determined such to be inapplicable to such transactions.

          (iv)   Completion of Parent Financing.  Borrower shall have received
                 ------------------------------
     aggregate gross proceeds of not less than $ 100.0 million from the Parent Financing.

          (v)    Consummation of Acquisitions.  Borrower shall have entered into
                 ----------------------------
     acquisition agreements with respect to each of the Acquired Businesses on terms and in form and substance satisfactory to the Agents (the "Acquisition Agreements"). All material conditions in each such Acquisition
     ---------------------------
     Agreement shall have been satisfied, and not waived or modified except with the consent of the Agents (which shall not be unreasonably withheld), and all covenants in each such Acquisition Agreement shall have been satisfied (without waiver or modification) in all material respects and all representation and warranties contained therein shall be true and correct in all material respects (without waiver or modification). Simultaneously with the initial funding of the Term Loans, the Kindill Acquisition, the Tender Offer and the Zeigler Acquisition shall have been consummated. Immediately upon consummation of the Tender Offer the Borrower will effect a short-form merger with Zeigler in accordance with Section 253 of the Delaware General Corporation Law.

          (vi)   Maximum Merger Price.  The consideration per share of common
                 --------------------
     stock in the Zeigler Acquisition shall not exceed $21.25 per share (excluding appraisal rights) and an aggregate of $608.0 million for all shares (including appraisal rights).

          (vii)  Reserve Reports.  Completed and signed reserve reports by the
                 ---------------
     engineering firms previously identified to Agents with respect to the Obligors and the Acquired Businesses, which completed reserve reports will not be materially different from the summary information previously furnished to Agents.

          (viii)  No Other Debt or Preferred Stock.  After giving effect to the
                  --------------------------------
     Transactions and the other transactions contemplated hereby, Borrower and the Subsidiaries shall have outstanding no Indebtedness or preferred stock (or direct or indirect guarantee or other credit support in respect thereof) outstanding other than the Loans under this Agreement, and the Existing Debt.

          (ix)    No Material Adverse Change. (1) Zeigler shall not have
                  --------------------------
     sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference, in the reasonable judgment of the Lender, has had or has a material adverse effect on the business, condition (financial or other), or operations of Zeigler and there shall not have been, in the reasonable judgment of the Lender, any material adverse change in the business, condition (financial or other), or operations of Zeigler; (2) trading generally shall not have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc.; (3) a general moratorium on commercial banking activities in New York shall not have been declared by either Federal or New York State governmental authorities; and (4) there shall not have occurred any outbreak or escalation of hostilities or any material adverse change in financial markets or any calamity or crisis that, in the reasonable judgment of the Agents, makes it impracticable to sell or syndicate the Loans and the Commitments. As used in the previous sentence, "material adverse change in financial markets" shall mean a decline of 12% or more in the Dow Jones Industrial Average from August 3, 1998.

          (x)     Pro Forma Balance Sheet. The Lenders shall have received a pro
                  -----------------------
     forma consolidated balance sheet of Borrower and the Subsidiaries dated as of the date of the most recently available financial statements of Borrower after giving effect to the Transactions, which balance sheet shall be consistent in all material respects with the sources and uses of funds and the other conditions contemplated hereby. Each Company shall also have provided such other financial information as the Lenders or Agents may reasonably request in connection with the Transactions.

          (xi)    Approvals. Except for the consents set forth on Schedule 8.06,
                  ---------
     all requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action or Proceeding, actual or threatened, that has had the effect of (or could reasonably be expected to have the effect of) restraining, preventing or imposing materially burdensome conditions on any of the Transactions or the other transactions contemplated hereby, except, in each case, as would not, singly or in the aggregate, result in a Material Adverse Effect.

          (xii)   No Default in Other Agreements.  Any defaults in any material
                  ------------------------------
     agreements of any Company that may result from the Transactions shall have been resolved or otherwise addressed in a manner reasonably satisfactory to Agents and the Majority Lenders; and no law or regulation adopted, proposed or applicable after the date of the Commitment Letter shall be applicable in the reasonable judgment of Agents and the Majority Lenders that restrains, prevents or imposes materially adverse conditions upon any component of the Transactions or the financing thereof, including the extensions of credit under this Agreement.

          (xiii)  Margin Rule Compliance.  All Loans and other financing to
                  ----------------------
     Borrower shall be in full compliance with all applicable requirements of Regulations T, U and X.

          (xiv)   Satisfactory Environmental Reports.  The Agents shall have
                  ----------------------------------
     received reasonably satisfactory third-party environmental reports (including Phase I reports) of the Acquired Businesses to be acquired on the Closing Date, Borrower and the Subsidiaries reasonably requested by the Agents.

          (xv)    Other Documentation.  All other documentation, including any
                  -------------------
     employment agreement, management compensation arrangement (including any agreements entered into with any of the senior management of any Company) after the Transactions or other financing arrangement of each Company shall be reasonably satisfactory in form and substance to Agents and the Majority Lenders.

          (xvi)    Payment of Fees and Expenses.  All accrued fees and expenses
                   ----------------------------
     (including the reasonable fees and expenses of Cahill Gordon & Reindel, special counsel to Agents) of Agents and accrued fees of the Lenders in connection with the Credit Documents and the Fee Letter shall have been paid.

          (xvii)   Management Agreements.  The Agents shall be reasonably
                   ---------------------
     satisfied with the terms and conditions of any management agreement entered into or proposed to be entered into with any Excluded Person or any of their Affiliates or any other Person.

          (xviii)  Other Matters.  The Lenders shall have received such other
                   -------------
     legal opinions, corporate documents and other instruments and/or certificates, including, as the Agents or the Majority Lenders may request in their reasonable discretion.

          7.02.    Additional Conditions to Making of Initial Loans.  The
                   ------------------------------------------------
obligation of the Lenders to make any Loan is subject to the further conditions precedent that:

          (i)      No Default; Representations and Warranties True. Both
                   -----------------------------------------------
     immediately prior to the making of such Initial Loan and also after giving pro forma effect thereto and to the intended use thereof.

                   (A) no Default shall have occurred and be continuing; and

                   (B) the representations and warranties made by the Obligors in Section 8, and by each Obligor in each of the other Credit Documents to which it is a party, shall be true and complete on and as of the date of the making of such Initial Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

          (ii)     No Legal Bar. The Initial Loans and the use of proceeds
                   ------------
     thereof shall not contravene, violate or conflict with, nor involve any Lender in a violation of, any law, rule, injunction, or regulation or determination of any court of law or other Governmental Authority.

          (iii)    No Material Adverse Effect. There shall not have occurred any
                   --------------------------
     event or circumstances which has had or is reasonably likely to have a Material Adverse Effect.

          (iv)     Notice of Borrowing. Administrative Agent shall have received
                   -------------------
     a Notice of Borrowing duly completed and complying with Section 4.05.

          Each notice of borrowing by Borrower hereunder shall constitute a certification by Borrower to the effect set forth in clause (i) above as of the date of such borrowing or issuance.

          Each notice submitted by Borrower hereunder for an extension of credit hereunder shall constitute a representation and warranty by Borrower, as of the date of such notice and as of the relevant borrowing date, that the applicable conditions in Sections 7.01 and 7.02 have been satisfied in accordance with the terms hereof

          7.03.    Conditions to Term Loan.
                   -----------------------

          The obligation of the Lenders to make the Term Loan on the Conversion Date is subject to the prior or concurrent satisfaction or waiver of the following conditions precedent:

          A.       Notice of Conversion.  The Agents shall have received in
                   --------------------
     accordance with the provisions of Section 2.02 an originally executed Notice of Conversion.

          B.       No Bankruptcy.   None of Borrower or any of its Significant
                   -------------
     Subsidiaries shall be subject to a Bankruptcy Order or a bankruptcy or other insolvency proceeding and no Default or Event of Default shall have occurred under Section 10(f) or (g).

          C.       No Default. No Default under Section 10 or an Event of
                   ----------
     Default under Section I 0(a) (whether or not matured) shall have occurred.

          D.       No Acceleration of Indebtedness. No Event of Default shall
                   -------------------------------
     have occurred under Section 10(b); provided, however that if such an Event
                                        --------
     of Default is continuing at the Conversion Date but the applicable grace period, if any, set forth in Section 10(b) has not expired, the Conversion Date shall be deferred until the earlier to occur of (i) the cure of such Event of Default or (ii) the expiration of any applicable grace period.

          E.       Officers' Certificate. On the Conversion Date, the Agents
                   ---------------------
     shall have received an Officers' Certificate from Borrower dated the Conversion Date and satisfactory in form and substance to the Agents, to the effect that the conditions in this Section 7.03 are satisfied on and as of the Conversion Date.

          F.       Term Notes. Borrower shall have executed and delivered to the
                   ----------
     Agents on the Conversion Date for delivery to the Lenders Term Notes dated the Conversion Date substantially in the form of Exhibit B to evidence the
                                                      --
     Term Loan, in the principal amount of (which principal amount shall be the aggregate principal amount of the Initial Loan outstanding on the Conversion Date) the Term Loan and with other appropriate insertions.

          G.       Fees and Expenses. All accrued fees and expenses owing to the
                   -----------------
     Agents and the Lenders (including the reasonable fees and expenses of a law firm serving as counsel to the Agents and Lenders) shall have been paid.

          H.       Margin Rules.  The making of the Term Loan shall not violate
                   ------------
     Regulation T, U or X or any other regulation of the F.R.S. Board.

          7.04.    Determinations Under Section 7.  For purposes of determining
                   ------------------------------
compliance with the conditions specified in Sections 7.01, 7.02 and 7.03, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that Borrower, by notice to the Lenders, designates as the proposed date of the extension of credit, specifying its objection thereto.

          Section 8.     Representations and Warranties.  Each Obligor
                         ------------------------------
represents and warrants to the Creditors that at and as of the Closing Date (immediately before and immediately after giving effect to the transactions to occur on such date (including the Transactions)):

          8.01.    Corporate Existence.  Each Obligor and each Subsidiary: (a)
                   -------------------
is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power and authority, and has all governmental licenses, authorizations, consents and approvals necessary to own its Property and carry on its business as now being conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

          8.02.    Financial Condition, Etc.  (a) Borrower has heretofore
                   ------------------------
delivered to the Lenders the audited consolidated balance sheets of Borrower and the Subsidiaries and of each of the Acquired Businesses as of December 31, 1995, December 31, 1996 and December 31, 1997, and the related statements of earnings, changes in stockholders' equity and cash flows for the fiscal years ended December 31, 1996 and December 31, 1997, (B) the unaudited consolidated balance sheets of Borrower and the Subsidiaries and of each of the Acquired Businesses as of June 30, 1998, and the related statements of earnings and cash flows for the fiscal periods ended on June 30, 1998. All of said financial statements, including in each case the related schedules and notes, are true, complete (in the case of year-end financial statements) and correct in all material respects, have been prepared in accordance with GAAP consistently applied and present fairly and accurately the financial position of Borrower and the Subsidiaries and each of the Acquired Businesses as of the respective dates of said balance sheets and the results of their operations for the respective periods covered thereby, subject (in the case of interim statements) to period-end audit adjustments.

          (b)    Except as set forth in Schedule 8.02(b) or in the financial
                                        ----------------
statements referred to in 8.02(a), there are no liabilities of any Company of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which would, or could reasonably be expected to, have a Material Adverse Effect and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities under this Agreement, the other Transaction Documents or liabilities incurred in connection with the transactions contemplated hereby.

          (c)    Except as set forth in Schedule 8.02(c), since June 30, 1998
                                        ----------------
there has been no Material Adverse Change, or any event, change or circumstance which could reasonably be expected to have a Material Adverse Change.

          (d) Each of the pro forma balance sheet of Borrower and its Consolidated Subsidiaries (the "Pro Forma Balance Sheets"), certified by the
                                ------------------------
chief financial officer of Borrower, copies of which have been heretofore furnished to each Lender, is the balance sheet of Borrower and its Consolidated Subsidiaries as of the date of the latest available balance sheet of Borrower prior to the Closing Date (the "Pro Forma Date"), adjusted to give effect (as if
                                --------------
such events had occurred on such date) to the Transactions to occur on the Closing Date and the application of the proceeds of all Indebtedness incurred on such date. Each Pro Forma Balance Sheet, together with the notes thereto, accurately reflects in all material respects all adjustments necessary to give effect to the Transactions, was prepared based on good faith assumptions, and presents fairly in all material respects on a pro forma basis the consolidated financial position of Borrower and its Consolidated Subsidiaries as at the Pro Forma Date, adjusted as described above.

          8.03.  Litigation.  Except as set forth in Schedule 8.03, there is
                 ----------                          -------------
no Proceeding pending against, or to the knowledge of Borrower threatened against or affecting, any Company or any of its respective Properties before any Governmental Authority which is reasonably likely to have a Material Adverse Effect.

          8.04.  No Breach, No Default.  (a) None of the execution, delivery
                 ---------------------
and performance by each Obligor of any Credit Document or Transaction Document to which it is a party and the consummation of the transactions herein and therein contemplated (including the Transactions) will (i) conflict with or result in a breach of, or require any consent (which has not been obtained and is in full force and effect) under, any Organic Document of any Company, or any applicable Requirement of Law or any order, writ, injunction or decree of any Governmental Authority binding on any Company, or any term or provision of any Contractual Obligation of any Company, or (ii) constitute (with due notice or lapse of time or both) a default under any such Contractual Obligation, or (iii) result in the creation or imposition of any Lien (except for the Liens created pursuant to the Security Documents) upon any Property of any Company pursuant to the terms of any such Contractual Obligation, except with respect to each of the foregoing which could not reasonably be expected to have a Material Adverse Effect or which could not reasonably be expected to subject any Agent or Lender to any material risk of damages or liability to third parties.

          (b) No Company is in default under or with respect to any Contractual Obligation (including any Transaction Document) or any order, award or decree of any Governmental Authority or arbitrator binding upon it or any of its Property in any respect which could reasonably be expected to have a Material Adverse Effect.

          (c)    No Default or Event of Default has occurred and is continuing.

          8.05.  Action.  Each Company has all necessary corporate power,
                 ------
authority and legal right to execute, deliver and perform its obligations under each Credit Document and Transaction Document to which it is a party and to consummate the transactions herein and therein contemplated; the execution, delivery and performance by each Company of each Credit Document and Transaction Document to which it is a party and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Credit Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability from time to time in effect affecting the enforcement of creditors' rights and remedies and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          8.06.     Approvals.  No authorizations, approvals or consents of, and
                    ---------
no filings or registrations with, any Governmental Authority, any securities exchange or any other Person are necessary for the execution, delivery or performance by any Company of the Credit Documents and the Transaction Documents to which it is a party or for the legality, validity or enforceability hereof or thereof or for the consummation of the transactions herein and therein contemplated, except for filings and recordings in respect of the Liens created pursuant to the Security Documents and except for consents, authorizations and filings (i) that have been obtained or made and are in full force and effect or
(ii) set forth on Schedule 8.06.
                  -------------

          8.07.     Representations and Warranties in the Merger Agreement.  The
                    ------------------------------------------------------
representations and warranties set forth in Article IV and Article V of the Merger Agreement as applicable to Zeigler and Borrower, respectively, are, in each case, true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made on and as of such date, unless such representations and warranty expressly indicates that it is being made as of any other specific date.

          8.08.     ERISA.  No ERISA Event has occurred or is reasonably
                    -----
expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1.0 million the fair market value of the assets of all such underfunded Plans. Each member of the ERISA Group is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan.

          8.09.     Taxes.  Except as could not reasonably be expected to have a
                    -----
Material Adverse Effect, (i) all Tax returns, statements, reports and forms (including estimated Tax or information returns) (collectively, the "Tax
                                                                     ---
Returns") required to be filed with any taxing authority by, or with respect to,
-------
each Company and each Unrestricted Subsidiary have been filed in accordance with all applicable laws; (ii) each Company and each Unrestricted Subsidiary has timely paid or made provision for payment of all Taxes shown as due and payable on Tax Returns that have been so filed, and, as of the time of filing, each Tax Return correctly reflected the facts regarding income, business, assets, operations, activities and the status of each Company and each Unrestricted Subsidiary (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on Borrower's financial statements); (iii) each Company and each Unrestricted Subsidiary have made provision for all Taxes payable by such Company and each Unrestricted Subsidiary for which no Tax Return has yet been filed; (iv) the charges, accruals and reserves for Taxes with respect to each Company and each Unrestricted Subsidiary reflected on Borrower's financial statements are adequate under United States generally accepted accounting principles to cover the Tax liabilities accruing through the date thereof, and (v) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to any Company or any Unrestricted Subsidiary in respect of any Tax where there is a reasonable possibility of an adverse determination.

          Except as set forth on Schedule 8.09, (i) no extension of a statute of
                                 -------------
limitations relating to material Taxes is in effect with respect to any Company or any Unrestricted Subsidiary; (ii) no Company or any Unrestricted Subsidiary has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the

Code other than an affiliated group of corporations of which Borrower was the common parent; and (iii) there are no material Tax sharing agreements or similar arrangements (including Tax indemnity arrangements) with respect to or involving any Company or any Unrestricted Subsidiary.

          For purposes of this Section 8.09, "Taxes" means any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, license, net worth, payroll, franchise, and transfer and recording, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign, including any federal, state, U.S. possession, county, local or foreign government or any subdivision or taxing agency thereof), whether computed on a separate, consolidated, unitary, combined or any other basis, including interest, fines, penalties or additions to tax attributable to or imposed on or with respect to any such taxes, charges, fees, levies or other assessments.

          8.10.     Investment Company Act; Public Utility Holding Company Act;
                    -----------------------------------------------------------
Other Restrictions.  No Company is an "investment company", or a company
------------------
"controlled" by an "investment company", within the meaning of the United States Investment Company Act of 1940, as amended. No Company is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the United States Public Utility Holding Company Act of 1935, as amended. No Obligor is subject to the Federal Power Act. No Obligor is subject to regulation under any law or regulation which limits its ability to incur Indebtedness, including Laws relating to common contract carriers or the sale of electricity, steam, water or other public utilities, other than Regulation X of the Board of Governors of the Federal Reserve System.

          8.11.     Environmental Matters.  Except as disclosed in Schedule 8.11
                    ---------------------                          -------------
and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) each Obligor and the Subsidiaries are in compliance with and in the last five years have been in compliance with, and are not subject to liability under, any Environmental Laws applicable to them and there are no Environmental Laws which would reasonably be expected to result in material expenditures by any Obligor or any Subsidiary, and no such Environmental Laws would reasonably be expected to interfere in any material way with current or projected operations of any Obligor or any Subsidiary; (ii) no Obligor or any Subsidiary has received notice that it or any of their respective predecessors interests has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any similar state or
                                        ------
foreign or state law, nor has any Obligor or any Subsidiary received notice that any Hazardous Materials that it or any of their respective predecessors in interest has used, generated, stored, treated, handled, transported or disposed of, or arranged for disposal or treatment of, have been found at any site at which any Person is conducting or plans to conduct any action pursuant to any Environmental Law, and no Obligor or any Subsidiary, or to the knowledge of the Obligors, any of their respective predecessors in interest, has disposed of, or arranged for the disposal or treatment of, or otherwise released Hazardous Materials at any site at which any Person is conducting or plans to conduct any action under Environmental Law; (iii) no properties now or formerly owned, leased or operated by any Obligor or any Subsidiary or, to the knowledge of the Obligors, any of their respective predecessors in interest, are (x) listed or proposed for listing on the National Priorities List under CERCLA or (y) listed on the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA or (z) included on any similar lists maintained by any Governmental Authority; (iv) there are no past or present events, conditions, activities, practices or actions, or any agreements, judgments, decrees or orders by which any Obligor or any Subsidiary is bound, which would reasonably be expected to prevent any Obligors or any Subsidiary's compliance with any Environmental Law, or which would reasonably be expected to give rise to any liability of any Obligor or any Subsidiary under any Environmental Law, including, without limitation, liability under CERCLA or similar state or foreign laws; (v) no Lien has been asserted or recorded, or to the knowledge of the Obligors, threatened, under any Environmental Law with respect to any asset, facility, inventory or property currently owned, leased or operated by any Obligor or any Subsidiary; and (vi) there are no underground storage tanks or related piping at any property owned, operated or leased by any Obligor or any Subsidiary, (vii) and no such tanks or related piping has been removed from such properties, and (viii) no Obligor or any Subsidiary is subject to any judicial or administrative Proceeding alleging the violation of, or liability under, any Environmental Law and, to the knowledge of the Obligors, no such Proceeding is threatened.

          8.12.     Environmental Investigations.  All material environmental
                    ----------------------------
investigations, studies, audits or assessments which have been conducted and which are in the possession, custody or control of any Company relating (i) to the current or prior business, operations, facilities or Property of any Company or any Unrestricted Subsidiary or any of their respective predecessors in interest or (ii) to any facility, Property or other asset now or previously owned, operated, leased or used by any Company or any Unrestricted Subsidiary or any of their respective predecessors in interest have been made available to the Agents and the Lenders.

          8.13.     Use of Proceeds.  No Company is engaged principally, or as
                    ---------------
one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any extension of credit hereunder will be used directly or indirectly and whether immediately, incidentally or ultimately to purchase or carry any Margin Stock or to extend credit to others for such purpose or to refund Indebtedness originally incurred for such purpose. Following application of the proceeds of each extension of credit hereunder, not more than 25 percent of the value of the assets (either of Borrower only or of Borrower and the Subsidiaries on a consolidated basis) will be Margin Stock. Borrower will use the proceeds of all Initial Loans to finance the Transactions, pay fees and expenses related thereto, and for general corporate purposes.

          8.14.     Subsidiaries.  As of the Closing Date (after giving effect
                    ------------
to the Transactions), Borrower does not have any Subsidiaries or interests in partnerships, joint ventures or business trusts other than the entities set forth on Schedule 8.14(a). Schedule 8.14(b) depicts the organizational structure
         ----------------------------------
of the Obligors as of the Closing Date. Borrower owns, as of the Closing Date, the percentage of the issued and outstanding Equity Interests or other evidences of the ownership of each of the Subsidiaries, partnerships or joint ventures listed on Schedule 8.14 as set forth on such Schedule. o such Subsidiary,
          -------------
partnership or joint venture has issued any securities convertible into shares of its Equity Interests (or other evidence of ownership) or any Equity Rights to acquire such shares or securities convertible into such shares (or other evidence of ownership), and the outstanding stock and securities (or other evidence of ownership) of such Subsidiaries, partnerships or joint ventures are owned by Borrower and the Subsidiaries free and clear of all Liens and Equity Rights of others of any kind whatsoever, except for Liens pursuant to the Security Documents. Any Unrestricted Subsidiary created or acquired after the Closing Date will be created or acquired in accordance with the terms hereof.

          8.15.     [Reserved].

          8.16.     [Reserved].

          8.17.     Licenses and Permits; Compliance with Laws.  The Companies
                    ------------------------------------------
hold all governmental permits, licenses, authorizations, consents and approvals (none of which has been modified or rescinded and all of which are in full force and effect) (collectively, the "Permits") necessary for the Companies to own, lease, and operate their respective Properties and to carry on their respective businesses as now being conducted, except for Permits the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

          The businesses of the Companies are not being conducted in violation of any applicable Requirement of Law, Permit, concession, grant or other authorization of any Governmental Authority, except for violations that could not reasonably be expected to have a Material Adverse Effect.

          There does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transactions, or the performance by any Obligor of its obligations under the Credit Documents and all applicable Requirements of Law.

          8.18.     True and Complete Disclosure.  The information, reports,
                    ----------------------------
financial statements, exhibits and schedules furnished in writing by or on behalf of any Obligor to any Creditor (other than the projections referred to in the following sentence and other than any reserve studies prepared by third parties) in connection with the negotiation, preparation or delivery of this Agreement and the other Credit Documents or included herein or therein or delivered pursuant hereto or thereto or pursuant to any information memorandum distributed in connection with the syndication of the Commitments and Loans, including all filings made with the Commission by any Company, whether prior to or after the date of this Agreement, when taken as a whole, do not, as of the date such information was furnished, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading. The projections and pro forma financial information furnished at any time by any Obligor to any Creditor pursuant to this Agreement have been prepared in good faith based on assumptions believed by Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and no Obligor, however, makes any representation as to the ability of any Company to achieve the results set forth in any such projections. Borrower understands that all such statements, representations and warranties shall be deemed to have been relied upon by the Lenders as a material inducement to make each extension of credit hereunder. As of the Closing Date, there is no fact known to any Obligor (other than general economic conditions, which conditions are commonly known and affect businesses generally) that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Credit Documents or in any other documents, certificates and statements furnished to Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Credit Documents.

          8.19.     Solvency; Etc.  As of the Closing Date immediately prior to
                    -------------
and immediately following the consummation of the Transactions and the extensions of credit to occur on such date each Obligor is and will be Solvent (after giving effect to Section 6.08). Borrower believes that no reasonably anticipated final judgment in a pending Proceeding or, to its knowledge, any threatened Proceeding for money damages will be rendered at a time when, or in an amount such that, any Company will be unable to satisfy such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount thereof and the earliest reasonable time at which such judgments might be rendered). The cash available to each Company, after taking into account all other anticipated uses of cash (including the payment of all such Company's Indebtedness) is anticipated to be sufficient to pay any such judgments promptly in accordance with their terms. No Company is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against any Company.

          8.20.     Contracts.  No Company is in default under any material
                    ---------
contract or agreement to which it is a party or by which it is bound, nor, to Borrower's knowledge, does any condition exist that, with notice or lapse of time or both, would constitute such default, excluding in any case such defaults that could not reasonably be expected to have a Material Adverse Effect.
Schedule 8.20 accurately and completely lists (x) all agreements, if any, among
-------------
the stockholders (or any of their Affiliates other than any Company) of Borrower on the one hand and any Company on the other in effect on the date hereof and all (y) material agreements which are in effect on the date hereof in connection with the conduct of the business of the Companies.

          8.21.     Labor Matters.  Except as set forth in Schedule 8.21, there
                    -------------                          -------------
are no strikes or other labor disputes against any Company pending or, to the knowledge of Borrower, threatened which could reasonably be expected to have a Material Adverse Effect. Hours worked by and payments made to employees of the Companies have not been in violation of the Fair Labor Standards Act or any other applicable Requirements of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. To the knowledge of Borrower, all payments due from any Company on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the relevant Company.

          8.22.     Year 2000.  Each Company has reviewed their operations with
                    ---------
a view to assessing whether their business or operations will, in the receipt, transmissions, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to any significant risk that computer hardware, software or any equipment containing embedded microchips used in their business or operations will not in the case of dates or time periods occurring after December 31, 1999 function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000. No Company has reason to believe that the risks associated with the Year 2000 issue could reasonably be expected to have a Material Adverse Effect.

          Section 9.  Covenants.  Each Obligor, for itself and on behalf of its
                      ---------
Subsidiaries and its Unrestricted Subsidiaries, covenants and agrees with the Creditors that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by Borrower hereunder:

          9.01.  Financial Statements, Etc.  The Companies shall deliver to
                 -------------------------
Administrative Agent and each of the Lenders:

          (a)    Quarterly Financials.  As soon as available and in any event
                 --------------------
     within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year beginning with the fiscal quarter ending September 30, 1998, consolidated statements of operations, cash flows and stockholders' equity of Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of Borrower and its Consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form (i) the corresponding consolidated statements of operations, cash flows and stockholders' equity for the corresponding period in the preceding fiscal year and (ii) the corresponding budget or plan for such period, accompanied by a certificate of a Responsible Officer of Borrower, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition, results of operations and cash flows of Borrower and its Consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b)    Annual Financials. As soon as available and in any event within
                 -----------------
     90 days after the end of each fiscal year beginning with the fiscal year ending December 31, 1998, consolidated and consolidating statements of operations, cash flows and stockholders' equity of Borrower and its Consolidated Subsidiaries for such year and the related consolidated and consolidating balance sheet of Borrower and its Consolidated Subsidiaries as at the end of such year, setting forth in each case in comparative form
     (i) the corresponding consolidated and consolidating information as of the end of and for the preceding fiscal year and (ii) the corresponding budget or plan for such period, and accompanied by an opinion, without qualification or exception, thereon of independent certified public accountants of recognized national standing reasonably acceptable to the Lenders, which opinion shall state that said consolidated and consolidating financial statements fairly present the consolidated and consolidating financial condition, results of operations and cash flows of Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, consistently applied and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge of any Default; Borrower shall supply such additional information and detail as to any item or items contained on any such statement that Lenders may reasonably require; all such information will be prepared in accordance with GAAP consistently applied;

          (c)    [reserved];

          (d)    Other Financial Information.  Promptly upon delivery thereof to
                 ---------------------------
     the holders of any debt securities or the stockholders of any Company generally, copies of all financial statements and reports and proxy statements so delivered, and at the time the same are filed, copies of all financial statements and reports which any Company may make to or file with the Commission or any successor or analogous Governmental Authority;

          (e)    [reserved];

          (f)    Notice of Default. Promptly after any Company knows or has
                 -----------------
     reason to believe that any Default has occurred or that any Company is in default of any material term or provision of the any other material Contractual Obligation (other than pursuant to the Credit Documents), a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that Borrower has taken and proposes to take with respect thereto;

          (g) Environmental Matters. Written notice of any Environmental Claim
              ---------------------
     materially affecting any Company or any Unrestricted Subsidiary, any Mortgaged Real Property or the operations of any Company, and any notice from any Person of (i) the occurrence of any release, spill or discharge of any Hazardous Material that is reportable under any Environmental Law, (ii) the commencement of any clean-up pursuant to or in accordance with any Environmental Law of any Hazardous Material at, on, under or within the Mortgaged Real Property or any part thereof, (iii) any matters relating to Hazardous Materials or Environmental Laws that may impair, or threaten to impair, Lenders' security interest in the Mortgaged Real Property or any Obligor's ability to perform any of its obligations under this Agreement when such performance is due or (iv) any other condition, circumstance, occurrence or event, any of which could reasonably be expected to result in a material liability of any Company or any Unrestricted Subsidiary under any Environmental Law;

          (h) Auditors' Reports.  Promptly upon receipt thereof, copies of all
              -----------------
     reports submitted to any Company by independent certified public accountants in connection with each annual, interim or special audit of such Company's books made by such accountants, including, without limitation, any management letter commenting on any Company's internal controls submitted by such accountants to management in connection with their annual audit;

          (i) Annual Budgets.  An annual operating and capital improvements
              --------------
     budget of Borrower and the Subsidiaries in reasonable detail and financial projections made in good faith, within 60 days after the end of each fiscal year of Borrower,

          (j) [reserved];

          (k) Notice of Material Adverse Effect.  Written notice of the
              ---------------------------------
     occurrence of any Material Adverse Effect or any event or condition which could reasonably be expected to result in any Material Adverse Effect;

          (1) Governmental Filings and Notices.  Promptly after request by
              --------------------------------
     Administrative Agent, copies of any other reports or documents that were filed by any Company with any Governmental Agency and copies of any and all material notices and other material communications from any Federal, state or local Governmental Authority with respect to any Company;

          (m) ERISA Information. Written notice of the occurrence of any ERISA
              -----------------
     Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability to the Companies in an aggregate amount exceeding $2.0 million;

          (n) Reserve Reports.  As soon as available and in any event within 30
              ---------------
     days after the end of each fiscal year, a reserve report in form and substance satisfactory to the Administrative Agent, and copies of all Coal Sales Agreements of the Companies, not theretofore delivered to the Administrative Agent as well as copies of any amendments or modifications to any Coal Supply Contracts of the Companies not theretofore delivered to Agent and such other information as the Administrative Agent may request;

          (o) [reserved];

          (p) Miscellaneous.  Promptly, such financial and other information
              -------------
     with respect to any Obligor or Subsidiary, as any Creditor may from time to time reasonably request.

          Borrower will furnish to Administrative Agent and each of the Lenders:

          (i) concurrently with the delivery of the financial statements referred to in Section 9.01(b), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default relating to the covenants contained in Section 9.11, except as specified in such certificate; and

          (ii) at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, (1) a certificate of a senior financial officer of Borrower (1) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that Borrower has taken and proposes to take with respect thereto),
     (II) specifying whether or not any Unrestricted Subsidiary has been created or acquired since the last such certificate and (III) setting forth in reasonable detail the computations necessary to determine whether each Company is in compliance with Sections 9.07, 9.08, 9.09, 9.10 and 9.11 as of the end of the respective quarterly fiscal period or fiscal year, (2) to the extent not previously disclosed to Administrative Agent, a listing of any state within the United States where any Obligor keeps inventory or equipment and of any licenses arising under the laws of the United States (or any jurisdiction therein) acquired by any Obligor since the date of the most recent list delivered pursuant to this clause (H) (or, in the case of the first such list so delivered, since the Closing Date), and (3) any final accountants' management letters delivered by the independent certified public accountants reporting on such financial statements to Borrower or any Subsidiary.

          9.02.  Litigation, Etc.  Borrower shall promptly give to
                 ---------------
Administrative Agent and each Lender notice of all Proceedings, and any material development thereof, affecting any Company, except Proceedings which could not reasonably be expected to have a Material Adverse Effect.

          9.03.  Existence, Compliance with Law; Payment of Taxes; Inspection
                 ------------------------------------------------------------
Rights; Performance of Obligations; Etc.  Each Company shall (i) preserve and
---------------------------------------
maintain its legal existence and all of its material rights, privileges and franchises; provided , however, that nothing in this Section 9.03 shall prohibit
            --------
any transaction expressly permitted under Section 9.06, (ii) comply with all applicable Requirements of Law of Governmental Authorities, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, (iii) timely file true, accurate and complete tax returns required by all Governmental Authorities and pay and discharge all material taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto (except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP); (iv) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so with respect to any such Property could not reasonably be expected to have a Material Adverse Effect; (v) permit representatives of any Creditor upon reasonable prior notice, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers and employees and with the independent accountants of each Company, all to the extent reasonably requested by such Creditor; provided, however, that Administrative Agent or such
                            --------
Lender shall notify Borrower prior to any contact with such accountants and give Borrower the opportunity to participate in such discussions; (vi) allow the Agents to consult with Borrower's independent public accountants and auditors with respect to the financial affairs of the Companies and authorize such accountants to disclose to the Agents and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Companies; at the request of the Agents, Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 9.03(vi); (vii) perform in all material respects all of its Contractual Obligations, except where such failure to so perform, singly or in the aggregate with all other such failures, could not reasonably be expected to have a Material Adverse Effect; (viii) keep proper books of record and accounts, in which full and correct entries shall be made of all financial transactions and the Property and business of each Company in accordance with GAAP in effect from time to time or as otherwise required by applicable rules and regulations of any Governmental Authority having jurisdiction over such Company; and (ix) confer with the Lenders in enforcing or waiving material rights of any Company under any Transaction Document.

          9.04.  Insurance.  Each Company shall maintain, with financially
                 ---------
sound and reputable insurers, insurance of the kinds and in the amounts customarily insured against by companies engaged in the same or similar business and similarly situated and carry such other insurance as is appropriate for such Company. Each Company shall pay all insurance premiums payable by them as and when due.

          9.05.  Limitation on Lines of Business, Limitation on Management
                 ---------------------------------------------------------
Agreements.  No Company shall directly or indirectly, engage to any material
----------
extent in any line or lines of business activity other than the business of the type conducted by Borrower and the Subsidiaries as of the Closing Date or any business related, ancillary or complementary thereto. No Company shall, directly or indirectly, turn over the management of its Properties, rights, licenses and franchises to any Person other than a full-time employee of the Companies or enter into any management or similar agreement with any Person.

          9.06.  Limitation on Fundamental Changes, Acquisitions or
                 --------------------------------------------------
Dispositions.  No Company shall, directly or indirectly, in a single transaction
------------
or series of transactions, (1) merge, consolidate or amalgamate with or into any Person, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (2) effect any Acquisition, or (3) effect any Disposition (or agree to do any of the foregoing). Notwithstanding the foregoing provisions of this Section 9.06, each of the following shall be permitted:

          (a) purchases and sales of Property in the ordinary course of business;

          (b)    the incurrence of Permitted Liens;

          (c) the merger, consolidation, dissolution or liquidation of (1) any Subsidiary with or into (i) Borrower if Borrower shall be the continuing or surviving corporation or (ii) any Qualified Subsidiary if a Qualified Subsidiary shall be the continuing or surviving corporation, and
     (2) any Subsidiary which is not a Qualified Subsidiary with or into any other Subsidiary which is not a Qualified Subsidiary;

          (d) Dispositions by any Subsidiary to Borrower or to any Qualified Subsidiary;

          (e) Dispositions of used, worn out, obsolete or surplus Property by any Company in the ordinary course of business;

          (f) sale or discount, in each case without recourse, of accounts receivable past due arising in the ordinary course of business, but only in connection with the compromise or collection thereof, provided, however,
                                                           --------  -------
     that in no event may any Company enter into any factoring or securitization program with respect to receivables;

          (g) In addition to any other Dispositions permitted under this Agreement, Borrower or any Subsidiary may effect any Disposition for fair market value resulting in gross proceeds not to exceed $50.0 million in the aggregate in any fiscal year of Borrower and $200.0 million since the Closing Date;

          (h) Acquisitions by Borrower or any Qualified Subsidiary of any Person engaged in or any Property used in the coal business; provided,
                                                                  --------
     however, that each Acquisition under this Section 9.06(h) shall satisfy
     -------
     each of the following conditions:

                 (i)  no Default then exists or would result therefrom;

                 (ii) no Company shall, in connection with any such Acquisition, assume or remain liable with respect to any Indebtedness or other liability (including any material tax or ERISA liability) of the related seller, except (1) to the extent permitted under Section 9.08, and (2) obligations of the seller incurred in the ordinary course of business and necessary or desirable to the continued operation of the underlying properties, and any other such liabilities or obligations not permitted to be assumed or otherwise supported by any of the Companies hereunder shall be paid in full or released as to the assets being so acquired on or before the consummation of such Acquisition;

               (iii) the Properties acquired in connection with any such Acquisition shall be free and clear of any Liens, other than Permitted Liens;

               (iv) the board of directors of the acquired Person shall not have indicated publicly its opposition to the consummation of such Acquisition;

               (v) such Acquisition shall be effected through Borrower or a Qualified Subsidiary and the Person acquired shall be merged with or into a Qualified Subsidiary or shall be at the time of consummation thereof a Qualified Subsidiary;

               (vi) with respect to any Acquisition involving Acquisition Consideration of more than $25.0 million, Borrower shall have provided the Agents and the Lenders with (1) historical financial statements for the last three fiscal years of the Person or business to be acquired (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available, (2) reasonably detailed projections for the succeeding five years pertaining to the Person or business to be acquired, (3) a reasonably detailed description of all material information relating thereto and copies of all material documentation pertaining to such Acquisition, and (4) all such other information and data relating to such Acquisition or the Person or business to be acquired as may be reasonably requested by the Agents or the Majority Lenders;

               (vii) Borrower shall have delivered to the Agents and the Lenders an Officers' Certificate certifying that such Acquisition shall not have a Material Adverse Effect; and

               (viii) the Acquisition Consideration (other than Equity Issuances) for such Acquisition shall not exceed $100.0 million, and the aggregate amount of the Acquisition Consideration (other than Equity Issuances) for all Acquisitions effected pursuant to this
          Section 9.06(h) since the Closing Date shall not exceed $200.0 million.

          (i) transfers resulting from any casualty or condemnation of Property;

          (j) licenses or sublicenses by any Company of software, trademarks and other intellectual property and general intangible and leases, licenses or subleases of other property in the ordinary course of business and which do not materially interfere with the business of any Company;

          (k) any consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business of any Company;

          (l) the making of Investments permitted by Section 9.09 and the liquidation in the ordinary course of business of (A) Permitted Investments and (B) Investments made pursuant to Sections 9.09(A)(a) and 9.09(A)(b);

          (m) Acquisitions by Borrower or any Subsidiary of any new Subsidiary; provided, however, that (1) the sole consideration provided therefor by the
     --------  -------
     Companies is common Equity Interests of Borrower, and (2) such Acquisition shall comply with each of clauses (i), (ii), (iii), (iv), (v), (vii) and
     (viii) of Section 9.06(h) (with references therein to Section 9.06(h) being deemed references to this Section 9.06(m));

          (n)  the Triton Disposition; and

          (o) the restructuring, renegotiation or termination of any Coal Supply Agreement resulting in Borrower or its Subsidiaries receiving in a single transaction, or series of related transactions, cash proceeds of no greater than $50.0 million.

To the extent the Majority Lenders waive the provisions of this Section 9.06 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 9.06 (other than to any Company), such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and Administrative Agent shall take such actions as are appropriate in connection therewith.

          9.07.  Limitation on Liens.  No Company shall, directly or
                 -------------------
indirectly, create, incur, assume or suffer to exist any Lien upon any of their respective Property, whether now owned or hereafter acquired, or sell any such Property subject to an understanding or agreement, contingent or otherwise, to repurchase such Property (including the sale of accounts receivable with recourse to any Company) or assign any right to receive income, except for the following, which are herein collectively referred to as "Permitted Liens":
                                                         ---------------

          (a)    Liens in existence on the Closing Date and identified in
     Schedule 9.07, which Liens are reasonably acceptable to the Agents;
     -------------

          (b) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Companies, in accordance with GAAP;

          (c) Liens imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, landlords' and mechanics' Liens and other similar Liens arising in the ordinary course of business, in each case for sums the payment of which is not required by Section 9.03;

          (d) pledges or deposits under workers' compensation, unemployment insurance and other social security legislation or the deposits securing the liability to insurance carriers;

          (e) pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (f) encumbrances typically found upon Real Property used for mining purposes in the applicable jurisdiction in which the applicable Real Property is located (e.g., surface rights agreements, wheelage agreements and reconveyance agreements), easements, rights-of-way, restrictions or minor defects or irregularities in title incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of such Real Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Real Property subject thereto or interfere with the ordinary conduct of the business of any Company on or with respect to such Real Property;

          (g) Liens upon tangible personal Property acquired after the Closing Date by Borrower or any Subsidiary, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance or refinance, the cost of such Property or improvements thereon; provided, however, that
                                                        --------  -------
     (1) no such Lien shall extend to or cover any Property of any Company other than the Property so acquired and improvements thereon, and (2) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair market value of such Property at the time it was acquired;

          (h) Liens existing on any Property of any Person at the time such Person becomes a Subsidiary or is merged or consolidated with or into a Subsidiary and, in each case, not created in contemplation of or in connection with such event; provided, however, that such Liens do not
                                 -------------------
     extend to any other Property of any Company;

          (i) Liens not otherwise permitted hereunder securing obligations of any Company at any time not exceeding in the aggregate $10.0 million;

          (j) Liens securing obligations under Swap Contracts with any lender or any Affiliate of a lender under the Senior Credit Facility to the extent such Swap Contracts relates to the obligations under the Senior Credit Facility;

          (k) Liens consisting of judgment or judicial attachment Liens (including prejudgment attachment) in existence less than 45 days after the entry thereof or the enforcement of which is effectively stayed or payment of which is covered in full (subject to a customary deductible) by insurance or which do not otherwise result in an Event of Default under
     Section 10(h);

          (1) Liens securing obligations in respect of Capital Leases solely on Property subject to such Capital Leases;

          (m) any obligations or duties affecting any of the Property of any Company to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property for the purposes for which it is held;

          (n) leases or subleases granted to third Persons not interfering in any material respect with the business of any Company;

          (o) Liens arising from UCC financing statements regarding leases permitted by this Agreement;

          (p) any interest or title of a lessor or sublessor under any lease permitted by this Agreement;

          (q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods so long as such Liens attach only to the imported goods;

          (r) Liens arising out of consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business;

          (s) Liens created under this Agreement and/or the other Credit Documents and Liens permitted under the documents governing the Senior Credit Facility; and

          (t) any extension, renewal or replacement of the foregoing; provided, however, that the Liens permitted by this Section 9.07(t) shall
     --------  -------
     not cover any additional Indebtedness or Property (other than like Property substituted for Property covered by such Lien).

          9.08.  Prohibition on Disqualified Capital Stock, Limitation on
                 --------------------------------------------------------
Indebtedness and Contingent Obligations.  Except as provided below, no Company
---------------------------------------
shall directly or indirectly issue or permit to be outstanding any Disqualified Capital Stock, other than Disqualified Capital Stock issued to and held by Borrower or any Qualified Subsidiary. No Company will incur any Indebtedness or Contingent Obligation (other than the Loans) which contains any direct or indirect default, prepayment event, redemption event, repurchase or mandatory offer to purchase event upon the occurrence or failure to occur of any event or circumstance relating to any Unrestricted Subsidiary. No Company shall, directly or indirectly, incur any Indebtedness or any Contingent Obligation, except (each of which shall be given independent effect):

          (a) the Loans and the other Obligations (including the Guarantees) under the Credit Documents;

          (b) Existing Debt and Contingent Obligations outstanding on the Closing Date and listed in Schedule 9.08 and specified on Schedule 9.08 as
                                -------------                  -------------
     to remain outstanding after the Closing Date (less the aggregate amount of any permanent prepayments or repayments thereof) and Permitted Refinancings thereof;

          (c) Indebtedness and Contingent Obligations of Borrower or any Subsidiary owing to Borrower or any Qualified Subsidiary; provided, however
                                                               --------
     that such Indebtedness and Contingent Obligations shall not be held by any Person other than Borrower or a Qualified Subsidiary and shall not be subordinate to any other

     Indebtedness or Contingent Obligations or other obligation of the obligor unless also subordinated to the Loans on terms no less favorable to the Lenders than that of any other creditor;

          (d) Contingent Obligations in respect of operating leases;

          (e) Indebtedness and Contingent Obligations arising from honoring a check, draft or similar instrument against insufficient funds; provided,
                                                                    --------
     however, that such Indebtedness is extinguished within two Business Days of
     -------
     its incurrence;

          (f) Swap Contracts entered into in the ordinary course of business and designed to protect the Obligors against fluctuations in interest rates, currency exchange rates, or similar risks;

          (g) Contingent Obligations of Borrower or any Qualified Subsidiary in respect of Indebtedness or other liabilities of Borrower or any Subsidiary to the extent that the existence of such Indebtedness or other liabilities is not prohibited under this Agreement;

          (h) Contingent Obligations in connection with Dispositions permitted under Section 9.06, arising in connection with indemnification and other agreements in respect of any contract relating to such Disposition, not to exceed the consideration received by Borrower or any Subsidiary in connection with such sale and excluding, however, in all cases any Contingent Obligation with respect to any obligation of any third person incurred in connection with the acquisition of the Property which is the subject of such Disposition;

          (i) Indebtedness and Contingent Obligations of Borrower and the Subsidiaries (including Permitted Refinancings thereof) secured by Liens permitted under Section 9.07(g) or (1) (and extensions, renewals or replacements thereof pursuant to Section 9.07 (v)) not exceeding (together with any Permitted Refinancing thereof) $50.0 million in the aggregate at any time outstanding for Borrower and the Subsidiaries collectively;

          (j) Indebtedness of a corporation which becomes a Subsidiary after the date hereof; provided, however, that (1) such Indebtedness existed at the
                  --------  -------
     time such corporation became a Subsidiary and was not created in connection with or in anticipation thereof, (2) immediately after giving effect to the acquisition of such corporation by Borrower no Default shall have occurred and be continuing, and (3) the aggregate amount of Indebtedness outstanding at any time pursuant to this Section 9.080) shall not exceed $100.0 million for all Subsidiaries;

          (k) unsecured Indebtedness, Contingent Obligations and Disqualified Capital Stock incurred by Borrower, and any Permitted Refinancing thereof, not to exceed $50.0 million in the aggregate at any time outstanding;

          (1) Indebtedness of Borrower in an aggregate principal amount not to exceed $25.0 million which is subordinated to the Loans pursuant to documentation satisfactory to the Agents issued as part of the Acquisition Consideration for any Acquisition permitted by Section 9.06(h);

          (m) At such time as AM and its Subsidiaries cease to constitute Unrestricted Subsidiaries, (i) Indebtedness of AM and its Subsidiaries in an aggregate principal amount not to exceed $21.0 million and (ii) the 10% Senior Notes due 2007 of AM and any Permitted Refinancings thereof in an aggregate principal amount not to exceed $200.0 million;

          (n) Indebtedness under the Holding's Bridge Loan Agreement in an aggregate principal amount not to exceed $100.0 million and Permitted Refinancings thereof, and

          (o) until December 30, 1998, Contingent Obligations under the Letter of Credit Agreements in an aggregate face amount not to exceed $183.0 million.

          9.09.  Limitation on Investments, Limitation on Creation of
                 ----------------------------------------------------
Subsidiaries and Unrestricted Subsidiaries.  (A) No Company shall, directly or
------------------------------------------
indirectly, make or permit to remain outstanding any Investments, except:

          (a) operating deposit accounts and certificates of deposit with banks in the ordinary course of business;

          (b)    Permitted Investments;

          (c) Investments by (1) Borrower or any Subsidiary in any Qualified Subsidiary or in any Subsidiary if as a result thereof or in connection therewith such Subsidiary becomes a Qualified Subsidiary (provided that no Investment will be permitted in respect of any Subsidiary with respect to which Borrower has not complied with Section 9.19), and (2) any Subsidiary in Borrower;

          (d) Investments outstanding on the Closing Date and identified with particularity in Schedule 9.09 and any renewals, amendments and replacements thereof that do not increase the amount thereof;

          (e) Investments that constitute Indebtedness or Contingent Obligations permitted under Section 9.08;

          (f) advances, loans or extensions of credit by any Company to (1) employees of any Company; provide , however, that the aggregate amount of
                               --------  ---------
     all such loans, advances and extensions of credit (other than pursuant to clause (2) of this Section 9.09(f)) shall not at any time exceed in the aggregate $5.0 million (without giving effect to any write-down or write-off thereof), and (2) employees of any Company in connection with stock option plans so long as (x) such loans do not involve cash payments by any Company and (y) no Company incurs any obligations at any time to repurchase the stock so purchased;

          (g) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

          (h) pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security or similar legislation;

          (i) pledges or deposits in connection with (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (ii) contingent obligations on surety or appeal bonds, and (iii) other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business;

          (j) Investments (including debt obligations) received in connection with the bankruptcy or re organization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (k) Borrower and the Subsidiaries may hold additional Investments in any Subsidiary which is not a Qualified Subsidiary to the extent that such Investments reflect an increase in the stockholders' equity of such Subsidiary resulting from retained earnings of such Subsidiary;

          (l)    capital expenditures permitted by the Senior Credit Facility;

          (m) Investments by any Company in any Subsidiary which is not a Qualified Subsidiary to the extent made in the ordinary course to fund or support the ordinary course operations of such Subsidiary so long as no Default shall have occurred and be continuing; provided, however, that (1)
                                                    --------  -------
     the amount of such Investments made pursuant to this clause (m) shall not exceed $5.0 million in the aggregate outstanding at any time (without giving effect to any write-down or write-off thereof), and (2) upon the request of the

     Majority Lenders all such Investments in excess of $ 1.0 million shall be evidenced by Intercompany Notes, which shall be pledged to Administrative Agent pursuant to the Security Agreement;

          (n) Borrower or any Subsidiary may hold the Equity Interests of any Subsidiary existing on the Closing Date or created or acquired thereafter in accordance with the provisions hereof and any additional Equity Interests issued in exchange therefor or as a dividend thereon;

          (o) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with any Disposition; provided, however that the aggregate amount of such non-cash
                  ------------------
     consideration received in connection with any such Disposition shall not exceed 20% of the total consideration received in connection with any such Disposition if the total consideration received in connection with such Disposition exceeds $5.0 million;

          (p) Investments made in order to consummate Acquisitions permitted by
     Section 9.06(h) and Acquisitions effected in accordance with Section
     9.06(n);

          (q) Investments (other than any direct or indirect Guaranty Obligation in respect of any Indebtedness, Contingent Obligation or other liabilities or obligations) by Borrower in any Unrestricted Subsidiary with the portion of the Net Available Proceeds of any Equity Issuance not required to be applied to the prepayment of the Loans pursuant to Section 2. 1 0(ii) and not previously expended pursuant to Section 9.09(r); provided, however,
                                                          --------  -------
     that (1) Borrower shall be in compliance with Section 9.09(D) with respect to any Unrestricted Subsidiary in which such Investment is being made, (2) at the time of making any such Investment no Default shall exist or would arise therefrom, (3) no such Investment shall be permitted to be made until after the portion of the Net Available Proceeds of such Equity Issuance required to be applied to the prepayment of the Loans pursuant to Section 2.10(ii) shall have been applied to the prepayment of the Loans, and (4) such Investments shall not exceed in the aggregate outstanding at any time (without giving effect to any write-downs or write-offs thereof) $5.0 million, net of any cash returns of capital, cash dividends and cash distributions received in respect thereof,

          (r) the Zeigler Acquisition and the Kindill Acquisition;

          (s) Investments in Bowie Resources, Limited in connection with the purchase from Mitsui Matsushita Co. Ltd. in an aggregate amount not to exceed $11.5 million; and

          (t) in addition to the foregoing, other Investments by Borrower or any Subsidiary not exceeding in the aggregate outstanding at any time (without giving effect to any write-downs or write-offs thereof) the sum of (1) $20.0 million, plus (2) the aggregate sum of the portion of the Net
                    ----
     Available Proceeds from all Equity Issuances since the Closing Date not required to be applied to the prepayment of the Loans pursuant to Section 2.10(ii) and not previously expended pursuant to Section 9.09(q), net of any cash returns of capital, cash dividends and cash distributions received in respect thereof and Net Available Proceeds of any Disposition thereof; provided, however, that (x) any Investment made pursuant to this Section
     --------  -------
     9.06(r) that results in $5.0 million or more being then outstanding (without giving effect to any write-downs or write-offs thereof) shall only be made in a Subsidiary or in a Person whom Borrower or a Subsidiary has the power to control the management and affairs thereof as certified to the Agents by Borrower in an Officers' Certificate delivered prior to the time of the making of such Investment and providing documentation evidencing such control (and such Investment shall be permitted hereunder only so long as Borrower or a Subsidiary has such control), (y) no such Investment shall be permitted to be made with the Net Available Proceeds of any Equity Issuance until after the portion of the Net Available Proceeds of such Equity Issuance required to be applied to the prepayment of the Loans pursuant to Section 2.10(ii) shall have been applied to the prepayment of the Loans, and (z) at the time of making any such Investment no Default shall exist or would arise therefrom.

          (B) No Company shall, directly or indirectly, create or acquire any Subsidiary without the prior written consent of the Majority Lenders, which consent shall not be unreasonably withheld; provided, however, that
                                            --------  -------

(1) the provisions of this Section 9.09(B) shall not require the Majority Lenders' consent for (I) the creation or acquisition of direct or indirect Wholly Owned Subsidiaries so long as Section 9.19 is complied with at the time of formation or acquisition thereof, (II) the creation or acquisition of any Subsidiary which is not a Wholly Owned Subsidiary so long as the Investment made in connection therewith complies with Section 9.09(A) and so long as Section
9.19 is complied with at the time of formation or acquisition thereof, and (iii) the acquisition of any Subsidiary made in compliance with Section 9.06(o) so long as Section 9.19 is complied with at the time of such acquisition; and (2) all Investments in any Subsidiary, including in connection with the creation or acquisition thereof, must comply with Section 9.09(A).

          (C) No Company shall cause or permit the majority of the members of the board of directors or other governing body of any Subsidiary or Unrestricted Subsidiary to be Persons designated by any Person other than (I) Borrower or
(II) any Subsidiary or (other than with respect to any Subsidiary) Unrestricted Subsidiary of which the majority of the members of the board of directors or other governing body are designees of Borrower.

          (D) Borrower shall not create or acquire any direct or indirect Unrestricted Subsidiary unless at the time of creation or acquisition thereof
(1) Borrower shall have or shall have caused the applicable Unrestricted Subsidiary to comply with Section 9.12 and Section 9.13, and (2) Borrower shall have entered into a tax sharing agreement which is in full force and effect on terms and conditions satisfactory to the Agents in their sole discretion.

          9.10.  Limitation on Dividend Payments.  No Company shall, directly
                 -------------------------------
or indirectly, declare or make any Dividend Payment at any time, except:

          (a) any Subsidiary may declare and make Dividend Payments to Borrower or any Subsidiary;

          (b) so long as no Default has occurred and is continuing, Borrower may make Dividend Payments to Holding if the proceeds thereof are used at the time of such Dividend Payment by Holding:

                 (i) to pay out-of-pocket expenses, for administrative, legal and accounting services provided by third parties that are reasonable and customary and incurred in the ordinary course of business for the professional services, or to pay franchise fees and similar costs; provided, however, that Dividend Payments under this clause (b)(i)
          --------
          shall not exceed an aggregate amount of $1.0 million per year;

                 (ii) to pay taxes of the Companies as part of a consolidated, combined or unitary tax filing group or of the separate operations of Holding which are actually due and payable arising from the ownership of the Equity Interests of Borrower by Holding (not to exceed in any event the amount of tax that Borrower and the Subsidiaries would otherwise pay if not part of such filing group);

                 (iii) to redeem Equity Interests (other than Disqualified Capital Stock) held by current or former employees or directors of any Company (or their estates or beneficiaries of their estates) upon the death, disability, retirement or termination of employment or directorship, as the case may be, pursuant to an agreement in effect on the Closing Date as in effect on the Closing Date; provided,
                                                                --------
          however, that the aggregate cash consideration paid, or distributions made, pursuant to this clause (c)(ii) shall not exceed $5.0 million in the aggregate in any fiscal year, plus, in each case, the proceeds of
                                            ----
          any Excluded Equity Issuance consummated contempomneously with such purchase or redemption; and

                 (iv) to fund cash interest payments on Indebtedness outstanding under the Holding's Bridge Loan Agreement commencing September 2, 2003 in accordance with the terms thereof or any Permitted Refinancing thereof.

          (c) so long as no Default or Event of Default then exists or would arise therefrom, in the event Borrower consummates the Triton Disposition on or prior to June 30, 1999, Borrower may make a Dividend

     Payment in an amount equal to (A) 75% of the first $50.0 million of Net Available Proceeds in excess of $200.0 million from such Disposition, (B) 60% of the first $50.0 million of Net Available Proceeds in excess of $250.0 million from such Disposition, (C) 40% of the first $50.0 million of Net Available Proceeds in excess of $300.0 million from such Disposition and (D) 30% of the Net Available Proceeds in excess of $350.0 million from such Disposition; provide , that the amounts set forth in (A), (B), and (C) shall be reduced by the amount of all Investments in excess of $20.0 million made by Borrower and its Subsidiaries in Triton since the Closing Date.

          9.11.     Limitation on Senior Subordinated Indebtedness.  The
                    ----------------------------------------------
Borrower shall not, directly or indirectly, incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Loans and expressly rank subordinate in right of payment to any other Indebtedness of the Borrower.

          The Borrower shall not permit any Guarantor to, and no Guarantor shall, directly or indirectly, incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Guarantee of such Guarantor and expressly rank subordinate in right of payment to any Guarantor Senior Indebtedness of such Guarantor.

          9.12.     Consents.  Upon the exercise by Administrative Agent or the
                    --------
Lenders of any power, right, privilege or remedy pursuant to any Credit Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, each Company shall execute and deliver all applications, certifications, instruments and other documents and papers that Administrative Agent or the Lenders may be so required to obtain.

          9.13.     Compliance with Environmental Laws.  (a) Each Company shall
                    ----------------------------------
comply with all Environmental Laws, and will keep or cause all Real Property to be kept free of any Liens under Environmental Laws, unless failure to do so could not reasonably be expected to have a Material Adverse Effect or subject any Agent or Lender to any material risk of damages or liability; (b) in the event of the presence of any Hazardous Material at, on, under or emanating from any Real Property which would reasonably be expected to result in liability under or a violation of any Environmental Law, in each case which could reasonably be expected to have a Material Adverse Effect, each Company and Unrestricted Subsidiary shall undertake, and/or cause any of their respective tenants or occupants to undertake, at their sole expense, any action required pursuant to Environmental Laws to mitigate and eliminate such presence; provided, however, that no Company shall be required to comply with any order or
--------  -------
directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP; (c) each Company shall promptly notify Administrative Agent of the occurrence of any event specified in clause
(b) of this Section 9.14 and shall periodically thereafter keep Administrative Agent informed of any material actions taken in response to such event and the results of such actions; and (d) at the written request of Administrative Agent at any time and from time to time, such Obligor will provide, at such Obligor's sole cost and expense, an environmental site assessment (including, without limitation, the results of any groundwater or other testing, conducted if Administrative Agent directs that such testing be conducted) concerning any Real Property now or hereafter owned, leased or operated by any Company, conducted by an environmental consulting firm proposed by such Obligor and approved by Administrative Agent indicating the presence or absence of Hazardous Materials and the potential cost of any required investigation or other response or any corrective action in connection with any Hazardous Materials on, at, under or emanating from such Real Property; provided, however, that such request may be
                                   --------  -------
made only if (a) there has occurred and is continuing an Event of Default, (b) Administrative Agent reasonably believes that any Company or any such Real Property is not in material compliance with Environmental Law or (c) circumstances exist that reasonably could be expected to form the basis of an Environmental Claim against such Company or any such Real Property which could materially and adversely affect any Company. If any Obligor fails to provide the same within 60 days after such request was made, Administrative Agent may but is under no obligation to conduct the same, and such Obligor shall grant and hereby grants to Administrative Agent and its agents access to such Real Property and specifically grants Administrative Agent an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at such Obligor's sole cost and expense.

          9.14.     Limitation on Transactions with Affiliates.  No Company
                    ------------------------------------------
shall, directly or indirectly: enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any Property, the rendering of any service, or a merger or consolidation), with or for the benefit of any Affiliate (an "Affiliate Transaction") unless such Affiliate Transaction is (i) otherwise not prohibited under this Agreement, (ii) in the ordinary course business and (iii) on fair and reasonable terms that are not less favorable to such Company than those that are reasonably obtainable at the time in an arm's-length transaction with a Person that is not such an Affiliate; provided, however, that so long as no Default shall have occurred and
           --------  -------
be continuing, the following shall be permitted: (a) Dividend Payments permitted by Section 9. 10; (b) reasonable fees and compensation paid to, and customary indemnity and reimbursement provided on behalf of, officers, directors and employees of any Company in the ordinary course of business; (c) loans or advances to employees permitted by Section 9.09; (d) transactions and agreements in existence on the Closing Date and listed and described with particularity in
Schedule 9.15 (as such agreements are in effect on the Closing Date, the "Existing Affiliate Agreements") and the transactions contemplated by each of
 -----------------------------
the Existing Affiliate Agreements.

          9.15.     Limitation on Accounting Changes; Limitation on Investment
                    ----------------------------------------------------------
Company Status.  No Company shall make or permit, any change in (i) accounting
--------------
policies or reporting practices, except immaterial changes and except as required by generally accepted accounting principles or (ii) its fiscal year end (December 31 of each year). No Obligor shall be or become an investment company subject to the registration requirements under the United States Investment Company Act of 1940, as amended.

          9.16.     Limitation on Modifications of Certain Documents, Etc.  No
                    -----------------------------------------------------
Company shall, directly or indirectly, consent to any modification, supplement, waiver, or amendment, in any manner which could be materially adverse to the Lenders, of any of the provisions of any Organic Document.

          9.17.     Interest Rate Protection Agreements.  Borrower shall obtain,
                    -----------------------------------
on or within 90 days after the Closing Date, interest rate protection agreements (or in lieu thereof, shall have Refinanced Indebtedness which accrues interest at a fixed rate) having terms and with counterparties reasonably satisfactory to Arranger as shall result in effectively limiting the interest cost to the Companies of 50% of the aggregate principal amount of then outstanding Total Debt of the Companies for such period of time as the An-anger may reasonably request from the date the initial interest rate protection agreements were obtained (not to exceed three years).

          9.18.     Limitation on Certain Restrictions Affecting Subsidiaries.
                    ---------------------------------------------------------
No Company shall, directly or indirectly, create or otherwise cause or suffer to exist or become effective any direct or indirect encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on such Subsidiary's Equity Interests or any other interest or participation in its profits owned by any Company, or pay any Indebtedness or any other obligation owed to any Company, (b) make Investments in or to any Company, or (c) transfer any of its Property to any Company. The foregoing shall not prohibit (i) any such encumbrances or restrictions existing under or by reason of applicable law or the Credit Documents, the Senior Credit Facility or the Holding's, Bridge Agreement or any Permitted Refinancings thereof, (H) restrictions on the transfer of assets subject to a Lien permitted under Section 9.07, (iii) customary restrictions on subletting or assignment of any lease governing a leasehold interest of any Company, and (iv) restrictions on the transfer of any Property subject to a Disposition permitted under this Agreement.

          9.19.     Additional Obligors.  Upon any Company creating or acquiring
                    -------------------
any Subsidiary after the Closing Date or at such time as AEI and its Subsidiaries shall cease to constitute Unrestricted Subsidiaries here under (each such Subsidiary and each of AEI and its Subsidiaries referred to herein as an "Additional Obligor" and collectively as the "Additional Obligors"), Borrower
    ------------------                           -------------------
shall cause each Additional Obligor to execute and deliver all such agreements, guarantees, documents and certificates (including any amendments to the Credit Documents and a Joinder Agreement substantially in the form of Exhibit J) as
                                                               ---------
Administrative Agent may reasonably request and do such other acts and things as Administrative Agent may reasonably request in order to have such Additional Obligor guarantee the Obligations in accordance with the terms of the Credit Documents.

          9.20.     Limitation on Leases.  No Company shall become liable in any
                    --------------------
way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any operating lease, unless, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments at the time in effect shall not exceed $5.0 million per annum..
        --- ------

          9.21.     Limitation on Other Restrictions on Amendment of Credit
                    -------------------------------------------------------
Documents.  No Company shall, directly or indirectly, enter into, suffer to
---------
exist or become or remain subject to any agreement or instrument (other than the Credit Documents) that (a) would, directly or indirectly prohibit or restrict or require the consent of any Person to, any amendment to, or waiver or consent to departure from the terms of, any of the Credit Documents or (b) contains any provision that would contravene any provision of any Credit Document.

          9.22.     Triton Disposition.  If any Loans are outstanding on
                    ------------------
December 2, 1998, Borrower use its reasonable best efforts to effect the Triton Disposition as soon as reasonably practicable thereafter

          9.23.     Limitation on Issuance or Dispositions of Equity Interests
                    ----------------------------------------------------------
of Borrower, Subsidiaries and Unrestricted Subsidiaries.  Holding shall not,
-------------------------------------------------------
directly or indirectly, effect any Disposition of any Equity Interests or Equity Rights of Borrower. Prior to such time as AM and its Subsidiaries cease to be Unrestricted Subsidiaries, Borrower shall not directly or indirectly, effect any Disposition of AEI other than the pledge thereof pursuant to the security agreement entered into in connection with the Senior Credit Facility. No Subsidiary shall issue, sell, assign, transfer or otherwise dispose of any of its Equity Interests or Equity Rights, except (a) to any Subsidiary, to Borrower or a Qualified Subsidiary and (b) directors' qualifying shares as required by law. Neither Borrower nor any Subsidiary shall effect the Disposition of any Equity Interests of any Subsidiary unless all Equity Interests owned by Borrower and the Subsidiaries are sold pursuant thereto.

          9.24.     Limitation on Payments or Prepayments of Indebtedness or
                    --------------------------------------------------------
Modification of Debt Documents. Borrower shall not, and shall not cause or
------------------------------
permit any Subsidiary to, directly or indirectly:

          (a) make any payment or prepayment (optional or otherwise) on or redemption of or any payments in redemption, defeasance or repurchase of any Indebtedness (other than the Loans) (whether in cash, securities or other Property), except (1) regularly scheduled mandatory payments of interest, (2) pursuant to any Permitted Refinancing and (3) the conversion or exchange of any Indebtedness into shares of common Equity Interests of Borrower;

          (b) amend, supplement, waive or otherwise modify any of the provisions of any Existing Debt (or any Permitted Refinancing thereof):

               (i) which shortens the fixed maturity, or increases the rate or shortens the time of payment of interest or dividends on, or increases the amount or shortens the time of payment of any principal, liquidation preference or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of such Indebtedness, or increases the amount of, or accelerates the time of payment of, any fees payable in connection therewith (other than the exercise by Borrower of its rights under the Cyprus Acquisition Agreement to accelerate royalty payments thereunder);

               (ii) which relates to the affirmative or negative covenants, events of default or remedies under the documents or instruments evidencing such Indebtedness and the effect of which is to subject Borrower or any of the Subsidiaries to any more onerous or more restrictive provisions; or

               (iii) which otherwise adversely affects the interests of the Lenders as senior creditors or the interests of the Lenders under this Agreement or any other Credit Document in any respect.

          9.25.     Take or Pay Contracts.  No Company shall or enter into or be
                    ---------------------
a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by such Company regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

          9.26.     Tax Sharing Arrangements.  No Company shall enter into or
                    ------------------------
permit to exist any tax sharing agreement or similar arrangement unless the same shall have been reviewed by, and consented to, by the Agents.

          9.27.     Maintenance of Corporate Separateness.  Borrower shall not,
                    -------------------------------------
and shall not permit any of the Subsidiaries or Unrestricted Subsidiaries to,
(a) fail to satisfy customary corporate formalities, including, without limitation, (i) the holding of regular board of directors' and shareholders' meetings, (ii) the maintenance of separate corporate records and (W) the maintenance of separate bank accounts in its own name; (b) fail to act solely in its own corporate name and through its authorized officers and agents; (c) commingle any money or other assets of Borrower or any of the Subsidiaries with any money or other assets of any Unrestricted Subsidiary; or (d) take any action, or conduct its affairs in a manner, which could be expected to result in the separate corporate existence of each of Borrower, each of the Subsidiaries and each of its Unrestricted Subsidiaries from being ignored or the assets and liabilities of Borrower or any of the Unrestricted Subsidiaries being substantively consolidated with those of the Borrower or any other Company in any Insolvency Proceeding. No Company shall make any payment to any creditor of any Unrestricted Subsidiary. All financial statements of each Unrestricted Subsidiary distributed to any creditor of an Unrestricted Subsidiary shall clearly establish the separateness of such Unrestricted Subsidiary from the Companies.

          9.28.     Take-Out Financing.  The Borrower shall take any and every
                    ------------------
action necessary or desirable, to the extent within the power of the Borrower, so that the Take-Out Bank can, as soon as practicable after the Closing Date, publicly sell or privately place the Refinancing Securities. If the Initial Loans shall not have been refinanced in full prior thereto, the Borrower shall agree that upon notice by the Take-Out Bank (a "Refinancing Securities Demand"),
                                                -----------------------------
at any time and from time to time prior to the first anniversary of the Closing Date, Holding and/or the Borrower will cause the issuance and sale of Refinancing Securities upon such terms and conditions as specified in the Refinancing Securities Demand; provided that (i) the interest rates (whether
                               --------
floating or fixed) shall be determined by the Take-Out Bank in light of the then prevailing market conditions; (ii) the maturity of any Refinancing Securities shall not be earlier than the eighth anniversary of the Closing Date; (iii) the Refinancing Securities will be issued pursuant to one or more indentures substantially in the form of the Take-Out Bank's customary high yield indenture and which shall contain such terms, conditions and covenants as are customary for similar financing and as are reasonably satisfactory in all respects to the takeout Bank and its counsel and the Borrower and its counsel; and (iv) all other arrangements with respect to the Refinancing Securities shall be reasonably satisfactory in all respects to the Take-Out Bank in light of the then prevailing market conditions. Before offering common equity of Holding in connection with the issuance and sale of Refinancing Securities of the Borrower, the Take-Out Bank will consult with the Borrower regarding prevailing market conditions and the advisability of issuing common equity to facilitate the placement of such Refinancing Securities.

          Further, if it shall reasonably be determined by the Take-Out Bank based on the prevailing market conditions that it is necessary and advisable to sell the Refinancing Securities with an equity component, Holding shall issue common equity to the purchasers of the Refinancing Securities in such amount as is necessary in order for Holding and the Borrower to receive net proceeds from the sale of the Refinancing Securities in an amount sufficient to repay the Initial Loans in full; provided that in no event will Holding be required to
                       --------
issue common equity representing more than 5% of its outstanding common equity (calculated on a fully-diluted basis) pursuant to this sentence.

          9.29.     Exchange of Term Notes.  Borrower will, on the fifth
                    ----------------------
Business Day following the written request (the "Exchange Request ") of the
                                                 ----------------
holder of any Term Note (or beneficial owner of a portion thereof):

          (i) Execute and deliver, cause each Guarantor to execute and deliver, and cause a bank or trust company acting as trustee thereunder to execute and deliver, the Senior Subordinated Indenture, if such Senior Subordinated Indenture has not previously been executed and delivered;

          (ii) Execute and deliver to such holder or beneficial owner in accordance with the Senior Subordinated Indenture a note in the form attached to the Senior Subordinated Indenture (the "Exchange Notes")
                                                         --------------
     bearing interest as set forth therein in exchange for such Term Note dated the date of the issuance of such Exchange Note, payable to the order of such holder or owner, as the case may be, in the same principal amount as such Term Note (or portion thereof) being exchanged, and cause each Guarantor to endorse its guarantee thereon; and

          (iii) Execute and deliver, and cause each Guarantor to execute and deliver, to such holder or owner, as the case may be, a Registration Rights Agreement in the form of Exhibit G, if such Registration Rights Agreement
                              ---------
     has not previously been executed and delivered or, if such Registration Rights Agreement has previously been executed and delivered and such holder or owner is not already a party thereto, permit such holder or owner to become a party thereto.

          The Exchange Request shall specify the principal amount of the Term Notes to be exchanged pursuant to this Section 9.31 which shall be at least $5,000,000 and integral multiples of $500,000 in excess thereof. Term Notes delivered to Borrower under this Section 9.31 in exchange for Exchange Notes shall be canceled by Borrower and the corresponding amount of the Term Loan shall be deemed repaid and the Exchange Notes shall be governed by and construed in accordance with the terms of the Senior Subordinated Indenture.

          The bank or trust company acting as trustee under the Senior Subordinated Indenture shall at all times be a corporation organized and doing business under the laws of the United States of America or the State of New York, in good standing and having its principal offices in the Borough of Manhattan, in The City of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority and which has a combined capital and surplus of not less than $50,000,000.

          9.30.     Release of Covenants Upon Conversion.  Upon any conversion
                    ------------------------------------
of the Initial Loans into Term Loans pursuant to Section 2.02, Sections 9.06-9.10, 9.14, 9.18, 9.20, and 9.23-9.27 of this Agreement shall no longer apply to any Obligor.

          Section 9A.  Covenants Applicable to Term Loan.  Borrower covenants
                       ---------------------------------
and agrees that from and after issuance of the Term Loan and the Term Notes until the satisfaction in full of the Term Loan and the Term Notes and all other Obligations due under this Agreement it shall, and shall cause each of its Subsidiaries to, fully and timely perform all covenants in this Section 9A required to be performed by any of them..

          (a) Limitation on Restricted Payments.  Borrower will not, and will
              ---------------------------------
not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of Borrower's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Borrower or any of its Subsidiaries or to the direct or indirect holders of Borrower's or any of its Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Capital Stock) of Borrower); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Borrower) any Equity Interests of Borrower or any direct or indirect parent of the Borrower; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Exchange Notes, except a payment of interest or principal at Stated Maturity or Indebtedness permitted under clause (viii) of Section 9A(b); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) Borrower would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable fourquarter period, have been permitted to incur at least S 1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the Section 9A(b); and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Borrower and its Subsidiaries after the Closing Date (excluding Restricted Payments permitted by clauses (ii),
     (iii), (iv), (v), (viii), (ix) and (xi) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of Borrower for the period (taken as one accounting period) from the date of the closing of the issuance of the Exchange Notes to the end of Borrower's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by Borrower since the date of the closing of the issuance of the Exchange Notes as a contribution to its common equity capital or from the issue or sale of Equity Interests of Borrower (other than Disqualified Capital Stock) or from the issue or sale of Disqualified Capital Stock or debt securities of Borrower that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Capital Stock or convertible debt securities) sold to a Subsidiary of Borrower), plus (iii) to the extent that any Restricted Investment that reduced the amount available for Restricted Payments under this clause (c) is sold for cash or otherwise liquidated or repaid for cash or any dividend or payment is received by Borrower a Subsidiary after the date of the closing of the Acquisitions in respect of such Investment, 100% of the amount of Net Proceeds or dividends or payments (including the fair market value of property) received in connection therewith, up to the amount of the Restricted Investment that reduced this clause (c), and thereafter 50% of the amount of Net Proceeds or dividends or payments (including the fair market value of property) received in connection therewith (except that the amount of dividends or payments received in respect of payments of obligations in respect of such Investments, such as taxes, shall not increase the amounts under this clause (c)), plus (iv) to the extent that any Unrestricted Subsidiary of Borrower is redesignated as a Subsidiary after the Closing Date, 100% of the fair market value of Borrower's Investment in such Subsidiary as of the date of such redesignation up to the amount of the Restricted Investments made in such Subsidiary that reduced this clause (c) and 50% of the excess of the fair market value of Borrower's Investment in such Subsidiary as of the date of such redesignation over (1) the amount of the Restricted Investment that reduced this clause (c) and (2) any amounts that increased the amount available as a Permitted Investment provided that with respect
                                                    --------
     to any redesignation pursuant to this clause (iv) Borrower shall deliver to the Trustee (I) in the case of any such redesignation involving aggregate fair market value greater than $2.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying such value or
     (H) in the case of any such redesignation involving aggregate fair market value greater than $10.0 million, an independent appraisal or valuation opinion issued by an accounting, appraisal or investment banking firm of national standing; provided that any amounts that increase this clause (c) shall not duplicatively increase amounts available as Permitted Investments.

          The foregoing provisions will not prohibit:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Agreement;

          (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of Borrower in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Borrower) of, other Equity Interests of Borrower (other than any Disqualified Capital Stock); Provided that the amount of any such net cash proceeds that are
             --------
     utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;

          (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (iv) dividends or distributions by a Subsidiary of Borrower so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary, Borrower or a Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

          (v) Investments in Unrestricted Subsidiaries having an aggregate fair market value not to exceed the amount, at the time of such Investment, substantially concurrently contributed in cash or Cash Equivalents to the common equity capital of Borrower after the date of the closing of the Acquisitions; provided that any such amount contributed shall be excluded
                   --------
     from the calculation made pursuant to clause (c) of the preceding paragraph;

          (vi) the payment of dividends on Borrower's Common Stock, following the first public offering of Borrower's Common Stock after the date of the closing of the Acquisitions, of up to 6% per annum of the net proceeds received by Borrower in such public offering, other than public offerings with respect to Borrower's Common Stock registered on Form S-8; the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Borrower or any Subsidiary of Borrower held by any present or former employee or director of Borrower (or any of its Subsidiaries), other than Equity Interests held by the Principals or any of their Related Parties, pursuant to any management equity subscription agreement or stock option agreement or any other management or employee benefit plan; provided that (A) the aggregate price paid for all such
                   --------
     repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $5.0 million in any calendar year); provide further that such amount in any calendar year
                         --------
     may be increased by an amount not to exceed (x) the cash proceeds from the sale of Equity Interests (not including Disqualified Capital Stock) of Borrower or a Subsidiary to members of management and directors of Borrower and its Subsidiaries that occurs after the date of the Indenture, plus (y) the cash proceeds of key-man life insurance policies received by Borrower and its Subsidiaries after the Closing Date, less (z) the amount of any Restricted Payments previously made pursuant to clauses (x) and (y) of this subparagraph (vi) and (B) no Default or Event of Default shall have occurred and be continuing immediately after such transaction; and provided
                                                                        --------
     further, that cancellation of Indebtedness owing to Borrower from members of management of Borrower or any of its Subsidiaries (other than the Principals or any of their Related Parties) in connection with a repurchase of Equity Interests of Borrower or a Subsidiary pursuant to any employment agreement or arrangement or any stock option or similar plan will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement.

          (vii) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

          (viii) the repurchase, redemption or other acquisition or retirement for value of the Exchange Notes pursuant to the optional redemption provisions of the Senior Subordinated Indenture; provided that the amount
                                                      --------
     of any Equity Offering used to effect such a repurchase, redemption or other acquisition or retirement for value shall be excluded from the calculation made pursuant to clause (c) above;

          (ix) the repurchase, redemption or other acquisition or retirement for value of the Exchange Notes pursuant to the provisions of the Senior Subordinated Indenture relating to the repurchase option available to holders of the Exchange Notes in the event of a Change of Control or an Asset Sale; provided that, as of the date of such repurchase, redemption or
                 --------
     other acquisition or retirement for value, no Default or Event of Default shall have occurred and be continuing or, with the passage of time, would occur as a consequence thereof,

          (x) the payment of dividends or distributions to Holding to (I) fund cash interest payments on Indebtedness under the Holding's Bridge Loan Agreement commencing December 30, 2003 in accordance with the terms thereof, (II) pursuant to a tax allocation agreement in effect on the Closing Date, in amounts required by Holding to pay income taxes, and (111) in amounts required by Holding to pay administrative expenses not to exceed $2.0 million in any calendar year; and

          (xi) other Restricted Payments made with Excess Unrestricted Subsidiary Disposition Proceeds.

          The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default, For purposes of making such determination, all outstanding Investments by Borrower and its Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 9A(a). All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

          If, at any time, any Unrestricted Subsidiary would fail to meet the requirements in the definition of "Unrestricted Subsidiary" as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Unrestricted Subsidiary shall be deemed to be incurred by a Subsidiary of Borrower as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under
Section 9A(b), the Borrower shall be in default of such covenant). The Board of Directors of Borrower may at any time designate any Unrestricted Subsidiary to be a Subsidiary; provided that such designation shall be deemed to be an
                 --------
incurrence of Indebtedness by a Subsidiary of the Borrower of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 9A(b), calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Borrower or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment or any adjustment made pursuant to clause (c) of the first paragraph of this Section 9A(a) shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Exchange Note Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, Borrower shall deliver to the Exchange Note Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 9A(a) were computed.

          If any Restricted Investment is sold or otherwise liquidated or repaid or any dividend or payment is received by Borrower or a Subsidiary and such amounts may be credited to clause (c) of the first paragraph of this Section 9A(a), then such amounts will be credited only to the extent of amounts not otherwise included in Consolidated Net Income and that do not otherwise increase the amount available as a Permitted Investment.

          (b) Limitation on Incurrence of Indebtedness and Issuance of Preferred
              ------------------------------------------------------------------
Stock.  Borrower will not, and will not permit any of its Subsidiaries to,
-----
directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that Borrower will not issue any Disqualified Capital Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however,
                                                            --------  -------
that Borrower may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Capital Stock and the Guarantors may incur Indebtedness or issue Disqualified Capital Stock or preferred stock if the Fixed Charge Coverage Ratio for Borrower's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Capital Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Capital Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

          The provisions of the first paragraph of this Section 9A(b) will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by Borrower of Indebtedness under Credit Facilities (and the guarantee thereof by the Guarantors); provided that the
                                                               --------
     aggregate principal amount of all Indebtedness outstanding under this clause (i) after giving effect to such incurrence does not exceed an amount equal to $750.0 million (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Borrower and its Subsidiaries thereunder) less the amount of proceeds of Asset Sales applied to repay any such term Indebtedness or revolving Indebtedness if such repayment of revolving Indebtedness resulted in a corresponding commitment reduction (excluding any such payments to the extent refinanced at the time of repayment);

          (ii)   the incurrence by Borrower and its Subsidiaries of Existing
     Debt;

          (iii) (A) the guarantee by Borrower or any of the Guarantors of Indebtedness of Borrower or a Subsidiary of Borrower or (B) the incurrence of Indebtedness of a Subsidiary to the extent that such Indebtedness is supported by a letter of credit, in each case that was permitted to be incurred by another provision of this covenant;

          (iv) the incurrence by Borrower or any of its Subsidiaries of Indebtedness (including Capital Lease Obligations) to finance the acquisition (including by direct purchase, by lease or indirectly by the acquisition of the Capital Stock of a Person that becomes a Subsidiary as a result of such acquisition) or improvement of assets or property (real or personal) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding pursuant to this clause (iv) and including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (iv), does not exceed an amount equal to 5% of Total Assets at the time of such incurrence;

          (v) the incurrence by Borrower or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to reftind, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under the first paragraph of this Section 9A(b) or clauses (ii), (iii) or (iv) of this paragraph;

          (vi) the incurrence by Borrower or any of its Subsidiaries of intercompany Indebtedness between or among Borrower and any of its Subsidiaries; provided, however, that (i) if Borrower is the obligor on
                   --------  -------
     such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Exchange Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Borrower or a Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either Borrower or a Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Borrower or such Subsidiary, as the case may be, that was not permitted by this clause (vi);

          (vii) the incurrence by Borrower or any of its Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of risk management and not for the purpose of speculation;

          (viii) the incurrence by Borrower's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to
                    --------  -------
     be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Subsidiary of Borrower that was not permitted by this clause (viii), and the issuance of preferred stock by Unrestricted Subsidiaries;

          (ix) the incurrence of Indebtedness solely in respect of performance, surety and similar bonds or completion or performance guarantees (including, without limitation, performance guarantees pursuant to coal supply agreements or equipment leases and including letters of credit issued in support of such performance, surety and similar bonds), to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others;

          (x) the incurrence of Indebtedness arising from agreements of Borrower or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary; provided, however, that (i) such Indebtedness is not reflected on the
     --------  -------
     balance sheet of Borrower or any Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (i)) and (h) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Borrower and its Subsidiaries in connection with such disposition; and

          (xi) the incurrence by Borrower or any of its Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xi), not to exceed the greater of (x) $50.0 million and (y) 2% of Total Assets.

          Borrower will not incur, and will not permit its Subsidiaries to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Borrower or such Subsidiary unless such Indebtedness is also contractually subordinated in right of payment to the Exchange Notes or the guarantees thereof, as the case may be, on substantially identical terms; provided, however, that no Indebtedness of
                                  --------  -------
Borrower or any Subsidiary shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of Borrower or any Subsidiary solely by virtue of being unsecured.

          For purposes of determining compliance with this Section 9A(b), in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xi) above or is entitled to be incurred pursuant to the first paragraph of this Section 9A(b), Borrower shall, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this Section 9A(b). Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock, will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of this covenant; provided, in each such case, that
                                             --------
the amount thereof is included in Fixed Charges of Borrower as accrued.

          (c) Limitation on Liens.  Borrower will not and will not permit any of
              -------------------
its Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Agreement and the Loans are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

          (d) Limitation on Dividend and Other Payment Restrictions Affecting
              ---------------------------------------------------------------
Subsidiaries.  Borrower will not, and will not permit any of its Subsidiaries
------------
to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to Borrower or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to Borrower or any of its Subsidiaries, (ii) make loans or advances to Borrower or any of its Subsidiaries or (iii) transfer any of its properties or assets to Borrower or any of its Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Debt as in effect on the Closing Date, (b) the Senior Credit Facility as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments,
                                                  --------
modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facility as in effect on the Closing Date, (c) this Agreement,
(d) applicable law or any applicable rule, regulation or order, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by Borrower or any of its

Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of
                                               --------
Indebtedness, such Indebtedness was permitted by the terms of the Senior Note Indenture to be incurred, (f) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) any agreement for the sale of a Subsidiary that restricts distributions by that Subsidiary pending its sale, (i) Permitted Refinancing Indebtedness, provided that the restrictions
                                              --------
contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (j) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 9A(c) that limits solely the right of the debtor to dispose of the assets securing such Indebtedness, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, (1) restrictions on cash or other deposits Or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business and (m) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses
(a) through (1) above, provided that such amendments, modifications,
                       --------
restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Borrower's Board of Directors, not materially more restrictive in the aggregate with respect to such dividend and other payment restrictions than those (considered as a whole) contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

          (e) Merger, Consolidation, or Sale of Assets.  Borrower may not
              ----------------------------------------
consolidate or merge with or into (whether or not Borrower is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) Borrower is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than Borrower) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of Borrower under the Registration Rights Agreement, the Notes and this Agreement pursuant to documentation in a form reasonably satisfactory to the Administrative Agent;
(iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of Borrower with or into a Wholly Owned Subsidiary of Borrower, immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, (A) the entity surviving such consolidation or merger would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 9A(b) or (B) the Fixed Charge Coverage Ratio for Borrower or the entity or Person formed by or surviving any such consolidation or merger (if other than Borrower), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made would, immediately after giving pro forma effect thereto as if such transaction had occurred at the beginning of the ap plicable four-quarter period, not be less than such Fixed Charge Coverage Ratio for Borrower and its Subsidiaries immediately prior to such transaction. In addition, Borrower may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this covenant will not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets between or among Borrower and its Subsidiaries.

          Notwithstanding the foregoing clause (iv), (i) any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to Borrower and (ii) Borrower may merge with an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of Borrower in another State of the United States or the form of organization of Borrower so long as the amount of Indebtedness of Borrower and its Subsidiaries is not increased thereby and provided that the successor assumes all the obligations of Borrower under the Registration Rights Agreement, the Notes and this Agreement pursuant to documentation in a form reasonably satisfactory to the Administrative Agent.

          (f) Transactions with Affiliates.  Borrower will not, and will not
              ----------------------------
permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are materially no less favorable to Borrower or the relevant Subsidiary than those that would have been obtained in a comparable transaction by Borrower or such Subsidiary with an unrelated Person and (ii) Borrower delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) transactions entered into pursuant to the terms of (a) the Haulage and Delivery Agreement, (b) the Mitsui Marketing Agreement, (c) the MMI Service Agreement,
(d) the Ml-fl Leases, (e) the Bowie Sales Agency Agreement and (f) the Technology Sharing Agreement, each as in effect on the Closing Date or as thereafter amended, provided any such amendment does not materially and
                    --------
adversely effect the rights of the Lenders under this Agreement or Holders of the Exchange Notes under the Senior Subordinated Indenture, (ii) any employment agreement or arrangement entered into by Borrower or any of its Subsidiaries or any employee benefit plan available to employees of Borrower and its Subsidiaries generally, in each case in the ordinary course of business and consistent with the past practice of Borrower or such Subsidiary, (iii) transactions between or among Borrower and/or its Subsidiaries, (iv) payment of reasonable directors fees to Persons who are not otherwise Affiliates of Borrower, (v) Restricted Payments that are permitted by this Agreement or pursuant to the definition of Permitted Investments, (vi) indemnification payments made to officers, directors and employees of Borrower or any Subsidiary pursuant to charter, bylaw, statutory or contractual provisions; (vii) transactions pursuant to the terms of the Transaction Documents in effect on the dates of the closings of the Acquisitions, (viii) the provision by Borrower or any Subsidiary to Triton of accounting and finance, legal, engineering, marketing and other similar services in the ordinary course of business and (ix) payments permitted pursuant to clause (x) under the second paragraph of Section 9A(a).

          (g) Limitation on Issuances and Sales of Equity Interests in Wholly
              ---------------------------------------------------------------
Owned Subsidiaries.  Borrower (i) will not, and will not permit any Wholly Owned
------------------
Subsidiary of Borrower to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in a Wholly Owned Subsidiary of Borrower to any Person (other than Borrower or a Wholly Owned Subsidiary of Borrower), unless (a) (1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Subsidiary and (2) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Sections 9A(h) and 2.09(iv) or (b) the proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 9A(h) and (ii) will not permit any Wholly Owned Subsidiary of Borrower to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to Borrower or a Wholly Owned Subsidiary of Borrower.

          (h) Sale of Unrestricted Subsidiary.  In the event an Unrestricted
              -------------------------------
Subsidiary or its assets is disposed of by Borrower, Borrower will use (i) the first $200.0 million of net cash proceeds therefrom and (ii) such additional amounts, if any, required pursuant to the terms of the Senior Credit Facility to prepay term loans under the Senior Credit Facility or to repay revolving leans under the Senior Credit Facility and effect a corresponding commitment reduction thereunder.

          (i) Limitation on Asset Sales.  Borrower will not, and will not permit
              -------------------------
any of its Subsidiaries to, consummate an Asset Sale unless (i) Borrower (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value as determined in good faith by Borrower (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Senior Subordinated Note Trustee with respect to any Asset Sale determined to have a value greater that $25.0 million) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) except in the case of Assets Held for Sale, at least 75% of the consideration therefor received by Borrower or such Subsidiary is in the form of cash, Cash Equivalents or Marketable Securities; provided that the following amounts shall be deemed to be
                       --------
cash: (w) any liabilities (as shown on Borrower's or such Subsidiary's most recent balance sheet) of Borrower or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Subordinated Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Borrower or such Subsidiary from further liability, (x) any securities, notes or other obligations received by Borrower or any such Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by Borrower or such Subsidiary into cash (to the extent of the cash received), (y) any Designated Noncash Consideration received by Borrower or any of its Subsidiaries in such Asset Sale; provided that the aggregate fair market
                                        --------

value (as determined above) of such Designated Noncash Consideration, taken together with the fair market value at the time of receipt of all other Designated Noncash Consideration received pursuant to this clause (y) less the amount of Net Proceeds previously realized in cash from prior Designated Noncash Consideration is less than 5% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (z) Additional Assets received in an exchange of assets transaction.

          Within 360 days after the receipt of any cash Net Proceeds from an Asset Sale, Borrower or such Subsidiary, at its option, may apply such cash Net Proceeds, at its option, (a) to repay Indebtedness of Borrower or any Subsidiary that is not subordinated in right of payment to the Senior Subordinated Notes or to repay debt under one or more Credit Facilities and, if such debt is revolving debt, to effect a corresponding commitment reduction thereunder, (b) to the acquisition of all or a portion of the assets of, or a majority of the Voting Stock of, another Permitted Business, the making of a capital expenditure or the acquisition of other assets or Investments that are used or useful in a Permitted Business or (c) to apply the cash Net Proceeds from such Asset Sale to an Investment in Additional Assets.

          To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied within 360 days of such Asset Sale (each such 360th day, a "Trigger Date") as described in clause (i), (ii) or (iii) of the immediately
 ------------
preceding paragraph (such Net Cash Proceeds, the "Unutilized Net Cash
                                                  -------------------
Proceeds"), Borrower shall comply with Section 2.09(iv).

          Section 10.    Events of Default.  If one or more of the following
                         -----------------
events (herein called "Events of Default") shall occur and be continuing:
                       -----------------

          (a) (i) Borrower shall default in the payment when due (whether at stated maturity upon prepayment or repayment or acceleration or otherwise) of any principal of any Loan, or (ii) Borrower shall default in the payment when due of interest on any Loan or any fee or any other amount payable by it hereunder or under any other Credit Document when due and such default under this clause (ii) shall have continued unremedied for three or more Business Days; or

          (b) Any Company shall (i) default (x) in any payment under any coal lease with aggregate lease payments in excess of $25.0 million or (y) in the payment when due of any principal of or interest on any of its Indebtedness (other than the Loans) aggregating $25.0 million or more, beyond the period of grace, if any, provided in the instrument or agreement under which such lease or Indebtedness was created, after giving effect to any consents or waivers relating thereto obtained before the expiration of any such period of grace; or (ii) any event specified in any lease, note, agreement, indenture or other document evidencing or relating to any lease with aggregate lease payments in excess of $25.0 million or Indebtedness aggregating $25.0 million or more if the effect of such event (after giving effect to any consents or waivers relating thereto obtained before the expiration of any such period of grace) is to cause, or (with the giving of any notice or the lapse of time or both) to permit the lessor under such lease or the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such lease to be terminated (and which termination could reasonably be expected to have a Material Adverse Effect) or such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or

          (c) Any representation or warranty made or deemed made in any Credit Document (or in any modification or supplement thereto) by any Relevant Party or in any certificate furnished to any Creditor pursuant to the provisions thereof, shall prove to have been false or misleading as of the time made, deemed made or furnished in any material respect; or

          (d) Any Obligor shall default in the performance of any of its obligations under any of Sections 9.01 (f) or 9.05 through 9.31 or Section 9A; or Borrower shall default in the performance of its obligations under
     Section 9.01 (k) and such default shall continue unremedied for five Business Days; or any Obligor shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of thirty days after written notice thereof to such Obligor or Borrower by Administrative Agent or any Lender; or

          (e) Any Company shall not, or shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) Any Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence or consents to any Insolvency Proceeding, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert within 30 days or in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary Insolvency Proceeding, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) (i) Any Insolvency Proceeding is commenced or filed against any Company, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against any Company, and either (1) such proceeding or petition shall not be dismissed, or such writ, judgment, wan-ant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 30 days after commencement, filing or levy or (2) such proceeding shall not be actively contested by the Company; (ii) any Company admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; (iii) any Company acquiesces in the appointment of a receiver, receiver and manager, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person for itself or a substantial portion of its Property or business; or (iv) an order of relief against any Company shall be entered in any Involuntary Proceeding; or

          (h) A final judgment or judgments for the payment of money in excess of $25.0 million in the aggregate (exclusive of judgment amounts to the extent covered by insurance) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Company and the same shall not be discharged (or provision shall not be made for such discharge), vacated or bonded pending appeal, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and such Company shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) An ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of any Company in an aggregate amount exceeding $5.0 million; or

          (j) Any Change of Control shall occur prior to the Conversion Date; or

          (k) Any Guarantee ceases to be in full force and effect; or

          (l) Any Credit Document or any material provision thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a Proceeding shall be commenced by any Company or any other Person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Company shall repudiate or deny that it has any liability or obligation for the payment of principal or interest or other obligations purported to be created under any Credit Document; or

          (m) Any non-monetary judgment, order or decree is entered against any Company which does or could reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10, Administrative Agent may, with the consent of the Majority Lenders, and upon written direction of the Majority Lenders shall, by notice to Borrower, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by Borrower hereunder and under the Notes (including any amounts payable under Section 5.05 or 5.06) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower, reduce any claim to judgment and take any other action permitted by law; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 10 with respect to the Borrower or any Significant Subsidiary, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by Borrower hereunder and under the Notes (including any amounts payable under Section 5.05 or 5.06) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower.

          Section 11.    Agents.
                         ------

          11.01.    General Provisions.  Each of the Lenders and Agents hereby
                    ------------------
irrevocably appoints Administrative Agent as its agent and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. Administrative Agent agrees to give promptly to each Lender a copy of each notice or other document received by it pursuant to any Credit Document (other than any that are required to be delivered to the Lenders by any Obligor).

          The Lender or other financial institution serving as any Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not such Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or other Affiliate thereof as if it were not such Agent hereunder.

          No Agent shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is required to exercise in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.04), and (c) except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Company that is communicated to or obtained by the financial institution serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.04) or in the absence of its own gross negligence or willful misconduct. No

Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to Administrative Agent and such Agent by Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Credit Document or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

          Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts reasonably selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Majority Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Majority Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates, directors, officers, employees, agents and advisors ("Related Parties"). The exculpatory
                                           ---------------
provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent.

          Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders and Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor which, so long as no Default is continuing, shall be reasonably acceptable to Borrower. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the Agent's resignation hereunder, the provisions of this Section I I shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as such Agent.

          Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this

Agreement, any related agreement or any document furnished hereunder or thereunder. No Agent shall be deemed a trustee or other fiduciary on behalf of any party.

          11.02.    Indemnification.  Each Lender agrees to indemnify and hold
                    ---------------
harmless each Agent (to the extent not promptly reimbursed under Section 12.03, but without limiting the obligations of Borrower under Section 12.03), ratably in accordance with the aggregate principal amount of the respective Commitments of and/or Loans held by the Lenders, for any and all liabilities (including pursuant to any Environmental Law), obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, expenses (including reasonable attorney's fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of any Credit Document or any other documents contemplated by or referred to therein for any action taken or omitted to be taken by such Agent under or in respect of any of the Credit Documents or other such documents or the transactions contemplated thereby (including the costs and expenses that Borrower is obligated to pay under Section 12.03, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided,
                                                                      --------
however, that no Lender shall be liable for any of the foregoing to the extent
-------
they are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the party to be indemnified. The agreements set forth in this
Section 11.02 shall survive the payment of all Loans and other obligations hereunder and shall be in addition to and not in lieu of any other indemnification agreements contained in any other Credit Document.

          11.03.    Consents Under Other Credit Documents.  Except as otherwise
                    -------------------------------------
provided in this Agreement and the other Credit Documents, Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the other Credit Documents.

          Section 12.    Miscellaneous.
                         -------------

          12.01.    Waiver.  No failure on the part of any Creditor to exercise
                    ------
and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          12.02.    Notices.  All notices, requests and other communications
                    -------
provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by facsimile) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by facsimile or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. Any Notice of Borrowing or Notice of Continuation/Conversion shall be deemed to have been received when actually received.

          12.03.    Expenses, Indemnification, Etc.  (a) The Obligors, jointly
                    ------------------------------
and severally, agree to pay or reimburse:

          (i) the An-anger and Administrative Agent for all of their reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of legal counsel) in connection with (1) the negotiation, preparation, execution and delivery of the Credit Documents and the extension of credit hereunder, (2) the negotiation or preparation of any modification, supplement or waiver of any of the terms of any Credit Document (whether or not consummated or effective) and (3) the primary syndication of the Loans and Commitments;

          (ii) each of the Lenders and the Administrative Agent for all reasonable out-of-pocket costs and expenses of the Lenders and the Administrative Agent (including the reasonable fees and expenses of legal counsel) in connection with (1) any Default and any enforcement or collection proceedings resulting therefrom, including all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated), (2) the enforcement of this Section 12.03 and (3) any documentary taxes; and

          (iii) each of the Lenders and the Administrative Agent for all reasonable costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Credit Document or any other document referred to therein.

          (b) The Obligors, jointly and severally, hereby agree to indemnify each Creditor and their re spective Affiliates, directors, trustees, officers, employees and agents (each, an "Indemnitee") from, and hold each of them
                                ----------
harmless against, and that no Indemnitee will have any liability for, any and all Losses incurred by any of them (including any and all Losses incurred by Administrative Agent or Arranger to any Lender, whether or not any Creditor is a party thereto) directly or indirectly arising out of or by reason of or relating to the negotiation, execution, delivery, performance, administration or enforcement of any Credit Document, any of the transactions contemplated by the Credit Documents, any breach by any Obligor of any representation, warranty, covenant or other agreement contained in any of the Credit Documents in connection with any of the Transactions or the use or proposed use of any of the Loans, but excluding any such Losses to the extent finally determined by a court of competent jurisdiction in a final and nonappealable judgment to have arisen from the gross negligence or bad faith of the Indemnitee.

          Without limiting the generality of the foregoing, the Obligors, jointly and severally, will indemnify each Creditor and each other Indemnitee from, and hold each Creditor and each other Indemnitee harmless against, any Losses described in the preceding sentence arising under any Environmental Law as a result of (A) the past, present or future operations of any Company (or any predecessor in interest to any Company), (B) the past, present or future condition of any site or facility owned, operated, leased or used at any time by any Company (or any such predecessor in interest), or (C) any Release or threatened Release of any Hazardous Materials at, on, under or from any such site or facility, including any such Release or threatened Release that shall occur during any period when any Creditor shall be in possession of any such site or facility following the exercise by such Creditor of any of its rights and remedies hereunder; provided, however, that the indemnity hereunder shall be
                        --------  -------
subject to the exclusions from indemnification set forth in the preceding sentence.

          To the extent that the undertaking to indemnify and hold harmless set forth in this Section 12.03 or any other provision of any Credit Document providing for indemnification is unenforceable because it is violative of any law or public policy or otherwise, the Obligors, jointly and severally, shall contribute the maximum portion that each of them is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by any of the Persons indemnified hereunder.

          The Obligors also agree that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any Losses to any Obligor or any Obligor' s security holders or creditors resulting from, arising out of, in any way related to or by reason of any matter referred to in any indemnification or expense reimbursement provisions set forth in this Agreement or any other Credit Document, except to the extent that any Loss is determined by a court of competent jurisdiction in a final nonappealable judgment to have resulted from the gross negligence or bad faith of such Indemnitee.

          The Obligors agree that, without the prior written consent of Administrative Agent, Arranger and the Majority Lenders, which consent shall not be unreasonably withheld, no Obligor will settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification is reasonably likely to be sought under the indemnification provisions of this Section 12.03 (whether or not any Indemnitee is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional written release of each Indemnitee from all liability arising out of such Proceeding and does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and does not involve any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee.

          12.04.    Amendments, Etc.  (i) Any provision of any Credit Document
                    ---------------
may be amended, modified or supplemented by an instrument in writing signed by the Obligors party thereto and the Majority Lenders, or by the Obligors party thereto and Administrative Agent acting with the written consent of the Majority Lenders, and any provision of any Credit Document may be waived by an instrument in writing signed by the Obligors party thereto and the Majority Lenders, or by the Obligors party thereto and Administrative Agent acting with the written consent of the Majority Lenders; provided, however, that:
                                 --------  -------

          (a) no amendment or waiver shall, unless by an instrument signed by all of the Lenders or by Administrative Agent acting with the written consent of each Lender: (I) extend the scheduled final maturity of any Loan or Note, or reduce the rate of interest (other than any waiver of any increase in the interest rate pursuant to the second sentence of the definition of Applicable Spread) or fees thereon, or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof, or make any change to the definition of Applicable Spread, (II) extend the final maturity of any of the Commitments (or reinstate any Commitment terminated pursuant to Section 10), (111) change the currency in which any Obligation is payable, (IV) amend the terms of this Section 12.04 or Section 4.07, 5 or 11.03, (V) reduce the percentages specified in the definition of the term "Majority Lenders" or amend any provision of any Credit Document requiring the consent of all the Lenders or reduce any other percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof (it being understood that, with the consent of the Majority Lenders, other additional extensions of credit pursuant to this Agreement may be, included in the determination of the Majority Lenders without notice to or consent of any other Lender or Agent on substantially the same basis as the Commitments (and related extensions of credit) are included on the Closing Date), (VI) release any Guarantor from its obligations under Section 6 (unless permitted by this Agreement), (VII) consent to the assignment or transfer by any Obligor of any of its rights and obligations under any Credit Document, (VIII) amend Section 12.03 or any other indemnification and expense reimbursement provision set forth in any Credit Document, (IX) modify the provisions of Sections 13 or 14 or any of the defined terms related thereto in any manner adverse to the Lenders, or (X) waive performance by Borrower of its obligations under, or consent to any departure from any of the terms and provisions of, Section 2. 1 0(iii) or
     (iv) (it being understood that any prepayment required by Section 2.10(i) or (ii) may be waived or amended by the Majority Lenders); and

          (b) any modification or supplement of or waiver with respect to
     Section 11 which affects any Agent in their respective capacities as such shall require the consent of such Agent.

          (ii) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by
Section 12.04(i)(a) (other than clause (I) of such section), the consent of the Majority Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right to replace each such nonconsenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more Replacement Lenders pursuant to Section 2.11 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination; provided, however, that Borrower shall not have the right to
             --------  -------
replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to clause (I) of Section 12.04(i)(a).

          12.05.    Successors and Assigns.  This Agreement shall be binding
                    ----------------------
upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          12.06.    Assignments and Participations.  (a) No Obligor may assign
                    ------------------------------
its respective rights or obligations hereunder or under the Notes or any other Credit Document without the prior written consent of all of the Lenders.

          (b) Each Lender may assign to any Eligible Person any of its Loans, its Notes and its Com mitments (but only with the consent (which shall not be unreasonably withheld, delayed or conditioned) of Borrower and Arranger); provided, however, that (i) no such consent by Borrower or Arranger shall be
--------  -------
required in the case of any assignment to another Lender or any Lender's Affiliate or an Approved Fund of any Lender (in which case, the assignee and assignor Lenders shall give notice of the assignment to An-anger); (ii) no consent of Borrower need be obtained if any Default shall have occurred and be continuing; (iii) each assignment, other than to a Lender or any Lender's Affiliate or an Approved Fund of any Lender and other than any assignment effected by UBS AG or any of its Affiliates in connection with the syndication of the Commitments and/or Loans, shall be in an aggregate amount at least equal to $5.0 million unless the assigning Lender's exposure is reduced to $0 or unless Borrower and An-anger otherwise agree and (iv) in no event may any such assignment be made to any Obligor or any of its Affiliates without consent of all Lenders. Any assignment of a Loan shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of a Loan shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan (if a Note was issued in respect thereof), accompanied by an instrument in writing substantially in the form of Exhibit F, and upon consent thereto by Borrower and Arranger to the extent required above, one or more new Notes (if requested by the New Lender) in the same aggregate principal amount shall be issued to the designated assignee and the old Notes shall be returned by Administrative Agent to Borrower marked "canceled". Upon execution and delivery by the assignee to Borrower and Arranger of an instrument in writing substantially in the form of Exhibit F, and upon consent thereto by Borrower and Arranger to the extent required above, and in the case of a Loan, upon appropriate entries being made in the Register, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of Administrative Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s) and Loans (or portions thereof) assigned to it (in addition to the Commitment(s) and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon any such assignment (other than to a Lender or any Affiliate of a Lender or an Approved Fund of any Lender and other than any assignment by UBS AG or any of its Affiliates) the assignee Lender shall pay a fee of $3,500 to Administrative Agent. Upon any such assignment, certain rights and obligations of the assigning Lender shall survive as set forth in Section 12.07.

          (c) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans held by it, or in its Commitments, in which event each purchaser of a participation (a "Participant") shall be
                                                     -----------
entitled to the rights and benefits of the provisions of Section 5 (provided,
                                                                    --------
however, that no Participant shall be entitled to receive any greater amount
-------
pursuant to Section 5 than the transferor Lender would have been entitled to receive in respect of the participation effected by such transferor Lender had no participation occurred) with respect to its participation in such Loans and Commitments as if such Participant were a "Lender" for purposes of said Section, but, except as otherwise provided in Section 4.07(c), shall not have any other rights or benefits under this Agreement or any Note or any other Credit Document (the Participants rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by Borrower to any Lender under Section 5 in respect of Loans and its Commitments shall be no greater than the amount that would have applied if such Lender had not sold or agreed to sell any participation in such Loans and Commitments, and as if such Lender were funding each of such Loan and Commitments in the same way that it is funding the portion of such Loan and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Credit Document, except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to any modification or amendment set forth in subclauses (1), (11), (111) or (VIII) of clause (a) of the proviso to Section 12.04.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may assign and pledge all or any portion of its Loans and its Notes to any United States Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal

Reserve System and any Operating Circular issued by such Federal Reserve Bank and, in the case of a Lender that is an investment fund, any such Lender may assign or pledge all or any portion of its Loans and its Notes to its trustee in support of its obligations to its trustee, without notice to or consent of Borrower, Administrative Agent or Arranger. No such assignment shall release the assigning Lender from its obligations hereunder.

          (e) A Lender may furnish any information concerning any Company in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) subject, however, to the provisions of Section 12.11. In addition, each of Administrative Agent and Arranger may furnish any information concerning any Obligor or any of its Affiliates in Administrative Agent's or Arranger's possession to any Affiliate of Administrative Agent or Arranger, subject, however, to the provisions of
Section 12.11. The Obligors shall assist any Lender in effectuating any assignment or participation pursuant to this Section 12.06 (including during syndication) in whatever manner such Lender reasonably deems necessary, including participation in meetings with prospective transferees.

          12.07.    Survival.  The obligations of the Obligors under Sections
                    --------
5.01, 5.05, 5.06 and 12.03, the obligations of each Guarantor under Section 6.03, and the obligations of the Lenders under Sections 5.06 and 11.02, shall survive the repayment of the Loans and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments or Loans hereunder, shall (to the extent relating to such time as it was a Lender) survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit, herein or pursuant hereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the Notes and the making of any extension of credit hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty.

          12.08.    Captions.  The table of contents and captions and section
                    --------
headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          12.09.    Counterparts; Interpretation; Effectiveness.  This Agreement
                    -------------------------------------------
may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, other than the indemnity, confidentiality, waiver of jury trial and governing law provisions of the Commitment Letter, which are not superseded and survive. Except as provided in
Section 7.01, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          12.10.    Governing Law, Submission to Jurisdiction; Waivers, Etc.
                    -------------------------------------------------------
Each Credit Document shall be governed by, and construed in accordance with, the law of the State of New York, without regard to the principles of conflicts of laws thereof (except in the case of the other Credit Documents, to the extent otherwise expressly stated therein). Each Obligor hereby irrevocably and unconditionally: (I) submits for itself and its Property in any Proceeding relating to any Credit Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Supreme Court of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; (H) consents that any such Proceeding may be brought in any such court and waives trial by jury and any objection that it may now or hereafter have to the venue of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (III) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower at its address set forth in Section 12.02 or at such other address of which Administrative Agent shall have been notified pursuant thereto; and (IV) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          12.11.    Confidentiality.  Each Lender agrees to keep information
                    ---------------
obtained by it pursuant hereto and the other Credit Documents identified as confidential in writing at the time of delivery confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's employees, representatives, directors, attorneys, auditors, agents, professional advisors, trustees or affiliates who are advised of the confidential nature of such information or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provision of this Section 12.11), (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source of such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law (including applicable securities laws), regulation, subpoena or judicial order or process (provided that notice of such requirement or order
                           --------
shall be promptly furnished to Borrower unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulations or auditors or any administrative body or commission (including the Securities Valuation Office of the National Association of Insurance Commissioners) to whose jurisdiction such Lender may be subject, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Lender, (e) to assignees or participants or prospective assignees or participants who agree to be bound by the provisions of this Section 12.11, (f) to the extent required in connection with any litigation between any Obligor and any Lender with respect to the Loans or this Agreement and the other Credit Documents or (g) with Borrower's prior written consent.

          12.12.    Independence of Representations, Warranties and Covenants.
                    ---------------------------------------------------------
The representations, warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exception be deemed to permit any action or omission that would be in contravention of applicable law. Notwithstanding anything herein to the contrary, any matter identified on a Schedule to this Agreement shall be deemed to be set forth on all other Schedules to this Agreement for purposes of determining compliance with any of the representations, warranties or covenants contained herein.

          12.13.    Severability.  Wherever possible, each provision of this
                    ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

          12.14.    Acknowledgments.  The Obligors hereby acknowledge that: (a)
                    ---------------
each of them has been advised by counsel in connection with the negotiation, execution and delivery of the Credit Documents; (b) no Creditor has any fiduciary or similar relationship to any Obligor and the relationship between the Creditors on the one hand, and the Obligors, on the other hand, is solely that of debtor and creditor; and (c) no joint venture exists among the Creditors or among the Obligors and the Creditors.

          Section 13.    Subordination.
                         -------------

          (1) Loans and Notes Subordinated to Senior Indebtedness.  Borrower
              ---------------------------------------------------
covenants and agrees, and the Agents and each Lender by its acceptance thereof likewise covenant and agree, that all Loans and Notes shall be issued subject to the provisions of this Section 13; and each person holding any Loan or Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Loans and Notes by Borrower shall, to the extent and in the manner set forth in this Section 13, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Senior Indebtedness.

          (2)  No Payment on Loans and Notes in Certain Circumstances, Payment
               ---------------------------------------------------------------
Held in Trust.
-------------

          (A)  No Payments in Certain Circumstances.  No direct or indirect
               ------------------------------------
payment (excluding any payment or distribution of Permitted Junior Securities) by or on behalf of Borrower of principal of or interest on the Loans and Notes, whether pursuant to the terms of the Loans or Notes, upon acceleration, pursuant to an Offer to Purchase or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Administrative Agent of written notice (a "Payment Blockage Notice") from the
                                           -----------------------
holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, then, unless and until such event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Senior Indebtedness, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities) shall be made by or on behalf of Borrower of principal of or interest on the Loans or Notes to such Holders, during a period (a "Payment Blockage Period") commencing on the date of
                             -----------------------
receipt of such notice by the Administrative Agent and ending 179 days thereafter.

          Notwithstanding anything herein or in the Loans Or Notes to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period may be commenced with respect to the Loans or Notes during any period of 360 consecutive days. No event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period (to the extent the holder of Designated Senior Indebtedness, or trustee or agent, giving notice commencing such Payment Blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

          (B)  Payments Held in Trust.  In the event that, notwithstanding the
               ----------------------
foregoing, any payment shall be received by the Arranger or any Lender when such payment is prohibited by Section 13(2)(A), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Administrative Agent to the holders of Designated Senior Indebtedness that such prohibited payment has been made, the holders of the Designated Senior Indebtedness (or their representative or representatives or a trustee) notify the Administrative Agent in writing of the amounts then due and owing on the Designated Senior Indebtedness, if any, and only the amounts specified in such notice to the Administrative Agent shall be paid to the holders of Designated Senior Indebtedness.

          (3)  Payment Over of Proceeds upon Dissolution, Etc.
               ----------------------------------------------

          (A)  Payment Over.  Upon any payment or distribution of assets or
               ------------
securities of Borrower of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), upon any dissolution or winding-up or liquidation or reorganization of Borrower, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness shall first be paid in full in cash before the Lenders or An-anger on behalf of such Lenders shall be entitled to receive any payment by Borrower of the principal of or interest on the Loans or Notes, or any payment by Borrower to acquire any of the Loans or Notes for cash, property or securities, or any distribution with respect to the Loans or Notes of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities). Before any payment may be made by, or on behalf of, Borrower of the principal of or interest on the Loans or Notes upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or securities of Borrower of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), to which the Lenders or the Administrative Agent on their behalf would be entitled, but for the subordination provisions of this Agreement, shall be made by Borrower or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of
              --- ----
Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          (B) Payments Held in Trust.  In the event that, notwithstanding the
              ----------------------
foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of Borrower of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), shall be received by the Administrative Agent or any Lender at a time when such payment or distribution is prohibited by
Section 13(3)(A) and before all obligations in respect of Senior Indebtedness are paid in full in cash, or payment provided for, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to the holders of Senior Indebtedness (pro rata to such holders on
                                                    --- ----
the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          The consolidation of Borrower with, or the merger of Borrower with or into, another corporation or the liquidation or dissolution of Borrower following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Section 9A(e) shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 13(3)(B) if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Section 9A(e).

          (4) Subrogation.  Upon the payment in full in cash of all Senior
              -----------
Indebtedness, or provision for payment, the Lenders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of Borrower made on such Senior Indebtedness until the principal of and interest on the Loans and Notes shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Lenders or the Administrative Agent on their behalf would be entitled except for the provisions of this Section 13, and no payment over pursuant to the provisions of this Section 13 to the holders of Senior Indebtedness by Lenders or the Administrative Agent on their behalf shall, as between Borrower, its creditors other than holders of Senior Indebtedness, and the Lenders, be deemed to be a payment by Borrower to or on account of the Senior Indebtedness. It is understood that the provisions of this Section 13 are and are intended solely for the purpose of defining the relative rights of the Lenders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          If any payment or distribution to which the Lenders would otherwise have been entitled but for the provisions of this Section 13 shall have been applied, pursuant to the provisions of this Section 13, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Lenders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, or provision for payment, of such Senior Indebtedness.

          (5) Obligations of Borrower Unconditional.  Nothing contained in this
              -------------------------------------
Section 13 or elsewhere in this Agreement or in the Notes is intended to or shall impair, as among Borrower and the Lenders, the obligation of Borrower, which is absolute and unconditional, to pay to the Lenders the principal of and interest on the Loans and Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Lenders and creditors of Borrower other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Lenders or the Administrative Agent on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 13 of the holders of the Senior Indebtedness in respect of cash, property or securities of Borrower received upon the exercise of any such remedy.

          Without limiting the generality of the foregoing, nothing contained in this Section 13 shall restrict the right of the Administrative Agent or the Lenders to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 10 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and
                    --------  -------
payable shall first be paid in full before the Lenders or the Administrative Agent is entitled to receive any direct or indirect payment from Borrower of principal of or interest on the Loans and Notes.

          (6) Notice to Arrange.  Borrower shall give prompt written notice to
              -----------------
the Administrative Agent of any fact known to Borrower which would prohibit the making of any payment to or by the Administrative Agent in respect of the Loans or Notes pursuant to the provisions of this Section 13. The Administrative Agent shall not be charged with knowledge of the existence of any event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Administrative Agent unless and until the Administrative Agent shall have received notice in writing to that effect signed by an Officer of Borrower, or by a holder of Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Administrative Agent shall be entitled to assume that no such facts exist; provided, however, that if the Administrative Agent shall not
                  --------  -------
have received the notice provided for in this Section 13(6) at least two Business Days prior to the date upon which by the terms of this Agreement any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Loan or Note), then, regardless of anything herein to the contrary, the Administrative Agent shall have full power and authority to receive any moneys from Borrower and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 13(6) shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 13(3). The Administrative Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

          In the event that the Administrative Agent determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Section 13, the Administrative Agent may request such Person to furnish evidence to the reasonable satisfaction of the Administrative Agent as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Section 13, and if such evidence is not furnished, the Administrative Agent may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          (7) Reliance on Judicial Order or Certificate of Liquidating Agent.
              --------------------------------------------------------------
Upon any payment or distribution of assets or securities referred to in this
Section 13, the Administrative Agent and the Lenders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Administrative Agent or to the Lenders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 13.

          (8)  Administrative Agent's Relation to Senior Indebtedness.  The
               ------------------------------------------------------
Administrative Agent shall be entitled to all the rights set forth in this
Section 13 with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness, and nothing in this Agreement shall deprive the Administrative Agent of any of its rights as such holder.

          With respect to the holders of Senior Indebtedness, the Administrative Agent undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Section 13, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Agreement or the Notes against the Administrative Agent. The Administrative Agent shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Section 13(3)(B)). The Administrative Agent shall not be liable to any such holders if the Administrative Agent shall in good faith mistakenly pay over or distribute to Lenders or to Borrower or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this
Section 13 or otherwise.

          (9)  Subordination Rights Not Impaired by Acts or Omissions of
               ---------------------------------------------------------
Borrower or Holders of Senior Indebtedness. No right of any present or future
------------------------------------------
holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Borrower or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by Borrower with the terms of this Agreement, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Section 13 are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

          (10) Lenders Authorize Administrative Agent To Effectuate
               ----------------------------------------------------
Subordination of Loans and Notes. Each Lender by his acceptance of Loans and
--------------------------------
Notes authorizes and expressly directs the Administrative Agent on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Section 13, and appoints the Administrative Agent his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of Borrower (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of Borrower, the filing of a claim for the unpaid balance of its Loans and Notes in the form required in those proceedings.

          (11) This Section Not To Prevent Events of Default.  The failure to
               ---------------------------------------------
make a payment on account of principal of or interest on the Loans or Notes by reason of any provision of this Section 13 shall not be construed as preventing the occurrence of an Event of Default specified in Section 10.

          (12) Administrative Agent's Compensation Not Prejudiced.  Nothing in
               --------------------------------------------------
this Section 13 shall apply to amounts due to the Administrative Agent pursuant to other sections in this Agreement.

          (13) No Waiver of Subordination Provisions.  Without in any way
               -------------------------------------
limiting the generality of Section 13(9), the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Administrative Agent or the Lenders, without incurring responsibility to the Lenders and without impairing or releasing the subordination provided in this
Section 13 or the obligations hereunder of the Lenders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against Borrower and any other Person.

          (14) Acceleration of Loans and Notes.  If payment of the Loans or
               -------------------------------
Notes is accelerated because of an Event of Default, Borrower shall promptly notify holders of the Senior Indebtedness of the acceleration.

          Section 14.    Subordination of Guarantee Obligations.
                         --------------------------------------

          14.01.    Guarantee Obligations Subordinated to Guarantor Senior
                    ------------------------------------------------------
Indebtedness.  Each Guarantor covenants and agrees, and the Agents and each
------------
Lender by its acceptance thereof likewise covenant and agree, that the Guarantee shall be issued subject to the provisions of this Section 14; and each Person holding any Loan or Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Loans or Notes pursuant to the Guarantee made by or on behalf of any Guarantor shall, to the extent and in the manner set forth in this Section 14, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Guarantor Senior Indebtedness of such Guarantor.

          14.02.    No Payment on Guarantees in Certain Circumstances, Payments
                    -----------------------------------------------------------
Held in Trusts.
--------------

          A.   No Payments in Certain Circumstances.  No direct or indirect
               ------------------------------------
payment (excluding any payment or distribution of Permitted Junior Securities) by or on behalf of any Guarantor of principal of or interest on the Loans or Notes pursuant to such Guarantor's Guarantee, whether pursuant to the terms of the Loans or Notes, upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Guarantor Senior Indebtedness of such Guarantor, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the Lenders of such Designated Guarantor Senior Indebtedness. In addition, during the continuance of any nonpayment event of default with respect to any Designated Guarantor Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the An-anger of written notice (the "Guarantor Payment Blockage Notice") from the Lender or Lenders of
             ---------------------------------
such Designated Guarantor Senior Indebtedness or the Arranger or agent acting on behalf of such Designated Guarantor Senior Indebtedness, then, unless and until such event of default has been cured or waived or has ceased to exist or such Designated Guarantor Senior Indebtedness has been discharged or paid in full in cash or the benefits of these provisions have been waived by the Lenders of such Designated Guarantor Senior Indebtedness, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities) shall be made by or on behalf of such Guarantor of principal or interest on the during a period (a "Guarantor Blockage Period") commencing on the date of receipt of such
           -------------------------
notice by the Arranger and ending 179 days thereafter.

          Notwithstanding anything herein or in the Loans or Notes to the contrary, (x) in no event shall a Guarantor Blockage Period extend beyond 179 days from the date the Guarantor Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Guarantor Blockage Period is in effect and (z) not more than one Guarantor Blockage Period may be commenced with respect to any Guarantor during any period of 360 consecutive days. No event of default that existed or was continuing on the date of commencement of any other Guarantor Blockage Period with respect to the Designated Guarantor Senior Indebtedness initiating such Guarantor Blockage Period (to the extent the Lender of Designated Guarantor Senior Indebtedness, or the trustee or agent acting on behalf of such Designated Guarantor Senior Indebtedness, giving notice commencing such Guarantor Blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Guarantor Blockage Period by the Lender or Lenders of such Designated Guarantor Senior Indebtedness or the Arranger or agent acting on behalf of such Designated Guarantor Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

          B.   Payments Held in Trust.  In the event that, notwithstanding the
               ----------------------
foregoing, any payment shall be received by the Arranger or any Lender when such payment is prohibited by Section 14.02A, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the Lenders of such Designated Guarantor Senior Indebtedness or their respective representatives, or to the trustee under any agreement pursuant to which any of such Designated Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the An-anger to the Lenders of such Designated Guarantor Senior Indebtedness that such prohibited payment has been made, the Lenders of such Designated Guarantor Senior Indebtedness (or their representative or representatives or a trustee) notify the Arranger in writing of the amounts then due and owing on such Designated Guarantor Senior Indebtedness, if any, and only the amounts specified in such notice to the An-anger shall be paid to the Lenders of such Designated Guarantor Senior Indebtedness.

          14.03.    Payment Over of Proceeds upon Dissolution, Etc.
                    ----------------------------------------------

          A.   Payment Over.  Upon any payment or distribution of assets or
               ------------
securities of any Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), upon any dissolution or winding-up or liquidation or reorganization of such Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Guarantor Senior Indebtedness of such Guarantor shall first be paid in full before the Lenders or the Arranger on behalf of such Lenders shall be entitled to receive any payment by such Guarantor of the principal of or interest on the Loans or Notes pursuant to such Guarantor's Guarantee, or any payment to acquire any of the Loans or Notes for cash, property or securities, or any distribution with respect to the Loans or Notes of any cash, property or Loans or Notes (excluding any payment or distribution of Permitted Junior Securities). Before any payment may be made by, or on behalf of, any Guarantor of the principal of or interest on the Loans and Notes upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), to which the Lenders or the An-anger on their behalf would be entitled, but for the subordination provisions of this Agreement, shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the Lenders of the Guarantor Senior Indebtedness of such Guarantor (pro rata to such Lenders on the basis of
                                       --- ----
the respective amounts of such Guarantor Senior Indebtedness held by such Lenders) or their representatives or to the trustee or agent or agents under any agreement pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Guarantor Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the Lenders of such Guarantor Senior Indebtedness.

          B.   Payments Held in Trust.  In the event that, notwithstanding the
               ----------------------
foregoing provision pro hibiting such payment or distribution, any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), shall be received by the Arranger or any Lender at a time when such payment or distribution is prohibited by Section 14.03A and before all obligations in respect of the Guarantor Senior Indebtedness of such Guarantor are paid in full in cash, or payment provided for, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the Lenders of such Guarantor Senior Indebtedness (pro rata to such Lenders on the basis of the respective amounts of such
 --- ----
Guarantor Senior Indebtedness held by such Lenders) or their respective representatives, or to the trustee or agent or agents under any agreement pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of such Guarantor Senior Indebtedness remaining unpaid until all such Guarantor Senior Indebtedness has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the Lenders of such Guarantor Senior Indebtedness.

          The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Section 9A(e) shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 14.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Section 9A(e).

          14.04.    Subrogation.  Upon the payment in full in cash of all
                    -----------
Guarantor Senior Indebtedness of a Guarantor, or provision for payment, the Lenders shall be subrogated to the rights of the Lenders of such Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of such Guarantor made on such Guarantor Senior Indebtedness until the principal of and interest on the Loans and Notes shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the Lenders of such Guarantor Senior Indebtedness of any cash, property or securities to which the Lenders or the Arranger on their behalf would be entitled except for the provisions of this Section 14, and no payment over pursuant to the provisions of this Section 14 to the Lenders of such Guarantor Senior Indebtedness by Lenders or the Arranger on their behalf shall, as between such Guarantor, its creditors other than Lenders of such Guarantor Senior Indebtedness, and the Lenders, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Indebtedness. It is understood that the provisions of this Section 14 are and are intended solely for the purpose of defining the relative rights of the Lenders, on the one hand, and the Lenders of Guarantor Senior Indebtedness of each Guarantor, on the other hand.

          If any payment or distribution to which the Lenders would otherwise have been entitled but for the provisions of this Section 14 shall have been applied, pursuant to the provisions of this Section 14, to the payment of all amounts payable under Guarantor Senior Indebtedness, then and in such case, the Lenders shall be entitled to receive from the Lenders of such Guarantor Senior Indebtedness any payments or distributions received by such Lenders of Guarantor Senior Indebtedness in excess of the amount required to make payment in full, or provision for payment, of such Guarantor Senior Indebtedness.

          14.05.    Obligations of Guarantors Unconditional.  Nothing contained
                    ---------------------------------------
in this Section 14 or elsewhere in this Agreement or in the Loans, Notes or the Guarantees is intended to or shall impair, as among the Guarantors and the Lenders, the obligation of each Guarantor, which is absolute and unconditional, to pay to the Lenders the principal of and interest on the Loans and Notes as and when the same shall become due and payable in accordance with the terms of the Guarantee of such Guarantor, or is intended to or shall affect the relative rights of the Lenders and creditors of any Guarantor other than the Lenders of Guarantor Senior Indebtedness of such Guarantor, nor shall anything herein or therein prevent the Lender or the An-anger on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 14 of the Lenders of Guarantor Senior Indebtedness in respect of cash, property or securities of any Guarantor received upon the exercise of any such remedy.

          Without limiting the generality of the foregoing, nothing contained in this Section 14 shall restrict the right of the Lenders or the Arranger to take any action to declare the Loans and Notes to be due and payable prior to their stated maturity pursuant to Section 10 or to pursue any rights or remedies hereunder; provided, however, that all Guarantor Senior Indebtedness of any
           --------  -------
Guarantor then due and payable shall first be paid in full before the Lenders or the Arranger are entitled to receive any direct or indirect payment from such Guarantor of principal of or interest on the Loans and Notes pursuant to such Guarantor's Guarantee.

          14.06.    Notice to Arranger.  Borrower and each Guarantor shall give
                    ------------------
prompt written notice to the Arranger of any fact known to Borrower or such Guarantor which would prohibit the making of any payment to or by the Arranger in respect of the Securities pursuant to the provisions of this Section 14. The Arranger shall not be charged with knowledge of the existence of any event of default with respect to any Guarantor Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Arranger unless and until the An-anger shall have received notice in writing to that effect signed by an Officer of Borrower or such Guarantor, or by a Lender of Guarantor Senior Indebtedness or the trustee or agent therefor; and prior to the receipt of any such written notice, the An-anger shall be entitled to assume that no such facts exist; provided, however, that if the Arranger shall not have received the
       --------  -------
notice provided for in this Section 14.06 at least two Business Days prior to the date upon which by the terms of this Agreement any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Loan or Note), then, regardless of anything herein to the contrary, the An-anger shall have full power and ' authority to receive any moneys from any Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 14.06 shall limit the right of the Lenders of Guarantor Senior Indebtedness to recover payments as contemplated by Section
14.03. The Arranger shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a Lender of any Guarantor Senior Indebtedness (or a trustee on behalf of, or other representative of, such Lender) to establish that such notice has been given by a Lender of such Guarantor Senior Indebtedness or a trustee or representative on behalf of any such Lender.

          In the event that the Arranger determines in good faith that any evidence is required with respect to the right of any Person as a Lender of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Section 14, the An-anger may request such Person to furnish evidence to the reasonable satisfaction of the Arranger as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such

Person under this Section 14, and if such evidence is not furnished, the Arranger may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          14.07.    Reliance on Judicial Order or Certificate of Liquidating
                    --------------------------------------------------------
Agent.  Upon any payment or distribution of assets or securities of a Guarantor
-----
referred to in this Section 14, the Arranger and the Lenders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Arranger or to the Lenders for the purpose of ascertaining the Persons entitled to participate in such distribution, the Lenders of Guarantor Senior Indebtedness of such Guarantor and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 14.

          14.08.    Arranger's Relation to Guarantor Senior Indebtedness.  The
                    ----------------------------------------------------
Arranger shall be entitled to all the rights set forth in this Section 14 with respect to any Guarantor Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other Lender of Guarantor Senior Indebtedness, and nothing in this Agreement shall deprive the Arranger of any of its rights as such Lender.

          With respect to the Lenders of Guarantor Senior Indebtedness, the Arranger undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Section 14, and no implied covenants or obligations with respect to the Lenders of Guarantor Senior Indebtedness shall be read into this Agreement against the Arranger. The Arranger shall not be deemed to owe any fiduciary duty to the Lenders of Guarantor Senior Indebtedness (except as provided in Section 14.03B). The Arranger shall not be liable to any such Lenders if the An-anger shall in good faith mistakenly pay over or distribute to Lenders or to Borrower or to any other person cash, property or securities to which any Lenders of Guarantor Senior Indebtedness shall be entitled by virtue of this Section 14 or otherwise.

          14.09.    Subordination Rights Not Impaired by Acts or Omissions of
                    ---------------------------------------------------------
the Guarantors or Lenders of. Guarantor Senior Indebtedness.  No right of any
------------------------------------------------------------
present or future Lenders of any Guarantor Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such Lender, or by any noncompliance by any Guarantor with the terms of this Agreement, regardless of any knowledge thereof which any such Lender may have or otherwise be charged with. The provisions of this Section 14 are intended to be for the benefit of, and shall be enforceable directly by, the Lenders of Guarantor Senior Indebtedness.

          14.10.    Lenders Authorize Arranger To Effectuate Subordination of
                    ---------------------------------------------------------
Guarantee.  Each Lender by its acceptance of Loans and Notes authorizes and
---------
expressly directs the Arranger on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Section 14, and appoints the An-anger its Attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Guarantor, the filing of a claim for the unpaid balance of its Loans and Notes in the form required in those proceedings.

          14.11.    This Article Not To Prevent Events of Default.  The failure
                    ---------------------------------------------
to make a payment on account of principal of or interest on the Securities by reason of any provision of this Section 14 shall not be construed as preventing the occurrence of an Event of Default specified in Section 10.

          14.12.    Arranger's Compensation Not Prejudiced.  Nothing in this
                    --------------------------------------
Section 14 shall apply to amounts due to the An-anger pursuant to other sections in this Agreement.

          14.13.    No Waiver of Guarantee Subordination Provisions.  Without in
                    -----------------------------------------------
any way limiting the generality of Section 14.09, the Lenders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the An-anger or the Lenders, without incurring responsibility to the Lenders and without impairing or releasing the subordination provided in this Section 14 or the obligations hereunder of the Lenders to the Lenders of Guarantor Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding or secured;
(b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (c) release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and (d) exercise or refrain from exercising any rights against any Guarantor and any other Person.

          14.14.    Payments May Be Paid Prior to Dissolution.  Nothing
                    -----------------------------------------
contained in this Section 14 or elsewhere in this Agreement shall prevent (i) a Guarantor, except under the conditions described in Section 14.02, from making payments of principal of and interest on the Loans or Notes, or from depositing with the Arranger any moneys for such payments, or (ii) the application by the Arranger of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Loans or Notes, to the Lenders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Arranger shall have received the written notice provided for in Section 14.02B or in Section 14.06. A Guarantor shall give prompt written notice to the Arranger of any dissolution, winding-up, liquidation or reorganization of such Guarantor.

                            [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                              AEI RESOURCES, INC.,  as Borrower


                              By:/s/ John Baum
                                 -------------------------------------
                                 Name:  John Baum
                                 Title:  Chief Financial Officer


                              Address for Notices:

                                 AEI Resources, Inc.
                                 1500 North Big Run Road
                                 Ashland, Kentucky  41102

                                 Attention:  Donald P. Brown

                                 Telecopier No.:  (606) 928-0450
                                 Telephone No.:  (606) 928-0439


                              AEI RESOURCES HOLDING, INC.
                              AEI COAL SALES COMPANY, INC., each as a Guarantor


                              By:/s/ Donald P. Brown
                                 -------------------------------------
                                  Name:  Donald P. Brown
                                  Title:  President

                              BEECH COAL COMPANY,
                              CANNELTON, INC.,
                              CANNELTON INDUSTRIES, INC.,
                              CANNELTON LAND COMPANY,
                              CANNELTON SALES COMPANY,
                              DUNN COAL & DOCK COMPANY,
                              KANAWHA CORPORATION (f/k/a Cyprus Kanawha
                              Corporation),
                              MIDWEST COAL COMPANY (f/k/a Amax Coal
                              Company),
                              MOUNTAIN COALS CORPORATION (f/k/a Cyprus
                              Mountain Coals Corporation),
                              WEST VIRGINIA-INDIANA COAL HOLDING
                              COMPANY, INC.,
                                 each as a Guarantor


                              By:/s/ Scott Dyer
                                 -------------------------------------
                                 Name:  Scott Dyer
                                 Title:  Vice President

                              APPALACHIAN REALTY COMPANY (f/k/a Cyprus
                              Southern Realty Corporation),
                              AYRSHIRE LAND COMPANY,
                              COAL VENTURES HOLDING COMPANY, INC.,
                              GRASSY COVE COAL MINING COMPANY,
                              MEADOWLARK, INC.,
                              MEGA MINERALS, INC.
                              MIDWEST COAL SALES COMPANY (f/k/a Amax Coal
                              Sales Company),
                              MID-VOL LEASING, INC.
                              PREMIUM PROCESSING, INC.
                              ROARING CREEK COAL COMPANY,
                              STRAIGHT CREEK COAL RESOURCES COMPANY
                              (f/k/a Cyprus Cumberland Coal Corporation),
                              CC COAL COMPANY,
                                 each as a Guarantor


                              By:/s/ William H. Haselhoff
                                 -------------------------------------
                                 Name:  William H. Haselhoff
                                 Title:  President


                              BENTLEY COAL COMPANY,
                              SKYLINE COAL COMPANY,
                              KENTUCKY PRINCE MINING COMPANY,
                                 each as a Guarantor


                              By:  GRASSY COVE COAL MINING COMPANY, and
                                   ROARING CREEK COAL COMPANY, each as General
                                   Partner of each of the entities listed above


                              By:/s/ William H. Haselhoff
                                 -------------------------------------
                                 Name:  William H. Haselhoff
                                 Title:  Vice President

                              HAYMAN HOLDINGS, INC.
                              KINDILL HOLDING, INC.
                              KINDILL MINING, INC.,
                                 each as a Guarantor


                              By:/s/ Scott Dyer
                                 -------------------------------------
                                 Name:  Scott Dyer
                                 Title:  Vice President


                              KERMIT COAL COMPANY,
                              MOUNTAINEER COAL DEVELOPMENT COMPANY,
                              OLD BEN COAL COMPANY,
                                 each as a Guarantor


                              By:/s/ Scott Dyer
                                 -------------------------------------
                                 Name:  Scott Dyer
                                 Title:  Vice President


                              NUCOAL, LLC,
                                 as Pledgor


                              By: AMERICOAL DEVELOPMENT COMPANY
                                  ENCOAL CORPORATION
                                  each as Member


                              By:/s/ William H. Haselhoff
                                 -------------------------------------
                                 Name:  William H. Haselhoff
                                 Title:  Vice President

                              AMERICOAL DEVELOPMENT COMPANY,
                              BELLAIRE TRUCKING COMPANY,
                              BLUEGRASS COAL DEVELOPMENT COMPANY,
                              EAST KENTUCKY ENERGY CORPORATION,
                              ENCOAL CORPORATION,
                              ENERZ CORPORATION,
                              EVERGREEN MINING COMPANY,
                              FAIRVIEW LAND COMPANY,
                              FRANKLIN COAL INTERNATIONAL, INC.
                              FRANKLIN COAL SALES COMPANY,
                              HERITAGE MINING COMPANY,
                              PHOENIX LAND COMPANY,
                              PREMIUM COAL DEVELOPMENT COMPANY,
                              R. & F. COAL COMPANY,
                              SHIPYARD RIVER COAL TERMINAL COMPANY,
                              TRITON COAL COMPANY,
                              TURRIS COAL COMPANY,
                              ZEIGLER COAL HOLDING COMPANY,
                              ZEIGLER ENVIRONMENTAL SERVICES COMPANY,
                              ZEIGLER INTERNATIONAL, INC.
                              ZEIGLER PROPERTY DEVELOPMENT COMPANY,
                              ZENERGY, INC.,
                                 each as a Guarantor


                              By:/s/ William H. Haselhoff
                                 -------------------------------------
                                 Name:  William H. Haselhoff
                                 Title:  Vice President

                              Address for Notices for all Guarantors:

                              c/o AEI Resources, Inc.
                              1500 North Big Run Road
                              Ashland, Kentucky  41102

                              Attention:  Donald P. Brown

                              Telecopier No.: (606) 928-0450
                              Telephone No.: (606) 928-0439

                              UBS AG, Stamford Branch,
                                 as Administrative Agent and as a Lender


                              By:/s/ Michael Y. Leder
                                 -------------------------------------
                                 Name:  Michael Y. Leder
                                 Title:  Executive Director, Leveraged Finance


                              By:/s/ Thomas R. Salzano
                                 -------------------------------------
                                 Name:  Thomas R. Salzano
                                 Title:  Associate Director, Banking Finance
                                         Support, N.A.


                              Address for Notices:

                              UBS AG, Stamford Branch
                              677 Washington Blvd.
                              Stamford, CT 06901

                              Attention:  Lara Kavanagh

                              Telecopier No.: (203)719-4181
                              Telephone No.: (203) 719-3146

                              WARBURG DILLON READ LLC,
                                 as Syndication Agent, and Arranger


                              By:/s/ Michael Y. Leder
                                 -------------------------------------
                                 Name:  Michael Y. Leder
                                 Title:  Executive Director, Leveraged Finance


                              By:/s/ Daniel H. Chu
                                 -------------------------------------
                                 Name:  Daniel H. Chu
                                 Title:  Executive Director


                              Address for Notices:

                              Warburg Dillon Read LLC
                              535 Madison Avenue
                              New York, New York 10022

                              Attention:  Michael Leder

                              Telecopier No.:  (212) 906-7858
                              Telephone No.:  (212) 906-7116